                                                                    EXHIBIT 10.1

                                                                 [CONFORMED COPY
                                                    WITH EXHIBITS B-1, B-2 AND E
                                                          CONFORMED AS EXECUTED]

================================================================================

                                CREDIT AGREEMENT

                         dated as of September 17, 1999

                      ------------------------------------

                           U.S.I. HOLDINGS CORPORATION
                                    Borrower

                            the Lenders party hereto

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH
                              Administrative Agent

                            THE CHASE MANHATTAN BANK
                                Syndication Agent

                      ------------------------------------

                                 CREDIT LYONNAIS
                              CAYMAN ISLAND BRANCH

                                       and

                              CHASE SECURITIES INC.

                     Joint Book Managers and Lead Arrangers

================================================================================

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                                TABLE OF CONTENTS
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                                    SECTION I

DEFINITIONS ............................................................................1
   1.1     Defined Terms................................................................1
   1.2     Other Definitional Provisions...............................................27
                                    SECTION 2

AMOUNT  AND TERMS OF COMMITMENTS AND LOANS.............................................28
   2.1     Revolving Credit Commitments................................................28
   2.2     Procedure for Borrowing Revolving Credit Loans..............................28
   2.3     Repayment of Revolving Credit Loans.........................................29
   2.4     Term Loan...................................................................29
   2.5     Procedure for Borrowing Term Loans..........................................30
   2.6     Repayment of Term Loans.....................................................30
   2.7     Evidence of Indebtedness....................................................31
   2.8     Revolving Credit Commitment Fees............................................32
   2.9     Termination or Reduction of Revolving Credit Commitments....................32
   2.10    Use of Proceeds of Loans....................................................32
   2.11    Fee Letter..................................................................33
   2.12    Letters of Credit...........................................................33
   2.13    Letter of Credit Requests...................................................35
   2.14    Letter of Credit Participations.............................................35
   2.15    Agreement to Repay Letter of Credit Drawings................................37
   2.16    Increased Costs.............................................................38
   2.17    Letter of Credit Fees.......................................................38
                                   SECTION 3

GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS.................................39
   3.1     Optional and Mandatory Prepayments..........................................39
   3.2     Conversion and Continuation Options.........................................42
   3.3     Amounts and Interest Periods for Eurodollar Loans...........................42
   3.4     Interest Rates and Payment Dates............................................42
   3.5     Computation of Interest.....................................................43
   3.6     Inability to Determine Interest Rate........................................43
   3.7     Payments and Pro Rata Treatment.............................................44
   3.8     Illegality..................................................................45
   3.9     Requirements of Law.........................................................45
   3.10    Taxes.......................................................................47
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                                       (i)

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   3.11    Breakage Costs..............................................................50
                                    SECTION 4

REPRESENTATIONS AND WARRANTIES.........................................................50
   4.1     Financial Condition.........................................................50
   4.2     No Change...................................................................51
   4.3     Corporate Existence; Compliance with Law....................................51
   4.4     Corporate Power, Authorization; Enforceable Obligations.....................52
   4.5     No Legal Bar................................................................52
   4.6     No Material Litigation......................................................52
   4.7     No Default..................................................................52
   4.8     Ownership of Property; Liens................................................53
   4.9     Intellectual Property.......................................................53
   4.10    No Burdensome Agreements....................................................53
   4.11    Taxes.......................................................................53
   4.12    Federal Regulations ........................................................53
   4.13    ERISA.......................................................................54
   4.14    Investment Company Act; Other Regulations...................................55
   4.15    Corporate Structure.........................................................55
   4.16    Environmental and Other Matters ............................................56
   4.17    Security Documents..........................................................56
   4.18    Accuracy of Information.....................................................57
   4.19    Insurance...................................................................57
   4.20    Solvency....................................................................57
   4.21    Labor Relations.............................................................57
   4.22    Indebtedness................................................................57
   4.23    Real Property...............................................................58
   4.24    Representations and Warranties in Loan Documents............................58
   4.25    Year 2000 Solution..........................................................58
                                    SECTION 5

CONDITIONS PRECEDENT ..................................................................58
   5.1     Closing Conditions..........................................................58
   5.2     Additional Conditions to Each Credit Event..................................61
                                    SECTION 6

AFFIRMATIVE COVENANTS .................................................................62
   6.1     Financial Statements .......................................................62
   6.2     Certificates; Other Information.............................................63
   6.3     Payment of Taxes and Other Obligations......................................64
   6.4     Conduct of Business; Maintenance of Existence...............................65
   6.5     Maintenance of Property and Insurance.......................................65
   6.6     Inspection of Property, Books and Records; Discussions......................65
   6.7     Notices.....................................................................65
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                                      (ii)

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   6.8     Environmental Law...........................................................66
   6.9     Maintenance of Security                                                     66
   6.10    Corporate Structure.........................................................69
   6.11    Compliance with ERISA and the Code..........................................69
   6.12    Interest Rate Protection....................................................69
   6.13    Year 2000 Solution..........................................................70
   6.14    Fiduciary Cash..............................................................70
   6.15    Obligations under Fee Letter................................................70
                                    SECTION 7

NEGATIVE COVENANTS.....................................................................70
   7.1     Financial Covenants.........................................................70
   7.2     Limitation on Indebtedness..................................................73
   7.3     Limitation on Liens.........................................................74
   7.4     Limitation on Guarantee Obligations.........................................74
   7.5     Limitation on Fundamental Changes...........................................75
   7.6     Limitation on Transfer of Assets............................................75
   7.7     Restricted Payments.........................................................75
   7.8     Limitation on Investments...................................................76
   7.9     Limitation on Optional Payments and Modifications of Indebtedness...........77
   7.10    Limitation on Transactions with Affiliates..................................77
   7.11    Limitation on Changes in Fiscal Year........................................77
   7.12    Limitation on Negative Pledges..............................................77
   7.13    Limitation on Payment Restrictions Affecting Subsidiaries...................77
   7.14    Limitation on Business and Acquisitions.....................................78
   7.15    ERISA Matters...............................................................78
                                    SECTION 8

EVENTS OF DEFAULT .....................................................................79
                                    SECTION 9

THE AGENTS.............................................................................82
   9.1     Appointment.................................................................82
   9.2     Delegation of Duties........................................................82
   9.3     Exculpatory Provisions......................................................82
   9.4     Reliance by Agents..........................................................82
   9.5     Notice of Default...........................................................83
   9.6     Non-Reliance on Agents and Other Lenders....................................83
   9.7     Indemnification.............................................................84
   9.8     Agents In Their Individual Capacity.........................................84
   9.9     Successor Agents............................................................84
   9.10    SubAgents; Co-Collateral Agents.............................................85
   9.11    Concerning the Collateral...................................................85
   9.12    Arranger and Syndication Agent..............................................87
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                                      (iii)

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                                   SECTION 10

MISCELLANEOUS..........................................................................87
   10.1    Amendments and Waivers......................................................87
   10.2    Notices.....................................................................88
   10.3    No Waiver; Remedies Cumulative..............................................89
   10.4    Survival of Representations and Warranties..................................89
   10.5    Payment of Expenses and Taxes; Indemnification..............................89
   10.6    Successors and Assigns; Participations and Assignments......................90
   10.7    Set-off; Adjustments........................................................92
   10.8    Counterparts................................................................93
   10.9    Severability................................................................93
   10.10   Integration.................................................................93
   10.11   GOVERNING LAW...............................................................93
   10.12   Submission To Jurisdiction; Waivers.........................................93
   10.13   Acknowledgments.............................................................94
   10.14   WAIVERS OF JURY TRIAL.......................................................95
   10.15   Interest Rate Limitation....................................................95
   10.16   Confidentiality.............................................................95
   10.17   Generally Accepted Accounting Principles....................................95
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                                      (iv)

SCHEDULES:
---------
   Schedule I         Commitment and Pro Rata Shares
   Schedule 1.1(a)    Existing Stock Redemption Obligations
   Schedule 1.1(b)    Existing Debt and Liens
   Schedule 1.1(c)    Certain EBITDA Adjustments
   Schedule 1.1(d)    Shared Subsidiary Collateral Seller Debt
   Schedule 1.1(e)    Extraordinary Gains/Losses
   Schedule 1.1(f)    Pre-1997 Seller Debt
   Schedule 2.12(d)   Existing Letter of Credit
   Schedule 4.1(c)    Liabilities
   Schedule 4.1(d)    Transfers
   Schedule 4.2       Material Changes
   Schedule 4.6       Litigation
   Schedule 4.9       Intellectual Property Licenses
   Schedule 4.13      ERISA Plans
   Schedule 4.15      Corporate and Capital Structure of Borrower and
                      Subsidiaries
   Schedule 4.19      Property Insurance
   Schedule 4.22      Existing Lines of Credit
   Schedule 4.23      Real Property
   Schedule 6.10(a)   Non Wholly Owned Subsidiaries
   Schedule 6.10(b)   Subsidiaries not Owned Through USIS
   Schedule 7.8       Existing Investments

EXHIBITS:

   Exhibit A          Assignment and Acceptance
   Exhibit B-1        Borrower Pledge and Security Agreement
   Exhibit B-2        Subsidiary Pledge and Security Agreement
   Exhibit C          Form of Certificate for Permitted Acquisitions
   Exhibit D          Form of Compliance Certificate
   Exhibit E          Subsidiary Guaranty
   Exhibit F          Form of Borrowing Notice
   Exhibit G-1        Form of Revolving Credit Note
   Exhibit G-2        Form of Term Loan Note
   Exhibit H-1        Form of Officer's Closing Certificate of Borrower
   Exhibit H-2        Form of Secretary's Closing Certificate of Borrower
   Exhibit I-1        Form of Officer's Closing Certificate of Guarantors
   Exhibit I-2        Form of Secretary's Closing Certificate of Guarantors
   Exhibit J-1        Opinion of Cahill Gordon & Reindel
   Exhibit J-2        Opinion of Morea & Schwartz

          CREDIT AGREEMENT dated as of September 17, 1999, by and among U.S.I. HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the Lenders from time to time party hereto, CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and THE CHASE MANHATTAN BANK, as syndication agent for the Lenders (in such capacity, the "Syndication Agent").

                                    Recitals
                                    --------

          The Borrower has requested the Lenders, and the Lenders have agreed, to extend credit in the form of (i) a $75,000,000 facility for Revolving Credit Loans and (ii) a $125,000,000 facility for a Term Loan.

          NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Accrued Look-Back Liability" means any Look-Back Liability that has accrued as of or after the last day of the period on the basis of which, under the terms of the agreement governing such Look-Back Liability, the amount of such Look-Back Liability is required to be initially determined, whether or not payment thereof is then due or is deferred and whether or not any deferred payment is subject to results of operations in any subsequent period.

          "Accrued Retention Liability" means the present value (discounted at no more than 8% per annum) of all future installment payments of a liability incurred in connection with a Permitted Acquisition determined as if the Person or business that is acquired in the Permitted Acquisition in which such liability is incurred earns annual revenues over the remainder of the period (which period, under the terms of the agreement governing such liability, serves as the basis for determining the amount of such liability) which equal the revenues earned by such Person or business during the immediately preceding twelve months (adjusted, if such person or business were acquired during such twelve-month period, by the Borrower reasonably and in good faith, in a manner consistent with the agreement governing such acquisition, so as to eliminate noncontinuing and nonrecurring revenues or otherwise reflect changes in continuing revenues resulting from events occurring prior to or in connection with such acquisition).

          "Acquisition Consideration" means the purchase price, merger consideration or other purchase consideration for any Permitted Acquisition, whether paid or payable in cash, property or securities and whether paid or payable at the consummation of such Permitted Acquisition or at any time thereafter and includes all liabilities (except accounts payable and accruals incurred in the ordinary course of business and except contingent liabilities not required under GAAP to be reflected or reserved for on a balance sheet or noted in a note thereto) enforceable against the Person or business acquired in such Permitted Acquisition or the assets thereof that are not retired at the consummation of such Permitted Acquisition and all deferred purchase payments (whether or not contingent) such as deferred purchase consideration, whether or not evidenced by an instrument or security, Look-Back Liabilities, Retention Liabilities, noncompetition payments, and all other payments made or liabilities incurred to or for account of any creditor of, or holder of any equity interest in, any Person or business acquired in a Permitted Acquisition, except salaries, bonuses and other payments for services rendered.

          "Acquisition Funding" means the use of any proceeds of Revolving Credit Loans, directly or indirectly, to pay any Acquisition Consideration or fees and costs for any Permitted Acquisition that are due and paid concurrently with the consummation of such Permitted Acquisition (or, in the case of Look-Back Liabilities, the amount payable under clause (c) of such definition).

          "Acquisition Revolving Loans" means any Revolving Credit Loan the proceeds of which are used to fund any Permitted Acquisition.

          "Adjusted Pro Forma EBITDA" means, for any period, the Consolidated EBITDA of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period adjusted, in a manner consistent with the last sentence of this definition, (a) by factoring into the calculation thereof the Pre-Acquisition Adjusted EBITDA for such period of each Person and business acquired by the Borrower or a Subsidiary of the Borrower in such period, as though such acquisition had been consummated on the first day of such period, except Pre-Acquisition Adjusted EBITDA of Excluded Subsidiaries, and (b) by factoring out of the calculation thereof the revenues and other income items and expenses and other charges attributable to each Subsidiary or business that was sold by the Borrower or a Subsidiary of the Borrower in such period or attributable to each Subsidiary (other than an Excluded Subsidiary) that in such period ceased to be, and each business that in such period ceased to be owned and operated solely by, a Wholly Owned Subsidiary of the Borrower, in each case as though such sale had been consummated or such other event had occurred on the first day of such period. As to any Person or business acquired or sold during any period for which Adjusted Pro Forma EBITDA is calculated as set forth in the preceding sentence, the adjustments to Consolidated EBITDA shall be made in compliance with the requirements of Regulation S-X for a public offering registered under the Securities Act of 1933 for pro forma EBITDA adjustments, except for certain specified adjustments set forth on Schedule 1.1 (c) with respect to certain Persons or businesses acquired or sold prior to the Closing Date.

          "Administrative Agent" means Credit Lyonnais, as administrative agent for the Lenders under this Agreement and the other Loan Documents, or its successor appointed pursuant to Section 9.9.

          "Affiliate" means with respect to any Person (a "designated Person"), any other Person (a) that directly or indirectly, is in control of, is controlled by, or is under common control with the designated Person, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of Voting Stock of the designated Person,
(c) 5% or more of the Voting Stock of which is directly or indirectly beneficially owned or held by the designated Person or any of its Subsidiaries,
(d) that is a limited partner of the designated Person, (e) that is an officer or director (or member of the immediate family of any officer or director) of
(i) the designated Person or any of its Subsidiaries, or (ii) any Person that directly or indirectly beneficially owns 5% or more of any class of any Voting Stock of the designated Person, or (f) that can direct or cause the direction of the management or policies of the designated Person, whether by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include any Lender or any affiliate of a Lender.

          "Agents" means the Administrative Agent and the Syndication Agent.

          "Agreement" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Applicable Credit Rating" means the senior secured bank credit facility rating assigned to the Borrower by Moodys or S&P, as the case may be.

          "Applicable Margin" means an amount added as a per annum rate to the Eurodollar Rate (the "Applicable Eurodollar Rate Margin") or the Base Rate (the "Applicable Base Rate Margin") determined as follows:

          (i) until the six-month anniversary of the Closing Date the Applicable Eurodollar Rate Margin shall be 4.50% p.a. and the Applicable Base Rate Margin shall be 3.25% p.a and (ii) for each day thereafter the Applicable Margins shall be based on the Applicable Credit Rating at such time, with any change in an Applicable Margin predicated on a change in the Application Credit Rating to be effective on the day of such rating change, as follows:

         Applicable     Eurodollar Rate   Base Rate
         ----------     ---------------   ---------
Level   Credit Rating       Margin         Margin
-----   -------------   ---------------   ---------
                           (% p.a.)       (% p.a.)

 I       >= Ba3 from         4.25%          3.00%
        Moodys and B+
          from S&P

II        Otherwise          4.50%          3.25%

provided, however, that (a) the Applicable Eurodollar Rate Margin shall be 4.50% and the Applicable Base Rate Margin shall be 3.25% at all times when the Borrower does not have an Applicable Credit Rating from both Moodys and S&P and
(b) each Applicable Margin for each Loan shall be two percent (2%) per annum greater than the amount otherwise set forth above for each day on which any Event of Default has occurred and is continuing.

          "Assignee" has the meaning given to it in Section 10.6(c).

          "Assignment and Acceptance" means an instrument substantially in the form of Exhibit A

          "Base Rate" means a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum.

          "Base Rate Loans" means any amount outstanding on any Loan, except amounts that then constitute Eurodollar Rate Loans.

          "Benefited Lender" has the meaning given to it in Section 10.7(b).

          "Board of Governors" means the Board of Governors of the Federal Reserve System or any successor to the functions and powers thereof.

          "Borrower Pledge and Security Agreement" means a Pledge and Security Agreement executed and delivered by the Borrower in substantially the form of Exhibit B-1.

          "Borrowing Date" means any Business Day specified in or in a notice pursuant to Section 2.2 or Section 2.5 as a date on which the Borrower requests the Lenders to make Loans under this Agreement.

          "Business Day" means any day other than (i) a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) in connection with a Eurodollar Loan, any day on which banks are not open for dealings in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, any and all expenditures made by such Person or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts on the consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness or otherwise, except any such expenditure that constitutes Acquisition Consideration or is made from Casualty Loss Proceeds (determined, for this purpose only, without giving effect to the exceptions set forth in clauses (i) and (ii) of the definition thereof).

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and all equivalent ownership interests in any Person that is not a corporation, and any and all warrants, options and rights to purchase any of the foregoing.

          "Capital Lease Obligations" means, with respect to any Person at any time, the amount of the liability in respect of any capital lease that would at such time be required to be capitalized on the balance sheet of such Person prepared in accordance with GAAP.

          "Cap Z" shall mean, collectively, Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. and their respective Affiliates.

          "Cash Equivalents" means, at any time, (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof maturing within one year, (iii) certificates of deposit, time deposits and bankers' acceptances maturing within 270 days issued by any domestic commercial bank having capital and surplus in excess of $250,000,000, (iv) demand deposits with any domestic commercial bank having capital and surplus in excess of $250,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any domestic commercial bank having capital and surplus in excess of $250,000,000, (vi) commercial paper having the highest rating obtainable from Moodys or S&P and maturing within 270 days, and (vii) investments in money market funds substantially all of the assets of which comprise United States dollars or securities of the type described in clauses (ii) through (vi) above.

          "Casualty Loss" means, with respect to any tangible property owned or used by the Borrower or any of its Subsidiaries, (i) any damage to or loss or destruction of such tangible property, or (ii) any actual condemnation or taking, by exercise of the power of eminent domain or otherwise, of such tangible property.

          "Casualty Loss Proceeds" means any payment received by the Borrower or any of its Subsidiaries on account of any Casualty Loss, including insurance proceeds, condemnation awards and other claims, other than (i) any such payment applied by the Borrower or any of its Subsidiaries to pay the cost of repair or replacement of the property subject to such Casualty Loss within six months from the date of receipt and (ii) the first $200,000 in other payments received in any calendar year.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

          "Change of Control" means the occurrence of any of the following:

          (a) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined for purposes of the Securities Exchange Act of 1934, as amended), excluding any such person or group which owns 1% or more of the Borrower's Voting Stock on the Closing Date, becomes the "beneficial owner" (as so defined, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 25% of the aggregate outstanding Voting Stock of the Borrower (measured by voting power rather than number of shares),

          (b) the first day on which none of CNA, Equitable, Cap Z nor Zurich, nor any combination of them, their Subsidiaries and any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, any of the aforesaid Persons, is a "beneficial owner" (as defined for purposes of the Securities Exchange Act of 1934, as amended) of at least 25% of the aggregate outstanding Voting Stock of the Borrower,

          (c) the first day on which a majority of the members of the board of directors of the Borrower are not either (i) nominated by the board of directors of the Borrower or (ii) appointed by directors so nominated,

          (d) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with or merges with or into the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the aggregate outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such conversion or exchange), or

          (e) an event constituting a "Change of Control" (or similar event consisting of or relating to any change in ownership, control or management of the Borrower, however denominated) under any instrument evidencing, or indenture or agreement governing, any Indebtedness of the Borrower or any of its Subsidiaries outstanding in an aggregate amount exceeding $2,000,000 (including, without limitation, any Subordinated Indebtedness), if the effect thereof is to require, or permit any holder of such Indebtedness to require, any payment or purchase or redemption offer to be made in respect of such Indebtedness.

          "Chase" means The Chase Manhattan Bank.

          "Closing Date" means September 17, 1999.

          "CNA" means CNA Financial Corporation.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means all property of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, upon which a Lien is granted or purported to be granted under any Security Document or required or intended to be granted pursuant to any Loan Document.

          "Commitment" means, with respect to each Lender, such Lender's Revolving Credit Commitment or Term Commitment.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, that is or was under common control with the Borrower within the meaning of Section 4001 of ERISA or is or was part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Consolidated Debt" means, at any time, the aggregate outstanding amount of (i) all Loans and all Capital Lease Obligations of the Borrower or any of its Subsidiaries, all Subordinated Indebtedness, all Permitted Subsidiary Bank Debt and all Permitted Seller Debt

(except (A) Non-Recourse Seller Debt, (B) Look-Back Liabilities that are not then Accrued Look-Back Liabilities and (C) Retention Liabilities that are not then Accrued Retention Liabilities), in each case whether or not set forth or required to be set forth on a balance sheet, and (ii) all other Indebtedness of the Borrower and its Subsidiaries that is set forth, or under GAAP is required to be set forth, as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

          "Consolidated EBITDA" means, for any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) to the extent, and only to the extent, deducted in the computation of such Consolidated Net Income, the aggregate amount of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) charges for amortization and depreciation determined on a consolidated basis in accordance with GAAP, and (iv) compensation expense accrued in respect of Stock Appreciation Rights, minus (c) cash payments made in such period to honor, redeem or discharge Stock Appreciation Rights.

          "Consolidated Fixed Charges" means, for any Person for any period, the sum of Debt Service of such Person and its Subsidiaries (except Excluded Subsidiaries) for such period.

          "Consolidated Income Tax Expense" with respect to any Person for any period, charges for income taxes (and other taxes of a similar nature or imposed in lieu thereof) accrued in or for such period by such Person and its Subsidiaries (except Excluded Subsidiaries), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any Person for any period, charges for interest and financing fees and costs and other interest charges accrued in or for such period by such Person and its Subsidiaries (except Excluded Subsidiaries), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Income" means, for any Person for any period, the aggregate amount of all items of interest income (other than interest income of Excluded Subsidiaries) accrued by such Person and its Subsidiaries (except Excluded Subsidiaries) for such period (whether or not actually paid during such period) determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any Person for any period, net earnings (or loss) after income taxes of such Person and its Subsidiaries (except Excluded Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP, but excluding (a) net earnings (or loss) of any Subsidiary of such Person accrued prior to the date it became a Subsidiary and any other earnings (or loss) of any Person or business acquired by such Person or any of its Subsidiaries through purchase, merger or consolidation or otherwise and earnings (or loss) of any business acquired by such Person or any of its Subsidiaries, in each case for any period prior to the date of acquisition; (b) any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of capital assets other than in the ordinary course of business; (c) charges for restructuring and elimination of duplication relating to the combination of acquired operations;
(d) any extraordinary, unusual
or nonrecurring gains or losses, including, without limitation, items described on Schedule 1.1(e); (e) any gain arising from any reappraisal or write-up of assets; (f) any portion of the net earnings of any Subsidiary of such Person that for any reason is unavailable for payment of dividends to such Person; (g) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy; (h) net earnings of any Excluded Subsidiary, except to the extent such net earnings have actually been received as a lawful and contractually permitted distribution of capital by the Borrower or by a Wholly Owned Subsidiary of the Borrower that is not an Excluded Subsidiary; (i) net earnings of any Person that is not a Subsidiary of such Person in which such Person or any of its Subsidiaries has an ownership interest, except to the extent such net earnings have actually been received by such Person or any of its Subsidiaries in the form of cash distributions; (j) any gain arising from the acquisition of any Indebtedness or securities of such Person or any of its Subsidiaries; (k) any portion of earnings attributable to minority interests in any Subsidiary of such Person; and (l) any portion of the net earnings of such Person that cannot be freely converted into United States dollars.

          "Consolidated Net Interest Expense" means, for any Person for any period, the greater of (a) the Consolidated Interest Expense of such Person for such period minus the Consolidated Interest Income of such Person for such period, and (b) one dollar ($1).

          "Consolidated Total Debt Ratio" means, as of any day, the ratio of (a) Consolidated Debt as of such day to (b) Adjusted Pro Forma EBITDA for the twelve-month period ending on such day, taken as a single period.

          "Credit Event" means the making of any Loan or the issuance of any Letter of Credit.

          "Credit Lyonnais" means Credit Lyonnais, Cayman Island Branch, or, where another branch or Affiliate of Credit Lyonnais is expressly referred to herein, such branch or Affiliate.

          "Debt Service" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period plus the amount of all items included in the Consolidated Interest Income of such Person for such period that, when accrued, were not currently payable in cash and (b) scheduled principal payments or amortization in respect of Indebtedness of such Person and its Subsidiaries (except Excluded Subsidiaries) for such period, whether or not paid.

          "Default" means any of the events specified in Section 8, whether or not any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

          "Disqualified Stock" means, as to any Person, all outstanding Capital Stock issued by such Person or by any Affiliate of such Person:

          (a) In respect of which such Person is, or upon the lapse of any period of time or occurrence of any event (including consent thereto by any creditor of such Person) might become, obligated to pay dividends or make distributions except dividends and distributions that are to be paid or made solely by issuance of Capital Stock that is issued by such issuer and does not constitute Disqualified Stock, or

          (b) that such Person is, or upon the lapse of any period of time or occurrence of any event (including consent thereto by any creditor of such Person) might become, obligated to redeem, purchase or exchange for cash or Indebtedness or any other form of consideration, except (i) an undertaking to exchange such Capital Stock solely for Capital Stock that is issued by the same issuer and does not constitute Disqualified Stock, (ii) an undertaking by an issuer to redeem preferred Capital Stock issued by it on any date occurring after the seventh anniversary of the Closing Date, if such redemption is permitted at the time under any and all indentures and agreements governing Indebtedness of the Borrower then outstanding and if such redemption obligation by its terms is subordinated in right of payment to such Indebtedness, (iii) redemption obligations existing on the date of this Agreement, on the terms described in Schedule 1.1(a), as to Capital Stock then then outstanding as described therein (iv) any obligation of the Borrower to repurchase, from any employee of the Borrower or any of its Subsidiaries upon termination of such employee's employment, any Capital Stock issued to such employee, if such obligation (to the extent created after the Closing Date) is required to be performed by the Borrower only if permitted at the time under this Agreement.

          "Drawing" has the meaning given it in Section 2.15(b).

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any Environmental Law, including those (a) by a Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence or disposition of Materials of Environmental Concern, (c) based on any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, and (d) based on any alleged injury or threat of injury to public health, public safety or the environment due to the presence or disposition of Materials of Environmental Concern.

          "Environmental Laws " means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern or protection of human health or the environment, as now or at any time hereafter in effect.

          "Equitable" means The Equitable Companies Incorporated.

          "Equity Offering" shall mean the issuance by the Borrower on or prior to the Closing Date of $125,000,000 common and/or preferred equity on terms and conditions satisfactory to the Required Lenders.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

          "ERISA Event" means (a) the failure to make any required contribution to a Plan, (b) a "prohibited transaction," as such term is defined in Section 4975 of the Code or a transaction subject to the prohibitions of Sections 406 or 407 of ERISA, which could subject the Borrower, any of its Subsidiaries or any Commonly Controlled Entity thereof to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, liability under Section 502 of ERISA or any other liability under ERISA or the Code or (c) a violation of the applicable requirements of Sections 404 or 405 of ERISA, Section 4975 of the Code, the exclusive benefit rule under Section 401(a) of the Code or any provision of ERISA by the Borrower, any of its Subsidiaries or any Commonly Controlled Entities or with respect to which the Borrower, any of its Subsidiaries or any Commonly Controlled Entities may incur liability.

          "Eurocurrency Reserve Requirements" means, as of any date, the stated maximum rate (expressed as a decimal and rounded to the next higher multiple of 1/100 of 1 % if the rate is not such a multiple) of all reserve requirements in effect at such date (including basic, supplemental, marginal and emergency reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Eurodollar Rate Loans" means, on any day as to any Loan, the amount then outstanding on any portion of such Loan that was designated as a Eurodollar Rate Loan by the Borrower in a notice of borrowing or notice of continuation or conversion delivered to the Administrative Agent in conformity with the provisions of this Agreement, if on such day the Interest Period set forth in the most recent of such notices has not expired.

          "Eurodollar Rate" means, for each day during any Interest Period for any Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1 %):

                    LIBOR determined for such Interest Period
                    -----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default" means any of the events specified in Section 8.

          "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries (except Excluded Subsidiaries) on a consolidated basis for any Excess Cash Flow Period, (a) their Consolidated EBITDA for such Excess Cash Flow Period minus (b) the sum of

(i) Debt Service for such Excess Cash Flow Period actually paid in cash, (ii) any voluntary prepayments of Term Loans during such Excess Cash Flow Period,
(iii) Capital Expenditures made in cash in such Excess Cash Flow Period and permitted hereunder, (iv) liabilities for income taxes (and other taxes of a similar nature or imposed in lieu thereof) paid in cash during such Excess Cash Flow Period, (v) an amount equal to any increase in Noncash Working Capital during such Excess Cash Flow Period, and (vi) 50% of the excess, if any, of the aggregate amount of cash payments of Acquisition Consideration and fees and costs for any Permitted Acquisition paid during such Excess Cash Flow Period, over the Acquisition Funding incurred during such Excess Cash Flow Period, plus
(c) an amount equal to any decrease in Noncash Working Capital during such Excess Cash Flow Period.

          "Excess Cash Flow Period" means (i) the period from July 1, 2000 to and including June 30, 2001 and (ii) each period from July 1 to and including the immediately succeeding June 30 occurring thereafter.

          "Excluded Assets" has the meaning given to it in Section 6.9(b).

          "Excluded Subsidiary" means, at any time or for any period, (a) any Subsidiary of the Borrower that, at such time or on the last day of such period, has incurred, assumed, guaranteed or otherwise in any respect is or may become liable for (whether as primary obligor or under any Guarantee Obligation or otherwise), the payment of any Seller Debt then outstanding (except the Seller Debt listed on Schedule 1.1 (d) or Schedule 1.1(f)) or has granted, assumed or become bound or agreed to become bound by, or the property of which is or may become in any respect subject to, any Lien directly or indirectly securing any Seller Debt then outstanding (except the Liens listed on such Schedules) and (b) each Subsidiary of any such Subsidiary of the Borrower.

          "Exempt Equity Proceeds" means proceeds from the issuance and sale of Capital Stock of the Borrower (other than Disqualified Stock) in a transaction that is not required to be registered under the federal Securities Act of 1933 or its successor, if such Capital Stock (a) is issued and sold to an officer or employee of the Borrower or any of its Subsidiaries, (b) is issued for use, and used, solely as Acquisition Consideration, (c) is issued and sold solely to existing stockholders of the Borrower, but only the first $5,000,000 in proceeds from such issuances and sales (counting all such issuances and sales effectuated at any time after the date of this Agreement) shall be Exempt Equity Proceeds, or (d) is issued pursuant to the Equity Offering.

          "Existing Credit Agreement" means the Credit Agreement dated as of March 2, 1999 by and among the Administrative Agent, the Syndication Agent, the Lenders party thereto and the Borrower, as amended.

          "Existing Debt" means Indebtedness of the Borrower and its Subsidiaries outstanding (or, in the case of deferred purchase price obligations incurred in connection with business acquisitions consummated prior to the date hereof, existing but not yet outstanding) in the amounts (or less) and on the terms and collateral security (if any) in effect on the date of this Agreement and described on Schedule 1.1(b).

          "Existing Letter of Credit" has the meaning given it in Section
2.12(d).

          "Facing Fee" has the meaning given it in Section 2.17(b).

          "Fair Market Value" means, at any time with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as determined in good faith by the Borrower.

          "Federal Funds Rate" means, for each day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rates are not so published for any day that is a Business Day, the average of the quotations for such transactions received by the Administrative Agent on such day from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the letter, dated August 27, 1999, addressed to the Borrower by Credit Lyonnais, Chase and Chase Securities Inc., as amended from time to time by the written agreement of the Borrower, Credit Lyonnais, Chase and Chase Securities Inc.

          "Fiduciary Cash" means premiums received by the Borrower or any of its Subsidiaries for account of any insurance carrier and not yet remitted to such insurance carrier, if such premiums are restricted as to use pursuant to any applicable law or agreement.

          "GAAP" has the meaning given to it in Section 10.17.

          "Governmental Authority" means the government of any jurisdiction in which the Borrower or any of its Subsidiaries conducts all or any part of its business (including the government of the United States of America and all states and political subdivisions thereof), or that asserts any jurisdiction over the conduct of the affairs or the property of the Borrower or any of its Subsidiaries, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Guarantee Obligation" means, as to any Person, any guarantee, endorsement (other than endorsement of checks for collection in the ordinary course of business), take-or-pay commitment or other form of payment assurance or payment support, direct or indirect and in any manner (including letters of credit and reimbursements obligations in respect of any letters of credit), as to any Indebtedness or any other liability of any other Person.

          "Guarantors" means USIS and each other present and future Subsidiary of the Borrower that at any time executes and delivers, and has not been released and discharged from, the Subsidiary Guaranty.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under or with respect to (i) all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements to which such Person is a party, and (ii) all other agreements or arrangements to which such Person is a party that are designed to protect such Person against fluctuations in interest rates.

          "Indebtedness" means, with respect to any Person:

          (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, except, if incurred in the ordinary course of business, (i) return premiums from insurance carriers, (ii) amounts currently payable to insurance carriers and others resulting from premiums and fees received from insureds and other clients, and (iii) claim payments from insurance carriers held for remittance to insureds;

          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) all obligations of such Person upon which interest charges are customarily paid;

          (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

          (e) all obligations of such Person in respect of the deferred purchase price of property or services, other than current accounts payable and accruals incurred in the ordinary course of business, including (i) all Acquisition Consideration for any Permitted Acquisition that is not paid in cash at the consummation thereof, except Capital Stock of the Borrower, and (ii) all liabilities incurred prior to the Closing Date in connection with any acquisition that would constitute Acquisition Consideration if such acquisition had been a Permitted Acquisition consummated after the Closing Date;

          (f) all obligations of such Person or any other Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien (except a Permitted Lien) on property then owned or thereafter to be acquired by such Person, whether or not such Person has assumed liability for the payment of such obligations;

          (g) all Guarantee Obligations of such Person;

          (h) all Capital Lease Obligations of such Person;

          (i) all obligations of such Person, contingent or otherwise, in respect of letters of credit, bankers acceptances or other financing instruments,

          (j) all Hedging Obligations of such Person, contingent or otherwise;

          (k) all obligations of such Person, contingent or otherwise, under Profit Payment Agreements; and

          (l) all Capital Stock that is, as to such Person, Disqualified Stock.

          "Indemnified Party" has the meaning given to it in Section 10.5.

          "Interest Payment Date" means (i) as to each Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, commencing September 30, 1999, and the Business Day on which such Loan is paid in full, and (ii) as to each Eurodollar Loan, the last day of such Interest Period and, if such Eurodollar Loan has an Interest Period longer than three months, each prior day that is a three-month anniversary of the first day of such Interest Period and, if any payment is made on such Eurodollar Loan and to the extent of such payment, the day on which such payment is made.

          "Interest Period" means, with respect to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is funded or continued as or converted into a Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing, conversion or continuation given with respect thereto, except that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) the Borrower may not select any Interest Period for any Loan that would extend beyond the maturity date of such Loan, (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (d) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during such Interest Period.

          "Interest Rate Protection Agreements" means interest rate swaps, caps or collar agreements or similar arrangements entered into in the ordinary course of business (and not for speculative purposes) providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Investment" has the meaning given to it in Section 7.8.

          "Issuing Bank" means Credit Lyonnais New York Branch.

          "LC Participant" has the meaning given it in Section 2.14(a).

          "Lender" means each party listed on Schedule I and each Person that subsequently becomes a party to this Agreement pursuant to an Assignment and Acceptance.

          "Letter of Credit" has the meaning given it in Section 2.12(a).

          "Letter of Credit Fee" has the meaning given it in Section 2.17(a).

          "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request"' has the meaning given it in Section
2.13(a).

          "LIBOR" means, with respect to each Interest Period for each Eurodollar Loan, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then "LIBOR" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Credit Lyonnais in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, as to any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to any property of such Person, including any conditional sale or other title retention agreement, any financing or similar statement or notice tiled under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or any other similar recording or notice statute, and any lease or other arrangement having substantially the same effect as any of the foregoing.

          "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents, the Fee Letter and each instrument, agreement, certificate, report or document delivered by or on behalf of the Borrower or any of its Subsidiaries to the Agents or Lenders pursuant to or in connection with this Agreement, the Subsidiary Guaranty or any of the Security Documents.

          "Loan Parties" means the Borrower and each Subsidiary of the Borrower that is or at any time becomes a party to any Loan Document.

          "Loans" means the Term Loan and the Revolving Credit Loans.

          "Look-Back Liability" means any liability incurred by the Borrower (and not guaranteed by any Subsidiary of the Borrower) in connection with a Permitted Acquisition that is payable no earlier than 90 days after the close of a determination period of two or three fiscal years, or the second or third fiscal year, commencing after the consummation of such Permitted Acquisition if (a) such liability is contingent upon the achievement of Consolidated EBITDA for such determination period by the Person or business acquired in such Permitted Acquisition in an amount exceeding the Consolidated EBITDA targeted by the Borrower for such determination period at the time of the acquisition ("Targeted EBITDA"), (b) such liability can never be greater than four times the excess of (i) the Consolidated EBITDA of such Person or business for such fiscal year over (ii) the Targeted EBITDA, (c) no more than 30% of such liability is payable no earlier than the 30th day after the close of such determination period and the remainder is payable commensurately to the scheduled payments due after such day on USI Seller Notes issued in such Permitted Acquisition, (d) the amount of such liability (if any) is counted as an Accrued Look-Back Liability as of the last day of such fiscal year and for as long thereafter as it remains outstanding, whether or not payment thereof is subject to any contingency, and (e) such liability is not secured by a Lien upon any property of the Borrower or any of its Subsidiaries.

          "Material Adverse Effect" means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), any effect caused by such event or circumstance or resulting therefrom that would be materially adverse to, or in respect of, (a) the business, operations, affairs, financial condition, properties, liabilities or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law (including asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, lead-based paint, radiation, radioactive materials and electromagnetic fields).

          "Maximum Rate" has the meaning given to it in Section 10.15.

          "Moodys" shall mean Moody's Investors Service, Inc. and its successors.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any sale, transfer or other disposition of property or incurrence of Indebtedness or issuance of Capital Stock by any Person, 100% of the cash and Cash Equivalents received by such Person or any of its Subsidiaries in consideration therefor or otherwise as the proceeds thereof (including cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received, and cash or Cash Equivalents received upon the sale, transfer or other disposition of any non-cash consideration received in connection therewith) minus the sum of (a) all reasonable legal, accounting, investment banking and other customary fees and expenses actually incurred or paid by such Person in connection therewith,
(b) all taxes paid or currently payable in cash by such Person as a result thereof, and (c) in the case of the sale, transfer or other disposition of any property, any prepayment of Indebtedness permitted under Section 7.2(g) that is secured by such property and required to be prepaid as a result thereof.

          "Noncash Working Capital" means, as to any Person at any time, the difference between (i) the current assets of such Person and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP but without counting cash and Cash Equivalents, and (ii) the current liabilities of such Person and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, but without counting (x) current maturities of long-term debt and (y) current liabilities attributable to pension or other post-retirement benefits which are not paid in cash during the fiscal year in which any such determination is made.

          "Non-Excluded Taxes" has the meaning given to it in Section 3.10(a).

          "Non-Recourse Seller Debt" means Seller Debt that meets all of the following requirements:

          (a) such Seller Debt is issued as Acquisition Consideration for a Permitted Acquisition and constitutes the obligation solely of a Wholly Owned Subsidiary of the Borrower (the "Obligor") that (i) either was acquired in such Permitted Acquisition or was newly formed by the Borrower for the purpose of acquiring the assets of a business acquired in such Permitted Acquisition and
(ii) owns no material assets other than the assets of the business acquired in such Permitted Acquisition and current assets generated in the ordinary course of operating such business; and the holders of such Seller Debt have expressly agreed that they shall not have recourse, for the payment thereof, to the Borrower or any of its Subsidiaries or any of their property or any other person or property, except the Obligor and the property of the Obligor;

          (b) neither the Borrower nor any of its Subsidiaries, except the Obligor, is directly or indirectly liable (under any Guarantee Obligation or otherwise) for the payment of such Seller Debt or the performance or observance of any obligation of the Obligor; and such Seller Debt is not directly or indirectly secured by any Lien, and is not the subject of any agreement or undertaking pursuant to which a Lien may be granted, upon any present or future property of the Borrower or any of its Subsidiaries, except the Obligor; and

          (c) no covenant or agreement in any manner restricting the Borrower or any of its Subsidiaries, other than the Obligor, or requiring any of them to perform or observe any obligation, is enforceable by any holder of such Seller Debt; and no default, event of default or right to accelerate any payment due can arise in favor of the holders of such Seller Debt based upon any default in respect of any Indebtedness of the Borrower or any of its Subsidiaries, other than the Obligor, or any other act, omission, event or circumstance by or affecting the Borrower or any of its Subsidiaries, other than the Obligor.

          "Notes" means the Revolving Credit Notes and the Term Notes.

          "Obligations" has the meaning given it in Section 6.9(b).

          "Other Taxes" has the meaning given to it in Section 3.10(b).

          "Participant" has the meaning given to it in Section 10.6(b).

          "Permitted Acquisition" means (x) the acquisition by USIS or a Wholly Owned Subsidiary of USIS, after the Closing Date, of all outstanding Capital Stock of a Person engaged solely in one or more Permitted Businesses or (y) the acquisition by a Wholly Owned Subsidiary of USIS, after the Closing Date, of sole ownership of all or substantially all assets used by any Person to conduct one or more Permitted Businesses, but (in each case) only if each of the following conditions is satisfied:

          (a) If the Acquisition Consideration for such acquisition is greater than $5,250,000, not counting potential Look-Back Liabilities and counting, in the case of any Retention Liability, an amount equal to the Accrued Retention Liability, determined as of the effective date of the Permitted Acquisition in which such Retention Liability is incurred, then no later than the tenth day following the consummation of such acquisition the Borrower shall have delivered to the Agents and the Lenders a general description of such acquisition, the amount and terms of the Acquisition Consideration therefor, and the Pre-Acquisition Adjusted EBITDA of the Person or business to be acquired in such acquisition, accompanied by a certificate of a Responsible Officer of the Borrower in substantially the form of Exhibit C demonstrating that:

               (i) on a pro forma basis, as if such acquisition had been completed, and all Indebtedness (which, in the case of any Retention Liability, shall be an amount equal to the Accrued Retention Liability, determined as of the effective date of the Permitted Acquisition in which such Retention Liability is incurred or acquired by the Borrower and its Subsidiaries in connection with such acquisition) had been incurred or acquired, on the first day of the 12-month period ending on the last day of the fiscal quarter of the Borrower most recently ended prior to the date of consummation of such acquisition, the Borrower would have been in compliance with the covenants contained in Section 7.1 as of the last day of such fiscal quarter,

               (ii) either (a) the aggregate Acquisition Consideration for such acquisition does not exceed a multiple of 6.50 (or, in the case of a Permitted Acquisition in which any Retention Liability is incurred, a multiple of 6.00) times the Pre-Acquisition Adjusted EBITDA of the business acquired in the acquisition (so adjusted) or (b) the Acquisition Consideration for such acquisition is greater than such multiple but does not, when added to all Acquisition Consideration for all other acquisitions consummated by the Borrower or any of its Subsidiaries in the same calendar year for an Acquisition Consideration greater than such multiple, exceed $8,000,000, and

               (iii) on a pro forma basis, the Borrower will be in compliance with the covenants contained in Section 7.1 at all times during the five years ending after the closing of such acquisition (based on a five-year forecast to be prepared by the Borrower and attached to such certificate).

          (b) In the case of a Permitted Acquisition in which any Retention Liability is incurred, the aggregate Acquisition Consideration for such acquisition does not exceed a multiple of 6.00 times the Pre-Acquisition Adjusted EBITDA of the business acquired in the acquisition.

          (c) The agreements governing or relating to such acquisition shall not prohibit or restrict the grant of a security interest in the rights and interests of the Borrower or any of its Subsidiaries arising thereunder or the enforcement of any such security interest by foreclosure, notice to pay and collection or otherwise;

          (d) Upon consummation of such acquisition, the business acquired therein will be operated as part of the USI Businesses; and

          (e) No Default or Event of Default shall have occurred and be continuing or shall result from, or exist after giving effect to, such acquisition.

          "Permitted Businesses" means businesses of the type conducted by the Borrower through USIS and its Subsidiaries as of the date of this Agreement, including establishing, marketing and administration of preferred provider organization activities; the sale of insurance (other than title insurance), annuities and securities; "work-site" marketing involving the sale of insurance on employers' premises (other than title insurance); financing insurance premiums for brokerage customers on terms customary for insurance brokers; licensing software used in the insurance brokerage industry; acting as a 401(k) administrator, third party administrator, human resource outsourcing, or managing general agency; acting as an annuity sales company, asset management company, securities brokerage firm, registered broker-dealer, registered investment advisor or service company handling stock and bond trades (other than securities underwriting and dealing activities); payroll servicing; acting as a captive insurance management company (providing services including the exercise of underwriting authority delegated by an insurance company, but not including the acceptance of any risk of underwriting losses); and providing loss control and risk analysis services.

          "Permitted Liens" means (a) any Lien for taxes, assessments or governmental charges not yet due or, if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP, being contested in good faith by appropriate proceedings; (b) any Lien imposed by law on any property of the Borrower or any of its Subsidiaries that is incurred in the ordinary course of business and does not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' liens, if the liability secured by such Lien either is not overdue by more than 90 days or is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP; (c) deposits, in an aggregate amount not at any time exceeding $1,000,000, made and maintained in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than ERISA, or with insurance carriers to secure liability for premiums or to secure the performance of bids, trade contracts (other than Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; (d) any easement, right-of-way, property use restriction and other similar encumbrance incurred in the ordinary course of business not securing Indebtedness and neither materially detracting from the value of the property subject thereto nor materially interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole; (e) any purchase money Lien attaching solely to property acquired with the proceeds of Indebtedness incurred to finance the acquisition of such property, including Capital Lease Obligations, if such Indebtedness is permitted by Section 7.2(g); (f) any Lien granted in the Security Documents; (g) any Lien arising from precautionary Uniform Commercial Code filings covering solely the equipment leased under any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (h) any Lien securing Existing Debt, but only if such Existing Debt and such Lien and the property encumbered thereby are identified on Schedule 1.1(b); and (i) any Lien securing Non-Recourse Seller Debt, but only if such Lien attaches solely to property of the issuer of such Non-Recourse Seller Debt.

          "Permitted Prepayments" means (a) any prepayment of Indebtedness that
(i) is secured by a Permitted Lien on any property that has been sold by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries and (ii) must be prepaid by reason of such sale in an amount that does not exceed the aggregate amount of the cash purchase consideration received by the Borrower or any of its Subsidiaries at the time of such sale;
(b) any prepayment of the Loans; (c) so long as no Event of Default has occurred and is continuing, any prepayment of Indebtedness permitted under Section 7.2(b); (d) any prepayment of Indebtedness of any Subsidiary of the Borrower that is payable to the Borrower; (e) any prepayment of Permitted Seller Debt solely by exchanging such Permitted Seller Debt for the same principal amount of USI Seller Notes, (f) any prepayment described in Section 2.10(a), or (g) any prepayment of Permitted Seller Debt with the prior written consent of the Required Lenders.

          "Permitted Prior and Pari Passu Liens" means (a) Permitted Liens that do not secure Indebtedness (other than liabilities that constitute Indebtedness solely because secured by such Liens) and are not consensually granted but are imposed by law and entitled, as a matter of law, to priority over the Administrative Agent's security interest, (b) Liens granted in a Shared Subsidiary Security Document, (c) the Liens listed on Schedule 1.1(b), and (d) purchase money security interests and interests of lessors under Capital Leases securing Indebtedness permitted under Section 7.2(g).

          "Permitted Seller Debt" means:

          (a) Pre-1997 Seller Debt outstanding in an aggregate principal amount not exceeding $3,000,000;

          (b) the Seller Debt outstanding on the Closing Date in the amounts, on the terms, on the collateral security and against the obligors described on
Schedule 1.1(d), which amounts shall not exceed $25,000,000;

          (c} USI Seller Notes;

          (d) Non-Recourse Seller Debt, so long as the aggregate outstanding principal amount thereof, when taken together with the aggregate outstanding principal amount of loans made to Excluded Subsidiaries pursuant to Section 7.8(c) and the aggregate amount of investments therefore made in Excluded Subsidiaries pursuant to Section 7.8(d), shall not exceed $15,000,000; and

          (e) Retention Liabilities, so long as the aggregate amount of Accrued Retention Liabilities, in each case determined as of the effective date of the respective Permitted Acquisition in which such Retention Liability is incurred, does not exceed $15,000,000.

          "Permitted Stock Payments" means the Borrower's repurchase, redemption or acquisition of Capital Stock of the Borrower from an employee of the Borrower or any of its Subsidiaries for cash upon termination of employment, if the aggregate amount expended therefor does not exceed $3,000,000 per year (plus the amount of cash proceeds received in such year from key man life insurance policies).

          "Permitted Subsidiary Bank Debt" means unsecured Indebtedness incurred by any Subsidiary of the Borrower from any bank or other financial institution, or insurance carrier, for the purpose of providing such Subsidiary with working capital to pay expenses incurred by it in the ordinary course of business.

          "Person" means an individual, partnership, company, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" means, at any time, any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which Borrower, any of its Subsidiaries or any Commonly Controlled Entity sponsors, maintains, administers (except pursuant to administration services that constitute a part of the ordinary course of the business of any Subsidiary of the Borrower or any Commonly Controlled Entity, which services are covered by liability insurance coverage customary for similar entities engaged in the plan administration service business), or contributes to or is required to contribute to, or, at any time, sponsored, maintained, administered (except pursuant to administration services that constitute a part of the ordinary course of the business of any Subsidiary of the Borrower or any Commonly Controlled Entity, which services are covered by liability insurance coverage customary for similar entities engaged in the plan administration services business), contributed to or was required to contribute to, or with respect to which Borrower, any of its Subsidiaries or any Commonly Controlled Entity may incur any liability.

          "Pre-Acquisition Adjusted EBITDA" means Consolidated EBITDA of a Person or business acquired by the Borrower or a Subsidiary in a Permitted Acquisition, determined on a month-by-month basis for a twelve-month period ending within three months immediately preceding such acquisition and adjusted by the Borrower reasonably and in good faith (in a manner consistent with the agreement governing such acquisition) so as to add back employee compensation and rental expense items that will be eliminated after such acquisition, eliminate noncontinuing or nonrecurring revenues, and otherwise reflect changes in continuing revenues and expenses resulting from events occurring prior to or in connection with such acquisition.

          "Pre-1997 Seller Debt" means the liabilities outstanding as of the date hereof in the amounts, on the terms, on the collateral security and against the obligors described on Schedule 1.1(f).

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by Credit Lyonnais New York Branch as its prime rate in effect at its principal office in New York City (such rate is not intended to be the lowest rate of interest charged by Credit Lyonnais in connection with extensions of credit to debtors).

          "Profit Payment Agreements" means, in respect of any Person, all agreements pursuant to which such Person is or may become obligated to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business (except commissions and bonuses payable for services rendered on terms comparable to those offered other similarly situated employees and not constituting Stock Appreciation Rights or Acquisition Consideration) and includes, in the case of the Borrower, all Stock Appreciation Rights.

          "Pro Rata Share" means, with respect to each Lender and as to each Tranche of Loans at any time, a percentage share determined on the basis of the ratio that such Lender's Commitment for such Tranche at such time bears to all Commitments for such Tranche at such time or, if at such time the Commitments for such Tranche have terminated, the ratio that such Lender's Loans of such Tranche at such time bears to all Loans of such Tranche at such time.

          "Register" has the meaning given to it in Section 10.6(d).

          "Regulation D" means Regulation D of the Board of Governors as from time to time in effect and any successor to all or any portion thereof.

          "Regulation U" means Regulation U of the Board of Governors as from time to time in effect and any successor to all or any portion thereof.

          "Regulation X" means Regulation X of the Board of Governors as from time to time in effect and any successor to all or any portion thereof.

          "Reorganization" means, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of Section 4241 of ERISA,

          "Required Lenders" means, at any time, Lenders having at such time aggregate Pro Rata Shares in excess of 50%.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Person, any one of the chairman of the board, the chief executive officer, the president, the executive vice president or any vice-president of such Person or, with respect to financial matters, the chief financial officer or controller of such Person.

          "Restricted Payment" has the meaning given to it in Section 7.7.

          "Retention Liability" means any liability incurred solely by the Borrower (and not guaranteed by any Subsidiary of the Borrower) in connection with a Permitted Acquisition if (a) such liability is contingent upon the revenues earned by the Person or business acquired in such Permitted Acquisition for a period never exceeding six fiscal years, (b) the amount of such liability for any such fiscal year can never be greater than 40% of such revenues for such fiscal year, (c) such liability constitutes (together with any cash advance paid by the Borrower thereon and any Capital Stock (excluding Disqualified Stock) of the Borrower issued in connection therewith) the sole Acquisition Consideration for such Permitted Acquisition, (d) the Accrued Retention Liability with respect to such Permitted Acquisition is reflected as a liability on the balance sheet of the Borrower as of the effective date of such Permitted Acquisition and adjusted semi-annually (and discounted at no more than 8% per annum) at all times for as long as such liability is outstanding, whether or not such liability is then contingent, and (e) is not secured by a Lien upon any property of the Borrower or any of its Subsidiaries.

          "Revolving Credit Commitment" means, as to any Revolving Credit Lender, its obligation to fund or maintain Revolving Credit Loans in an amount up to, but not exceeding, an aggregate outstanding amount equal to the amount set forth as to such Revolving Credit Lender in Schedule I under the heading "Revolving Credit Commitment" as modified to give effect to each Assignment and Acceptance that has then become effective, as such amount may be reduced from time to time pursuant to this Agreement.

          "Revolving Credit Availability Period" means the period from the Closing Date until the Business Day immediately preceding the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate in accordance with the terms of this Agreement.

          "Revolving Credit Lender" means, at any time, a Lender then having a Revolving Credit Commitment or holding a Revolving Credit Loan.

          "Revolving Credit Loan" has the meaning given to it in Section 2.l.

          "Revolving Credit Loan Maturity Date" means September 17, 2004.

          "Revolving Credit Note" has the meaning given to it in Section 2.7(c).

          "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Lender at such time and the denominator of which is the aggregate Revolving Credit Commitments at such time, provided that if the RL Percentage of any Lender is to be determined
           --------
after the Revolving Credit Commitments has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "SEC" means the United States Securities and Exchange Commission or any successor thereto.

          "Security Documents" means the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement, each Shared Subsidiary Security Document and all other security documents delivered after the date of this Agreement to the Administrative Agent granting or purporting to grant a Lien on any property of any Person to secure the obligations and liabilities of the Borrower under this Agreement and the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "Seller Debt" means (a) the Indebtedness listed on Schedule 1.1(d) and
Schedule 1.1(f) and (b) any Indebtedness incurred at any time after the Closing Date as Acquisition Consideration for any Permitted Acquisition.

          "Shared Subsidiary Security Documents" means, collectively, the promissory notes, guaranties, security agreements and intercreditor agreements entered into in connection with Seller Debt referenced on Schedule 1.1(d).

          "Solvent" means, with respect to any Person at any time, that (a) the "present fair saleable value" of the property of such Person at such time would exceed the debts of such Person, contingent or otherwise, (b) such Person would not at such time have an unreasonably small amount of capital with which to conduct its business, and (c) such Person would at such time be able to pay its debts as they mature or otherwise become payable; in each case after giving effect to the Loans to be made at such time and to the application of the proceeds thereof. For this purpose, (i) "debt" means any liability on a "claim," and ii "claim" means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured, or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "S&P" shall mean Standard & Poor's Ratings Group and its successors.

          "Stated Amount" of each Letter of Credit, at any time, means the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Stock Appreciation Rights" means an obligation of the Borrower arising under the U.S.I. Long-Term Incentive Plan to make a payment to an employee of the Borrower upon termination of his or her employment in an amount contingent upon an increase in the value of the Capital Stock of the Borrower after the date such obligation was incurred, if such obligation constitutes the liability solely of the Borrower and is not guaranteed by any Subsidiary of the Borrower or secured by any Lien on any property of the Borrower and its Subsidiaries.

          "Stockholders' Equity" means, for any Person at any time, the stockholders' equity that would be shown on the balance sheet of such Person and its Subsidiaries prepared at such time on a consolidated basis in accordance with GAAP.

          "Subordinated Indebtedness" means any Indebtedness (a) incurred by the Borrower after the date of this Agreement, (b) either (i) not guaranteed by any Subsidiary. of the Borrower or (ii) subject to Sections 6.9(a) and Section 7.4(b), guaranteed on a subordinated basis by one or more Guarantors, (c) in amounts, pursuant to agreements, and on terms and conditions, in form and substance satisfactory to and approved in writing by the Agents and the Required Lenders, each acting individually at its sole discretion, and (d) subordinated and junior in right of payment to the Loans and other Obligations and any extension, renewal, refinancing, refunding or replacement thereof (whether or not for an increased amount) on the terms and conditions so approved.

          "Subsidiary" means, with respect to any Person at any time, any other Person with respect to which more than fifty percent (50%) of the total combined voting power of all classes of its Voting Stock shall be beneficially owned, directly or indirectly, by such parent company at such time, provided that with
                                                              --------
respect to the Borrower, the term "Subsidiary" shall exclude the Persons listed in the last sentence of Schedule 4.15.

          "Subsidiary Guaranty" means a Guaranty, Indemnification and Subordination Agreement in substantially the form of Exhibit E.

          "Subsidiary Pledge and Security Agreement" means a Pledge and Security Agreement executed and delivered by USIS in substantially the form of Exhibit B-2.

          "Subsidiary Stock" means, with respect to any Person at any time, the Capital Stock of each Subsidiary of such Person that is beneficially owned or held, directly or indirectly, by such Person at such time.

          "Syndication Agent" means Chase, as syndication agent for the Lenders under this Agreement and the other Loan Documents, or its successor appointed pursuant to Section 9.9.

          "Term Commitment" means as to any Term Loan Lender, its obligation to fund or maintain a Term Loan in an amount equal to the amount set forth as to such Term Lender in Schedule I under the heading "Term Loan Commitment" as modified to give effect to each Assignment and Acceptance that has then become effective, as such amount may be reduced from time to time pursuant to this Agreement.

          "Term Loan " has the meaning given to it in Section 2.4.

          "Term Loan Lender" means, at any time, a Lender then having a Term Commitment or holding a Term Loan.

          "Term Loan Maturity Date" means September 17, 2004.

          "Term Loan Note" has the meaning given to it in Section 2.7(c).

          "Tranche" refers, in respect of any Commitment or Loan, to whether it is a Revolving Commitment or Revolving Credit Loan or a Term Loan Commitment or Term Loan.

          "Transferee" has the meaning given to it in Section 10.6(f).

          "Type" refers, as to any Loan, to whether it is a Base Rate Loan or a Eurodollar Loan.

          "UCC" means the Uniform Commercial Code in effect in the State of New York.

          "Unpaid Drawing" has the meaning provided it in Section 2.15(a).

          "Unused Revolving Commitment" means, for any day, the difference (if a positive number) between (a) the aggregate amount of the Revolving Credit Commitments on such day and (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding on such day and (ii) the Letter of Credit Outstanding on such day.

          "USI Businesses" means Permitted Businesses operated by USIS and its Subsidiaries under the control of the Borrower.

          "USI Seller Note" means a promissory note issued by the Borrower in payment of Acquisition Consideration for a Permitted Acquisition, or issued by the Borrower in exchange for any promissory note of the Borrower or any of its Subsidiaries issued to pay a portion of the purchase consideration for an acquisition consummated by the Borrower or any of its Subsidiaries prior to the date of this Agreement, if (a) such promissory note constitutes the liability solely of the Borrower, (b) such promissory note bears interest at a non-default rate not exceeding a major bank prime rate plus 3% per annum, (c) no Subsidiary of the Borrower is directly or indirectly liable (under any Guarantee Obligation or otherwise) for the payment of such promissory note or the performance or observance of any obligation of the Borrower; and such promissory note is not directly or indirectly secured by any Lien, and is not the subject of any agreement or undertaking pursuant to which a Lien may be granted, upon any present or future property of any Subsidiary of the Borrower; (d) no covenant or agreement in any manner restricting the Borrower or any of its Subsidiaries, or requiring any of them to perform or observe any obligation, is enforceable by any holder of such promissory note, provided that covenants (excluding financial maintenance covenants) shall be permitted if limited to covenants relating to material matters regarding the assets or property acquired in connection with the respective Permitted Acquisition; and (e) no default, event of default or right to accelerate any payment due can arise in favor of any holder of such promissory note based upon any default in respect of any Indebtedness of the Borrower or any of its Subsidiaries, except upon terms which are no more burdensome on the Borrower than (i) failure to make any payment due on such promissory note when due or within 10 days thereafter, (ii) failure to pay at maturity, or acceleration of maturity of, Indebtedness of the Borrower or any Subsidiary of the Borrower (except an Excluded Subsidiary) outstanding in an aggregate principal amount of $2,000,000 or more, (iii) proceedings with respect to the Borrower which are described in Section 8(g) of this Agreement, (iv) the Borrower ceasing to be a going concern, or (v) material breach by the Borrower of material covenants of the type permitted under clause (d) above.

          "USIS" means USI Insurance Services Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower.

          "Voting Stock" means, for any Person at any time, the Capital Stock of such Person that is at such time entitled to vote in the election of the board of directors of such Person.

          "Wholly Owned Subsidiary" means, for any Person at any time, any other Person all of the outstanding Capital Stock of which (other than the minimum number of directors' qualifying shares) is beneficially owned and held by such Person at such time or by one or more other Persons that are Wholly Owned Subsidiaries of such Person.

          "Year 2000 Solution" means that all significant risks have been eliminated that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 1999, including the making of accurate leap year calculations.

          "Zurich" means Zurich Insurance Company.

          1.2  Other Definitional Provisions.

          (a) Other Loan Documents. Unless otherwise specified in the other Loan Documents, all terms used in the other Loan Documents and each certificate and document made or delivered pursuant to this Agreement or any other Loan Document shall have the meanings given them in Section l.l.

          (b) Accounting Terms. As used in this Agreement or any other Loan Document, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partially defined in Section 1.1, to the extent not defined, shall have the meanings given to them under GAAP.

          (c) Certain References. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Number. The meanings given to terms defined in this Agreement shall be equally applicable to both the singular and plural forms of such terms.

          (e) Inclusive Usage. The word "including" is not exclusive and, wherever used, means "including but not limited to."

          (f) Amendments. All references to any Loan Document refer to such Loan Document as from time to time amended, and all references to any other instrument or agreement refer to such instrument or agreement as in effect on the Closing Date or, if thereafter issued or entered into, as originally in effect and, in each case, as amended from time to time in conformity with any restrictions relating to the amendment thereof set forth in any Loan Document.

          (g) Headings. Section and paragraph headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                                    SECTION 2
                    AMOUNT AND TERMS OF COMMITMENTS AND LOANS

          2.1  Revolving Credit Commitments.

          (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally (and not jointly) agrees to make its Pro Rata Share of revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Availability Period in an amount requested by the Borrower up to, but not exceeding, an aggregate principal amount outstanding at any time equal to the Revolving Credit Commitments at such time minus the Letter of Credit Outstanding at such time (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Credit Loans). Subject to terms and conditions of this Agreement, Revolving Credit Loans that are prepaid during the Revolving Credit Availability Period may be reborrowed prior to the expiration of the Revolving Credit Availability Period up to the aggregate amount of the Revolving Credit Commitments at the time of reborrowing.

          (b) Type and Amount. Subject to Section 2.2 and Section 3.3 of this Agreement, the Revolving Credit Loans may from time to time be Eurodollar Loans, Base Rate Loans, or any combination of Eurodollar Loans and Base Rate Loans, except that (i) no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Loan Maturity Date, (ii) each Revolving Credit Loan shall be in

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an amount equal to (A) in the case of Base Rate Loans, $100,000 or a whole multiple thereof (or, if the aggregate Unused Revolving Commitments are less than $100,000, such lesser amount), and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof.

          (c) Commitments Several. The failure of any Revolving Credit Lender to make any Revolving Credit Loan requested by the Borrower on the Borrowing Date for such Revolving Credit Loan shall not relieve any other Revolving Credit Lender of its obligation to make its Revolving Credit Loan on such Borrowing Date in accordance with the terms and conditions of this Agreement. No Lender shall be responsible for the failure of any other Lender to make any Loan on any Borrowing Date.

          2.2 Procedure for Borrowing Revolving Credit Loans. The Borrower may borrow Revolving Credit Loans pursuant to Section 2.1 on any Business Day during the Revolving Credit Availability Period and shall give the Administrative Agent irrevocable written notice (in the form of Exhibit F) of each borrowing. The notice must be received by the Administrative Agent (a) prior to 10:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans, and (b) prior to 2:00 p.m., New York City time, one Business Day prior to the requested Borrowing Date, if all of the requested Revolving Credit Loans are to be Base Rate Loans and must specify (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the general purpose of the borrowing, (iv) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof, and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the Interest Periods for such Eurodollar Loans. Upon receipt of any borrowing notice from the Borrower, the Administrative Agent shall promptly notify each Lender of such notice. Each Lender shall make its Pro Rata Share of the funds for each Revolving Credit Loan available to the Administrative Agent in immediately available United States dollars for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower. The United States dollar funds made available to the Administrative Agent for any Loan will be made available by 1:00 P.M., New York City time, to the Borrower by credit to a deposit account of the Borrower maintained at such office or as the Borrower and Administrative Agent may otherwise agree.

          2.3 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the entire outstanding principal balance of the Revolving Credit Loans on the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Loans become due and payable pursuant to Sections 3 or Section 8. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding at the rates per annum, and on the dates, set forth in Section 3.4.

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          2.4 Term Loan.

          (a) Funding Commitments. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally (and not jointly) agrees to make a term loan (a "Term Loan") to the Borrower in a single funding on the Closing Date in an amount equal to the Term Loan Commitment of such Term Loan Lender on the Closing Date.

          (b) Type. The Term Loan may from time to time be Eurodollar Loans, Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.5 and Section 3.2.

          (c) Solely Available for a Single Funding. No portion of the Term Loan Commitment which has not been borrowed on the Closing Date and no portion of the Term Loan which is repaid or prepaid may be borrowed or reborrowed thereafter.

          (d) Commitments Several. The failure of any Term Loan Lender to make any Term Loan requested by the Borrower on the Borrowing Date for such Term Loan shall not relieve any other Term Loan Lender of its obligation to make its Term Loan on such Borrowing Date in accordance with the terms and conditions of this Agreement. No Lender shall be responsible for the failure of any other Lender to make a Loan on any Borrowing Date.

          2.5 Procedure for Borrowing Term Loans. The Borrower shall give the Administrative Agent irrevocable written notice (in the form of Exhibit F) of any borrowing of the Term Loan. The notice must be received by the Administrative Agent (a) prior to 10:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Term Loan is to be a Eurodollar Loan, or (b) prior to 2:00 p.m., New York City time, one Business Day prior to the requested Borrowing Date, if the requested Term Loan is to be a Base Rate Loan, and must specify (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be a Eurodollar Loan, Base Rate Loan or a combination thereof, and (iv) if the borrowing is to be entirely or partly a Eurodollar Loan, the amount of such Type of Loan and the length of the Interest Period for such Eurodollar Loan. Upon receipt of any such borrowing notice from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender of such notice. Each Term Lender shall make its Pro Rata Share of the funds for the Term Loan of such Tranche available to the Administrative Agent in immediately available United States dollars for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower. The United States dollar funds made available to the Administrative Agent for any Loan will be made available by 1:00 P.M., New York City time, to the Borrower by credit to a deposit account of the Borrower maintained at such office or as the Borrower and Administrative Agent may otherwise agree.

          2.6 Repayment of Term Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders (i) the entire outstanding principal balance of the Term Loan on the Term Loan Maturity Date or any

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

earlier date on which the Term Loan becomes due and payable pursuant to Section 3 or Section 8 and (ii) prior to the Term Loan Maturity Date to prepay the Term Loan in quarterly installments due on each date set out below in the amount set forth next to such date below (or, if less, the outstanding principal balance):

Date                             Amount
----                             ------

December 31, 1999             $ 1,250,000
March 31, 2000                  1,250,000
June 30, 2000                   1,250,000
September 30, 2000              1,250,000
December 31, 2000               1,250,000
March 31, 2001                  1,250,000
June 30, 2001                   1,250,000
September 30, 2001              1,250,000
December 31, 2001               2,500,000
March 31, 2002                  2,500,000
June 30, 2002                   2,500,000
September 30, 2002              2,500,000
December 31, 2002               3,750,000
March 31, 2003                  3,750,000
June 30, 2003                   3,750,000
September 30, 2003              3,750,000
December 31, 2003              22,500,000
March 31, 2004                 22,500,000
June 30, 2004                  22,500,000
September 17, 2004             22,500,000

          (b) Interest on Term Loan. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.4.

          2.7 Evidence of Indebtedness.

          (a) Lender's Loan Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan outstanding to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) Register. The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made under this Agreement, the Tranche and Type of each Loan and, in the case of Eurodollar Loans, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the

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Borrower to each Lender under this Agreement, and (iii) the amount of any sum received by the Administrative Agent under this Agreement from the Borrower and the amount of each Lender's share thereof, if any.

          (c) Notes. On the Closing Date, the Borrower will execute and deliver to each Revolving Credit Lender a promissory note of the Borrower to evidence the Borrower's obligation to repay Revolving Credit Loans, payable to the order of such Revolving Credit Lender in the amount of its Revolving Credit Commitment in substantially the form of Exhibit G-1 (a "Revolving Credit Note") and to each Term Loan Lender a promissory note of the Borrower to evidence the Borrower's obligation to repay the Term Loan, payable to the order of such Term Loan Lender in the amount of its Term Loan Commitment in substantially the form of Exhibit G-2 (a "Term Loan Note").

          (d) Notation. Each Lender is hereby authorized (but shall not be obligated or in any respect required) to record on any Note held by it, or any schedule attached thereto, such notations as it may elect to make as to the date and amount of each Loan evidenced thereby and each payment or prepayment of principal thereof and any information related thereto, or a summary of the foregoing or of the aggregate outstanding principal amount of the Loans evidenced thereby and accrued interest outstanding thereon.

          (e) Prima Facie Evidence. The accounts maintained by the Lenders pursuant to Section 2.7(a), the entries made in the Register by the Administrative Agent pursuant to Section 2.7(b) and Section 10.6(d), and each notation made by any Lender pursuant to Section 2.7(d) shall be prima facie evidence of the matters set forth therein.

          (f) Maintenance of Records and Notation not Required. The failure of any Lender to maintain any account pursuant to Section 2.7(a) or the failure of the Administrative Agent to maintain the Register or any subaccount thereof pursuant to Section 2.7(b) or Section 10.6(b) or the failure of any Lender to make any notation pursuant to Section 2.7(d), or (in each case) any error therein, shall not in any manner (i) affect or impair the obligation of the Borrower to repay the Loans with interest in accordance with the terms of this Agreement or (ii) impose or result in any liability whatsoever upon any Lender or the Administrative Agent.

          2.8 Revolving Credit Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Revolving Credit Lenders a Revolving Credit Loan commitment fee for each day in the Revolving Credit Availability Period payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing September 30, 1999, and, in addition, on the Revolving Credit Loan Maturity Date and any earlier date on which the Revolving Credit Commitments terminate, in each case in an amount determined by applying to the aggregate Unused Revolving Commitments on each day of the period commencing on the Closing Date or the last day in the preceding commitment fee accrual period, as the case may be, and ending on the day immediately preceding such payment date, a rate per annum (based on a year of 360 days) that shall be equal to 0.75% per annum.

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          2.9 Termination or Reduction of Revolving Credit Commitments. The
Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, at any time to terminate the Revolving Credit Commitments or from time to time to partially reduce the amount of the Revolving Credit Commitments. Any partial reduction in the amount of the Revolving Credit Commitments shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof or the entire remaining balance of the Revolving Credit Commitments. Any such notice shall be irrevocable and any such termination or reduction shall be permanently effective on the date set forth in such notice (which shall be a Business Day), and on such date all outstanding Revolving Credit Loans, in case of such termination, or all Revolving Credit Loans outstanding in an amount in excess of the amount to which the Revolving Credit Commitments are reduced as set forth in such notice, in case of such reduction, shall be due and payable without further notice or demand.

          2.10 Use of Proceeds of Loans.

          (a) On the Closing Date. On the Closing Date, subject to the terms and conditions set forth herein, the Borrower shall request funding of the Term Loan in the full amount of the Term Loan Commitment and shall request funding of Revolving Credit Loans in an amount sufficient to pay, and shall use the proceeds of all such funding on the Closing Date to pay:

               (i) Existing Credit Agreement. All principal, interest, fees, expense reimbursements and other obligations then outstanding under the Existing Credit Agreement; and the Administrative Agent is irrevocably authorized (but shall not be obligated) to apply such proceeds to repay such obligations, by direct credit or direct remittance to the holders thereof and without being required to remit funds to the Borrower or any other Person; and, thereafter,

               (ii) Seller Debt Retirement. Pre-1997 Seller Debt and other Seller Debt, after giving effect to which the outstanding principal amount of Pre-1997 Seller Debt shall not exceed $3,000,000 and the outstanding principal amount of all other Seller Debt shall not exceed $25,000,000; and
     (A) prior to the Closing Date the Borrower shall deliver to the Administrative Agent such payout letters, estoppel letters, payment authorizations, lien and covenant release agreements and releases and other documents executed by the holders of such Pre-1997 Seller Debt and other Seller Debt as the Administrative Agent or any Lender may request to confirm satisfaction of such conditions and compliance with the other matters set forth in Schedule 1.1(f) and Schedule 1.1(d) and (B) the Administrative Agent is irrevocably authorized (but shall not be obligated) to apply such proceeds to such payment, by direct remittance to the holders of such Pre-1997 Seller Debt or such other Seller Debt, as the case may be, and without being required to remit funds to the Borrower or any other Person; and, thereafter,

               (iii) Fees and Expenses. Fees and expenses payable by the Borrower in connection with this Agreement and the other transactions consummated on or about the Closing Date.

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

          (b) Revolving Credit Loans for Other Purposes. From time to time after the Closing Date and during the Revolving Credit Availability Period, the Borrower may request Revolving Credit Loans (subject to the terms and conditions hereof) for any lawful purpose that does not constitute or result in any Default hereunder (including without limitation, Acquisition Funding and payment of Term Loans).

          2.11 Fee Letter. The Borrower agrees to perform its obligations under the Fee Letter and to pay the fees specified in the Fee Letter when due and payable thereunder, for account solely of the Persons specified therein as entitled to payment thereof. No other Person shall have, by reason of this Agreement, any interest therein.

          2.12 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that the Issuing Bank issue, at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of Indebtedness or other obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such letter of credit, a "Letter of Credit") in support of such Indebtedness or other obligations.

          (b) Subject to the terms and conditions contained herein, the Issuing Bank hereby agrees that it will, at any time and from time to time on or after the Closing Date and prior to the Revolving Credit Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such Indebtedness or other obligations of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the Issuing Bank shall be under no obligation to issue
           --------
any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the date hereof and which the Issuing Bank in good faith deems material to it; or

          (ii) the Issuing Bank shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.13(b).

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

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $5,000,000 (subject to the immediately succeeding sentence) or
(y) when added to the aggregate principal amount of all Revolving Credit Loans then outstanding, an amount equal to the aggregate Revolving Credit Commitments at such time, (ii) each Letter of Credit shall be denominated in U.S. dollars,
(iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be automatically extendable for successive periods of up to 12 months, but not beyond the fifth Business Day prior to the Revolving Credit Loan Maturity Date, on terms acceptable to the Issuing Bank) and (y) the fifth Business Day prior to the Revolving Credit Loan Maturity Date, and (iv) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank.

          (d) Schedule 2.12(d) attached hereto contains a description of all letters of credit issued or deemed issued and outstanding under the Existing Credit Agreement on the Closing Date. Each such letter of credit (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement issued, for purposes of Section 2.14(a), on the Closing Date.

          2.13 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the Issuing Bank) written notice thereof in a form customarily used by the Issuing Bank (each such notice, a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.12(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.12(c), then the Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices. Upon the issuance of or amendment to any Letter of Credit, the Issuing Bank shall promptly notify each Bank of such issuance or amendment and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment, as the case may be.

          2.14 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Credit Commitment, other than the Issuing Bank (each such Lender, in its capacity under this Section 2.14, an "LC Participant"), and each such LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and

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

participation, to the extent of such LC Participant's RL Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Commitments or RL Percentages of the Lenders pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this
Section 2.03 to reflect the new RL Percentages of the assignor and assignee Lender.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower or any Lender.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.15(a), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each LC Participant, of such failure, and each LC Participant shall promptly and unconditionally pay to the Issuing Bank the amount of such LC Participant's RL Percentage of such unreimbursed payment in U.S. dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any LC Participant required to fund a payment under a Letter of Credit, such LC Participant shall make available to the Issuing Bank in U.S. dollars such LC Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Bank, such LC Participant agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Bank at the overnight Federal Funds Rate. The failure of any LC Participant to make available to the Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to the Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to the Issuing Bank such other LC Participant's RL Percentage of any such payment.

          (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the LC Participants pursuant to clause (c) above, the Issuing Bank shall forward such payment to the Administrative Agent, which in turn shall distribute to each LC Participant which has paid its RL Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such LC Participant's share (based upon the proportionate aggregate amount originally funded by such LC Participant to the aggregate amount funded by all LC Participants) of the principal amount of such

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

reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any LC Participant, the Issuing Bank shall furnish to such LC Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the LC Participants to make payments to the Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.15 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent in immediately available funds, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Credit Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following such payment or disbursement, interest

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

shall thereafter accrue on the amounts so paid or disbursed by the Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Credit Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.15 to reimburse the Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as an LC Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for the Issuing Bank any resulting liability to the Borrower.

          2.16 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any LC Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either
(i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any LC Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any LC Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any LC Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Bank or such LC Participant, or any franchise tax based on the net income or profits of such Lender or LC Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by the Issuing Bank or any LC Participant (a copy of which demand shall be sent by the Issuing Bank or such LC Participant to the Administrative Agent) and the Borrower shall pay to the Issuing Bank or such LC Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on

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

its capital. The Issuing Bank or any LC Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.16, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Bank or such LC Participant (a copy of which certificate shall be sent by the Issuing Bank or such LC Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such LC Participant. The certificate required to be delivered pursuant to this Section 2.16 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on all parties hereto.

          2.17 Letter of Credit Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender with a Revolving Credit Commitment (based on their respective RL Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans maintained as Eurodollar Rate Loans on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and upon the first day on or after the termination of the Revolving Credit Commitments upon which no Letters of Credit remain outstanding.

          (b) The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1 % per annum of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the date upon which the Revolving Credit Commitments has been terminated and such Letter of Credit has been terminated in accordance with its terms.

          (c) The Borrower shall pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                                    SECTION 3

             GENERAL PROVISIONS APPLICABLE TO COMMITMENTS AND LOANS

          3.1 Optional and Mandatory Prepayments.

          (a) Optional Prepayments. The Borrower may at any time prepay either the outstanding Revolving Credit Loans or the outstanding Term Loan in whole or in part (in an aggregate principal amount of $500,000 or a whole multiple thereof, in the case of Base

Rate Loans, and in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, in the case of Eurodollar Loans), without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether and to what extent the prepayment is of Eurodollar Loans or Base Rate Loans. Upon receipt of any such prepayment notice, the Administrative Agent shall promptly notify each Lender. If any such prepayment notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (i) in the case of any prepayment of Eurodollar Loans, all interest accrued and unpaid on the amount prepaid and, if such prepayment is made on any day other than the last day of the Interest Period for such Eurodollar Loans, with all breakage costs due under Section 3.11 and (ii) in the case of any prepayment in full of all outstanding Revolving Credit Loans or Term Loans, with all interest accrued and unpaid thereon. Partial prepayments of the Term Loans shall be made and applied, subject to Section 3.7(d), ratably to each Tranche of Term Loans then outstanding and shall be credited to the remaining scheduled installment payments to become due on such Tranche pursuant to Section
2.6 ratably based on the proportion that each remaining scheduled installment payment on such Tranche bears to the aggregate amount of the remaining scheduled installment payments on such Tranche.

          (b) Mandatory Prepayments.

               (i) Certain Mandatory Prepayments. If, and on each occasion that, at any time after the date of this Agreement:

                    (A) Asset Transfers. The Borrower or any of its Subsidiaries receives any Net Proceeds from any sale, transfer or other disposition of any or all of its property, except those permitted under Sections 7.6(a), 7.6(b) and 7.6(c) the Borrower shall contemporaneously therewith reduce the Commitments and prepay the Loans in an amount equal to 100% of such Net Proceeds.

                    (B) Incurrence of Other Indebtedness. The Borrower or any Subsidiary of the Borrower receives any Net Proceeds from the incurrence, issuance or sale of any Indebtedness (including Subordinated Indebtedness) other than (x) Permitted Seller Debt and
          (y) Indebtedness permitted under Section 7.2(b), (e), (f), (g), (h),
          (i) or (j), as in effect on the date of this Agreement, the Borrower shall contemporaneously therewith reduce the Commitments and prepay the Loans in an amount equal to 100% of such Net Proceeds.

                    (C) Issuance of Stock by Subsidiaries. Any Subsidiary of the Borrower receives any Net Proceeds from the issuance or sale of its Capital Stock to any Person other than the Borrower or USIS, the Borrower shall contemporaneously therewith reduce the Commitments and prepay the Loans in an amount equal to 100% of such Net Proceeds.

                    (D) Private Sale of Borrower Stock. The Borrower receives any Net Proceeds from the issuance or sale of any of its Capital Stock in any transaction that is not required to be registered under the federal Securities Act of 1933 or its successor (except Exempt Equity Proceeds), the Borrower shall contemporaneously therewith reduce the Commitments and prepay the Loans in an amount equal to 50% of such Net Proceeds.

                    (E) Public Offering of Borrower Stock. The Borrower receives any Net Proceeds from the issuance or sale of any of its Capital Stock in a transaction that is required to be registered under the federal Securities Act of 1933 or its successor, the Borrower shall contemporaneously therewith reduce the Commitments and prepay the Loans in an amount equal to 75% of such Net Proceeds.

                    (F) Casualty Loss. The Borrower or any of its Subsidiaries receives any Casualty Loss Proceeds, the Borrower shall contemporaneously therewith reduce the Commitments and prepay the Loans in an amount equal to such Casualty Loss Proceeds.

                    (G) Excess Cash Flow. The Borrower has Excess Cash Flow for any Excess Cash Flow Period, commencing with the Excess Cash Flow Period ending July l, 2001, the Borrower shall prepay the Loans on the last Business Day in August following the end of such Excess Cash Flow Period in an amount equal to 75% of such Excess Cash Flow.

     All prepayments required under this Section 3.1(b)(i) shall be applied, first, to the ratable prepayment of outstanding Term Loan until the Term Loan has been paid in full, second, except to the extent consisting of a prepayment under Section 3.1(b)(i)(G), to the ratable reduction of the Revolving Credit Commitments until the Revolving Credit Commitments are reduced to zero (and, to the extent Revolving Credit Loans are then outstanding, to the ratable prepayment of the Revolving Credit Loans up to the amount of such reduction in the Revolving Credit Commitments). Each such reduction in the Commitments shall be permanent and irrevocable. Each such reduction of any Tranche of Commitments and prepayment of any Tranche of Loans shall be allocated ratably to the Term Loan Lenders for such Tranche based on their then Pro Rata Shares for such Tranche and shall be credited to the remaining scheduled installment payments to become due on such Tranche pursuant to Section 2.6 ratably based on the proportion that each remaining scheduled installment payment on such Tranche bears to the aggregate amount of the remaining scheduled installment payments on such Tranche.

               (ii) Excess Exposure. If at any time the aggregate outstanding amount of Revolving Credit Loans or Term Loans exceeds the then amount of the Commitments therefor, the Borrower shall prepay such Loans in an amount equal to the excess. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans of all Lenders, the aggregate amount of the Letter of Credit Outstandings exceeds the Revolving Credit Commitments as then in effect, the Borrower shall pay to the Administrative Agent on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

               (iii) Change of Control. If at any time any Change of Control occurs, the Borrower shall prepay all outstanding Loans, and terminate all Commitments, on the tenth Business Day after demand for such prepayment is made by the Required Lenders.

          (c) Deferral of Certain Prepayments. If any mandatory prepayment of Loans pursuant to Section 3.1(b)(i) would require any Eurodollar Loan to be prepaid before the then-current Interest Period for such Eurodollar Loan has ended, the Borrower may defer prepayment of such Eurodollar Loan until such Interest Period has ended, but only if and to the extent (i) breakage costs are due and have been demanded pursuant to Section 3.11 by reason of such prepayment, (ii) on the date such prepayment is due (without giving effect to such deferral), no Default is continuing and the Borrower delivers funds sufficient to make such prepayment to a collateral account under the dominion and control of the Administrative Agent for investment in Cash Equivalents that mature on or prior to the end of such Interest Period, and (iii) such funds are applied (and the Administrative Agent hereby is irrevocably authorized to apply such funds) to the repayment of such Eurodollar Loan on the last day of such Interest Period or any earlier date on which any Default occurs and is continuing.

          3.2 Conversion and Continuation Options.

          (a) Conversion. The Borrower may elect from time to time to convert a Base Rate Loan to a Eurodollar Loan effective on any Business Day by giving the Administrative Agent written notice thereof received by the Administrative Agent prior to 10:00 a.m. New York City time at least three Business Days prior to such Business Day.

          (b) Continuation. The Borrower may elect from time to time to continue a Eurodollar Loan as a Eurodollar Loan upon the expiration of the then current Interest Period with respect thereto by giving the Administrative Agent written notice thereof received by the Administrative Agent prior to 10:00 a.m. New York City time three Business Days prior to expiration of the current Interest Period.

          (c) Content and Effect of Notice. The notice of conversion or continuation shall specify the length of the Interest Period of each Eurodollar Loan, shall specify the Tranche of Loans of which such Eurodollar Loan is a part, and shall be irrevocable. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender.

          (d) Limitation on Conversion and Continuation. Notwithstanding the provisions of Section 3.2(a) and Section 3.2(b), no Loan may be converted into or continued as a Eurodollar Loan (i) at any time when any Event of Default has occurred and is continuing, or (ii) unless the remaining amount of Base Rate Loans of the same Tranche of Loans exceeds all scheduled principal payments due on such Tranche of Loans during the Interest Period specified by the Borrower for such Eurodollar Loan.

          (e) Automatic Conversion into Base Rate Loans. If the Borrower is not entitled to continue any Eurodollar Loan as a Eurodollar Loan or fails to give notice of continuation with respect to any Eurodollar Loan pursuant to Section 3.2(b), such Eurodollar Loan shall automatically be converted to a Base Rate Loan on the last day of the expiring Interest Period for such Eurodollar Loan.

          3.3 Amounts and Interest Periods for Eurodollar Loans. All borrowings and continuations of, and conversions into, Eurodollar Loans and all selections of Interest Periods shall be made so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans allocated to each Interest Period is equal to $2,000,000 or a whole multiple of $500,000 in excess thereof,
(b) each Interest Period applies solely to Eurodollar Loans of a single Tranche, and (c) no more than five separate Interest Periods for Eurodollar Loans are outstanding at any time.

          3.4 Interest Rates and Payment Dates.

          (a) Eurodollar Rate and Eurodollar Margins. Each Eurodollar Loan shall bear interest for each day during each Interest Period applicable to such Loan at a rate per annum equal to sum of the Eurodollar Rate determined for such Interest Period and for such day plus the Applicable Eurodollar Margin determined for such day for the Tranche of Loans of which such Eurodollar Loan is a part.

          (b) Base Rate and Base Rate Margins. All Base Rate Loans outstanding on any day shall bear interest for such day at a rate per annum equal to the sum of the Base Rate in effect on such day plus the Applicable Base Rate Margin determined for such day for the Tranche of Loans of which such Base Rate Loan is a part.

          (c) Defaulted Payments. If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable on any Loan, or (iii) any commitment fee or other amount payable under this Agreement or under any other Loan Document is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is 2% per annum in excess the rate otherwise applicable thereto, from the date of non-payment until such amount is paid in full (before as well as after any judgment).

          (d) Payment of Interest. Interest on each Type of Loan shall be payable in arrears on each Interest Payment Date for such Type of Loan, except that interest accruing pursuant to Section 3.4(c) shall be payable from time to time on demand.

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

          3.5 Computation of Interest.

          (a) Computation. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except that whenever interest is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a year of 365 days (or 366 days, in a leap year) for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall promptly upon request therefor confirm to the Borrower or any Lender any determination made by the Administrative Agent as to a Eurodollar Rate or as to any such change in interest rate that has become effective.

          (b) Agent's Determinations Conclusive and Binding. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

          3.6 Inability to Determine Interest Rate. If on the Business Day prior to the first day of any Interest Period for any Loan that the Borrower has requested to be funded as, converted into or continued as a Eurodollar Loan (a) the Administrative Agent has determined that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate with respect to such Eurodollar Loan, or (b) Lenders constituting Required Lenders have notified the Administrative Agent that the cost to such Lenders of making or maintaining such Eurodollar Loan is more than three basis points (0.03%) greater than the Eurodollar Rate with respect to such Eurodollar Loan, the Administrative Agent shall give telecopy, or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (i) such Loan shall not be funded as, converted into or continued as a Eurodollar Loan and shall, instead, be made or maintained as a Base Rate Loan and (ii) no other Loans shall be funded as, converted into or continued as Eurodollar Loans until such time as the Administrative Agent has determined and advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist. Each determination by the Administrative Agent under this Section 3.6 shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

          3.7 Payments and Pro Rata Treatment.

          (a) Payments. All payments to be made by the Borrower under this Agreement, whether on account of principal, interest, fees or otherwise, shall be made (i) in United States dollars in immediately available funds, without reservation of right, set-off or counterclaim, and (ii) prior to 1:00 p.m. New York City time on the date due to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2 or by wire transfer in accordance with the instructions of the Administrative Agent. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders entitled thereto upon receipt in the same funds received.

          (b) Funding Reliance. Unless the Administrative Agent is notified in writing by any Lender prior to a Borrowing Date for any Loan that such Lender will not make its Pro Rata Share of the funding for such Loan available to the Administrative Agent on the Borrowing Date in United States dollars in immediately available funds, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make such Lender's Pro Rata Share of such Loan available to the Borrower. If such Lender fails to make such amount available to the Administrative Agent by the required time on the Borrowing Date for such Loan, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 3.7(b) shall be conclusive and binding on such Lender absent manifest error. If any Lender's Pro Rata Share of the funds for any Loan is not made available to the Administrative Agent by such Lender within three Business Days of the Borrowing Date for such Loan, the Administrative Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to Revolving Credit Loans that are Base Rate Loans, on demand from the Borrower.

          (c) Ratable Funding and Commitment Reduction. Each borrowing by the Borrower of Loans of any Tranche shall be funded ratably by the Lender having Commitments for such Tranche, based on their Pro Rata Shares for such Tranche. Any reduction of Commitments for any Tranche of Loans shall be allocated ratably to such Commitments.

          3.8 Illegality.

          (a) Eurodollar Loans. If the adoption of or any change in any law or regulation, or in the administration or interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof makes it unlawful for any Lender to make, convert into or continue Eurodollar Loans as contemplated by this Agreement, or to give effect to its obligations as contemplated by this Agreement with respect to any Eurodollar Loan, then such Lender may by written notice to the Borrower and the Administrative Agent (i) declare that Eurodollar Loans will not thereafter be made by such Lender under this Agreement, whereupon any request by the Borrower for a Eurodollar Loan shall, as to such Lender only, be deemed a request for a Base Rate Loan unless and until such declaration is subsequently withdrawn and (ii) require that all outstanding Eurodollar Loans made by such Lender be converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in
Section 3.8(c).

          (b) Application of Prepayments. If any Lender exercises its rights under Section 3.8(a), all payments and prepayments of principal that would otherwise have been applied to repay such Lender's Eurodollar Loans shall instead be applied to repay the Base

Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (c) Effectiveness of Notice. For purposes of this Section 3.8, to the extent lawful, any notice to the Borrower by any Lender shall be effective for each of its Eurodollar Loans on the last day of the then current Interest Period for each such Loan regardless of when such notice is actually received by the Borrower. Otherwise, any such notice shall be effective on the date of receipt by the Borrower.

          3.9 Requirements of Law.

          (a) Increase in Eurodollar Loan Costs. If after the date of this Agreement the adoption of or any change in applicable law or regulation, or in the interpretation or administration thereof, by any Governmental Authority charged with the administration or interpretation thereof (whether or not having the force of law):

               (i) changes the basis of taxation of payments to any Lender in respect of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable under this Agreement (other than taxes imposed on or measured by the net income or profits of such Lender, including franchise tax and branch profits tax, imposed by the jurisdiction in which such Lender is organized or any state or political subdivision thereof),

               (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or other similar requirement against assets of, deposits with or for the account of, or other extensions of credit by, any office of such Lender (which requirement is not otherwise included in the determination of the Eurodollar Rate), or

               (iii) imposes on such Lender any other condition affecting this Agreement or Eurodollar Loans made by such Lender,

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into or continuing Eurodollar Loans, or to reduce any amount receivable by such Lender under this Agreement, then the Borrower shall pay to such Lender any additional amounts necessary (as determined in good faith by such Lender) to compensate such Lender, after giving effect to all tax consequences of such payment, for such increase in cost or reduction in the amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.9, such Lender shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become entitled to receive such additional amounts.

          (b) Reduction in Return on Capital. If any Lender determines that the applicability of any existing law, rule, regulation or guideline, or the adoption of any new law, rule, regulation or guideline after the date of this Agreement, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any

Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or its holding company with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such holding company's capital as a consequence of its obligations under this Agreement to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's policies with respect to capital adequacy), then from time to time after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as are necessary (as determined in good faith by such Lender) to compensate such Lender for any such reduction suffered.

          (c) Notice and Payment of Claims. If any Lender becomes entitled to receive any additional amount pursuant to Section 3.9(a) or Section 3.9(b), such Lender shall deliver a notice to the Borrower (with a copy to the Administrative Agent) specifying the amount or amounts payable to such Lender, and the reason that such amount or amounts are payable to such Lender. Any such notice shall be conclusive and binding on the Borrower absent manifest error. The Borrower shall pay each Lender the amount shown as due in any such notice within 5 Business Days after the Borrower's receipt of such notice. The agreement of the Borrower in this Section 3.9 shall survive the termination of this Agreement and the payment of the Loans and all interest and other amounts payable with respect to the Loans under this Agreement and the Notes.

          3.10 Taxes.

          (a) Payments Free and Clear. All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, charges, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes, or any other taxes imposed on or measured by the net income or profits of (x) the Administrative Agent in the jurisdiction under the laws of which it is organized or any state or political subdivision thereof, (y) any Lender in the jurisdiction in which it is organized or any state or political subdivision thereof or in the jurisdiction in which such Lender's lending office is located or any state or political subdivision thereof (all such taxes, levies, imposts, charges, deductions and withholdings, except those expressly excluded above, the "Non-Excluded Taxes").

          (b) Other Taxes. In addition, the Borrower agrees to pay to each relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

          (c) Withholding Gross-Up. If any Non-Excluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to the Administrative Agent or any

Lender under this Agreement or under the Notes, the amounts payable to the Administrative Agent or such Lender under this Agreement and the Notes shall be increased to the extent necessary, after giving effect to the tax consequences of the increase, to yield to the Administrative Agent and each Lender interest or any such other amounts payable under this Agreement at the rates or in the amounts specified in this Agreement and the Notes.

          (d) Receipts. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower on behalf of the Administrative Agent or any Lender pursuant to this Section 3.10, upon receipt by the Borrower of any official receipt showing payment thereof, the Borrower shall send a certified copy of such official receipt to the Administrative Agent.

          (e) Indemnity. The Borrower shall indemnify the Administrative Agent and each Lender for the full amount of Non-Excluded Taxes, Other Taxes and any taxes imposed by any jurisdiction on amounts payable under this Section 3.10 that are paid by such Lender or the Administrative Agent (including penalties, interest and expenses arising therefrom or with respect thereto).

          (f) Contest. If the Borrower determines in good faith that a reasonable basis exists for contesting any Non-Excluded Taxes or Other Taxes, the Administrative Agent and the Lenders shall cooperate with the Borrower in challenging such Non-Excluded Taxes or Other Taxes at the Borrower's expense if requested by the Borrower (it being understood and agreed that neither the Administrative Agent nor any Lenders shall have any obligation to contest or responsibility for contesting such Non-Excluded Taxes or Other Taxes). If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes for which such Lender has received payment from the Borrower under this Agreement, such Lender shall, within 30 days of receipt by such Lender, deliver such refund to the Borrower. The Borrower, upon demand by such Lender, shall return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is subsequently required to repay such refund.

          (g) Survival. The agreements of the Borrower in this Section 3.10 shall survive the termination of this Agreement and the payment of the Loans and all interest and other amounts payable with respect to the Loans under this Agreement and the Notes.

          (h) Foreign Lenders. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) Banks. In the case of a Lender that is a "bank" under Section 881(c)(3)(A) of the Code:

                    (A) on or before the Closing Date or on or before the effective date of the Assignment and Acceptance pursuant to which such Lender initially acquires an interest in the Loans, deliver to the Borrower and the Administrative Agent two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's

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

          entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Notes;

                    (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, or immediately notify Borrower and the Administrative Agent of its inability to deliver any such form or certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 3.10(h); and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

               (ii) Other Lenders. In the case of a Lender that is not a "bank" under Section 881(c)(3)(A) of the Code:

                    (A) on or before the date of the first payment to such Lender pursuant to this Agreement or on or before the effective date of the Assignment and Acceptance pursuant to which such Lender initially acquires an interest in the Loans, deliver to the Borrower and the Administrative Agent (i) a statement under penalties of perjury that such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code, and (ii) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form);

                    (B) deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption), (or any successor applicable form) on or before the date that any such Form W-8BEN expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender, or immediately notify Borrower and the Administrative Agent of its inability to deliver any such form or certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this
          Section 3.10(h); and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders such forms inapplicable or that would prevent such Lender from duly completing and delivering such forms with respect to it and such Lender so advises the Borrower and the Administrative Agent, in which case such Lender shall certify to the Borrower and the Administrative Agent (i) in the case of a Form W-8BEN or W-8ECI, that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) in the case of a Form W-8BEN or W-9, that such Lender is entitled to an exemption from United States backup withholding tax. Each Person that becomes a Participant pursuant to Section 10.6 shall be required to provide all of the forms and statements required pursuant to this
          Section 3.10(h) to the Lender from which such Person's participation was purchased

          Notwithstanding the foregoing provisions of this Section 3.10(h), the Borrower shall not be obligated to gross up payments to a Lender pursuant to Sections 3.10(a), (b), or (c) or indemnify a Lender under Section 3.10(e) if such Lender shall fail to provide the forms or certification required by this
Section 3.10(h).

          3.11 Breakage Costs. The Borrower agrees to indemnify and hold harmless each Lender from any loss or expense that such Lender may sustain or incur as a consequence of (a) any default by the Borrower for any reason in making a borrowing of, conversion into, or continuation of any Eurodollar Loan after the Borrower has given a notice requesting that such Loan be made, converted or continued in accordance with the provisions of this Agreement, (b) any default by the Borrower for any reason in making any prepayment of any Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) any prepayment (whether voluntary or mandatory) of any Eurodollar Loan by the Borrower for any reason on any day that is not the last day of an Interest Period with respect to such Eurodollar Loan. Such loss or reasonable expense may include any loss, including, without limitation, loss of anticipated profits, costs or expense incurred by reason of the liquidation or reemployment of deposits or other funds in order to fund or maintain such Eurodollar Loans. The agreements of the Borrower in this Section
3.11 shall survive the termination of this Agreement and the payment of the Loans and all interest and other amounts payable with respect to the Loans under this Agreement and the Notes.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agents and each Lender that:

          4.1 Financial Condition.

          (a) Annual Audited Statements. The audited balance sheet of the Borrower and its Subsidiaries as of December 31, 1998, and the related audited consolidated statements of income, shareholders' equity and cash flows for the year then ended, copies of which have previously been furnished to the Agents, and all audited financial statements hereafter delivered to the Agents or Lenders pursuant to Section 6.1(a) have been certified in conformity with the requirements of Section 6.1(a) and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of their operations and their cash flows for the year then ended in conformity with GAAP.

          (b) Quarterly Statements. The unaudited balance sheet of the Borrower and its Subsidiaries as of June 30, 1999, and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the six-month period then ended, copies of which have previously been furnished to the Agents, and all quarterly financial statements hereafter delivered to the Agents or Lenders pursuant to Section 6.1(b) have been certified in conformity with the requirements of Section 6.1(b) and present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at each such date and the consolidated results of their operations for each period then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure). All such financial statements, including the schedules and notes thereto, have been prepared on a basis consistent with the audited financial statements of the Borrower for the fiscal year most recently ended, subject to year-end adjustments and the absence of footnote disclosure.

          (c) Liabilities. As of the date of any of the financial statements described in Section 4.1 (a) and Section 4.1(b), neither the Borrower nor any of its Subsidiaries had any Indebtedness, Guarantee Obligation, contingent liability, liability for taxes, lease, long-term commitment or liability that
(a) would be required to be reflected on the consolidated balance sheet of the Borrower and its Subsidiaries or the notes thereto if such balance sheet (i) was prepared on a basis consistent with the then most recent audited consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, and
(ii) fairly presented the consolidated financial condition of the Borrower and its Subsidiaries, and (b) is not reflected in such financial statements or, as of the date of any financial statement described in Section 4.1(a), in the schedules or notes thereto or disclosed on Schedule 4.1(c).

          (d) Transfers. Except as set forth on Schedule 4.1(d), during the period from December 31, 1998 to and including the Closing Date of this Agreement, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any of their property, except in the ordinary course of business, and no purchase or other acquisition by the Borrower or any of its Subsidiaries of any property from any other Person (including any

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

Capital Stock of any other Person), except in the ordinary course of business, material in relation to the consolidated financial condition of the Borrower and its Subsidiaries at December 31, 1998.

          (e) Stockholders' Equity. The Borrower has no outstanding Disqualified Stock. On the Closing Date, the Stockholders' Equity of the Borrower is not less than $200,000,000, taking into account the Equity Offering.

          4.2 No Change. Since December 31, 1998 (a) there has been no material adverse change in the business, operations, properties, assets, liabilities, performance or condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries, taken as a whole, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries except as set forth on Schedule 4.2 or permitted by Section 7.8.

          4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except in the case of inactive Subsidiaries listed on Schedule 4.15 solely with respect to good standing and valid existence), (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except for any such failure to so qualify that would not, individually or in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except for any such failure to comply therewith that would not, individually or in the aggregate, have a Material Adverse Effect.

          4.4 Corporate Power, Authorization; Enforceable Obligations. Each Loan Party has (a) the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party, and (b) taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority or any other Person is required in connection with the borrowings under this Agreement, or with the execution, delivery and performance of the Loan Documents to which any Loan Party is a party or in connection with the transactions contemplated hereby or thereby. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party hereto or thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, enforceable against each such Loan Party in accordance .with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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

          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party that is a party hereto or thereto, the borrowings under this Agreement, the issuance of the Notes and the use of the proceeds of the Loans will not violate any Requirement of Law or any indenture, agreement or other instrument to which any Loan Party is a party or by which such Loan Party or any of its property is bound and will not result in, or require, the creation or imposition of any Lien on any property or revenues of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or any such indenture, agreement or other instrument; provided, that in connection with the issuance of its Capital Stock to certain
--------
employees the Borrower granted such employees the contractual right to put such Capital Stock to the Borrower upon termination of employment, and such contractual put rights may conflict with the terms of this Agreement to the extent that the aggregate amount required to be paid by the Borrower in any one calendar year as a result of the exercise of such put rights exceeds the Permitted Stock Payments for such year.

          4.6 No Material Litigation. Except as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (a) with respect to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, or (b) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any indenture, agreement or other instrument to which it is a party or by which it or any of its property is bound (i) evidencing, governing, securing or relating to any Indebtedness or (ii) otherwise, as to any other agreement, in any respect that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or will occur as the result of any Loan or the use of proceeds of any Loan.

          4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property material to its business, except for (a) minor defects in title that do not affect the ability to use such property in the conduct of its business and (b) any encumbrance or restriction arising in the ordinary course of business that is not a Lien and that does not materially restrict the intended use of such property; and none of such property is subject to any Lien except for Liens permitted under Section 7.3.

          4.9 Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"). No claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property by the Borrower or any of its Subsidiaries or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of the Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any other Person. Neither the Borrower nor any of its Subsidiaries has licensed any material Intellectual Property to any other Person, other than as set forth on Schedule 4.9.

          4.10 No Burdensome Agreements. No indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is bound could if performed according to its terms, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.11 Taxes. Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all federal, state and local tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves have been provided on the books of the Borrower and its Subsidiaries in accordance with GAAP).

          4.12 Federal Regulations. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U. Neither the making, conversion into or continuation of any Loan nor the use of the proceeds of any Loan will violate or be inconsistent with the provisions of Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          4.13 ERISA.

          (a) Plans. Other than as listed on Schedule 4.13, none of the Borrower, any Subsidiary of the Borrower or any Commonly Controlled Entity sponsors, maintains, administers, contributes to, is required to contribute to or may incur any liability with respect to any Plan. None of the Borrower, any Subsidiary of the Borrower or any Commonly Controlled Entity has at any time sponsored, maintained, administered, contributed to or was required to contribute to any Plan with respect to which Borrower, any of its Subsidiaries or any Commonly Controlled Entity may incur any liability that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity sponsors, maintains, administers (except pursuant to administration services that constitute a part of the ordinary course of the business of any Subsidiary of the Borrower or any Commonly Controlled Entity, which services are covered by liability insurance coverage customary for similar entities engaged in the plan administration services business), contributes to, is required to contribute to, or may incur any liability with respect to a Multiemployer Plan. None of the Borrower, any Subsidiary of the Borrower or any Commonly Controlled Entity sponsors, maintains, administers (except pursuant to administration services that constitute a part of the ordinary course of the business of any Subsidiary of the Borrower or any Commonly Controlled Entity, which services are covered by liability insurance coverage customary for similar entities engaged in the plan administration services business), contributes to or is required to contribute to any employee benefit plan subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or the minimum funding requirements of ERISA or the Code, or may incur any liability with respect to any such Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any Subsidiary of the Borrower or any Commonly Controlled Entity has at any time sponsored, maintained, administered (except pursuant to administration services that constitute a part of the ordinary course of the business of any Subsidiary of the Borrower or any Commonly Controlled Entity, which services are covered by liability insurance coverage customary for similar entities engaged in the plan administration services business), contributed to or was required to contribute to any employee benefit plan subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or the minimum funding requirements of ERISA or the Code with respect to which Borrower, any of its Subsidiaries or any Commonly Controlled Entity may incur any liability that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of Borrower, any of its Subsidiaries or any Commonly Controlled Entity has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or in a transaction subject to Sections 406 or 407 of ERISA except for any such prohibited transaction or transaction that is disclosed on Schedule 4.13 that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each of the Plans and related trust agreements intended to be qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) is so qualified and tax-exempt and has been so qualified and tax-exempt during the period from its adoption to date.

          (b) Compliance. The Borrower, each of its Subsidiaries, each of its Commonly Controlled Entities and each Plan has been, and are, in compliance in all material respects with ERISA and the Code and the rules and regulations thereunder. No ERISA Event has occurred except for any such event that is disclosed on Schedule 4.13 that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the Borrower, any Subsidiary of the Borrower or any Commonly Controlled Entity has any liability for post-retirement medical or other welfare benefits. There are no pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan,
(ii) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity with respect to any Plan, or (iii) any other fiduciary with respect to any Plan for which the Borrower, any of its Subsidiaries or any Commonly Controlled Entity may be directly or indirectly liable, through indemnification obligations or otherwise. None of Borrower, any of its Subsidiaries or any Commonly Controlled Entity has or may incur any liability under ERISA or the Code with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which any of Borrower, any Subsidiary of Borrower or any Commonly Controlled Entity administers that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower qualifies as an "operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c).

          (c) No Prohibited Transaction. Assuming that none of the amounts used by the Lenders to fund the Loans constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Code, the execution, delivery or performance of the Loan Documents, the funding and maintenance of the Loans or the exercise of either Agent's or any Lender's rights in connection therewith will not constitute a prohibited transaction under ERISA or the Code or otherwise result in any of either Agent or any Lender being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in either Agent or any Lender being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of the Borrower or any of its Subsidiaries constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

          4.14 Investment Company Act; Other Regulations. Neither the Borrower nor any Subsidiary of the Borrower (a) is required to register as an "investment company," or a company "controlled" by a Person required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) is subject to regulation under any federal or state statute or regulation that limits its ability to borrow, guarantee or secure the Loans or incur, guarantee or secure any other Indebtedness.

          4.15 Corporate Structure. The Persons listed on Schedule 4.15 constitute all Subsidiaries of the Borrower at the date of this Agreement.
Schedule 4.15 identifies the state or country of incorporation of each such Subsidiary, the outstanding Capital Stock of each such Subsidiary and the registered holders thereof and, if the Subsidiary is not directly owned by the Borrower, the ownership chain for each such Subsidiary. Except as set forth in
Schedule 4.15, each Subsidiary of the Borrower is a Wholly Owned Subsidiary of the Borrower. Schedule 1.1 (b) accurately states the principal amount of all Indebtedness of each Subsidiary of the Borrower outstanding on the Closing Date.

          4.16 Environmental and Other Matters. Each of the Borrower and its Subsidiaries has conducted its businesses so as to comply in all material respects with all applicable federal, state or local environmental laws, regulations, directions, ordinances, criteria and guidelines, including environmental, land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which it is or may at any time be doing business, except to the extent it is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; and in such event it has complied with any order of any court or other Governmental Authority relating to such laws unless it is currently prosecuting an appeal or proceedings for review and has secured a stay of enforcement or execution postponing enforcement or execution pending such appeal or proceedings for review. No Lien has been imposed or is overtly threatened to be imposed by any Governmental Authority on any of property of the Borrower or any of its

Subsidiaries based on or arising out of or related to any environmental matter. At the request of either Agent, and at the sole cost and expense of the Borrower, the Borrower shall provide the Agents with (a) any additional information or reports relating to environmental matters and any potential related liability resulting therefrom as the Agents or Required Lenders may reasonably request and (b) copies of any environmental audits, surveys or reports conducted in connection with the purchase or sale of any real property by the Borrower or any of its Subsidiaries.

          4.17 Security Documents. The security interests purported to be granted in the Borrower Pledge and Security Agreement and the Subsidiary Pledge and Security Agreement, as executed by the Borrower and each Guarantor, respectively, and delivered to the Administrative Agent, create in favor of the Administrative Agent, for the ratable benefit of the Lenders and the other holders of obligations secured thereby, a legal, valid and enforceable security interest in all property of the Borrower and each Guarantor, except Excluded Assets, and such security interest constitutes a perfected first lien on, and security interest in, all right, title and interest of the Borrower and each Guarantor in such property subject, in the case of any such Collateral not delivered to the Administrative Agent in pledge, to any Permitted Prior and Pari Passu Liens. Security certificates representing all outstanding Capital Stock of USIS and security certificates representing all Capital Stock of any Subsidiary of the Borrower owned directly (and not through a Subsidiary) by the Borrower or by any Guarantor, promissory notes representing all outstanding Indebtedness of any Subsidiary of the Borrower owed to the Borrower or to USIS, and all other instruments and security certificates constituting property of the Borrower or of any Guarantor have been delivered to the Administrative Agent in pledge, duly endorsed. Financing statements covering the Collateral in form sufficient to perfect a security interest therein, to the extent that, under applicable law, a security interest therein can be perfected by filing, have been signed by the Borrower and by each Guarantor and have been filed, and under applicable law are effective so to perfect such security interest, in each filing office specified by applicable law in each jurisdiction in which the Borrower or any Guarantor or any of their respective properties are located.

          4.18 Accuracy of Information. All of the written information relating to the Borrower and its Subsidiaries that has been given to either Agent or any Lender was, as of the date that such information was given or filed or the dates otherwise specified therein, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. The assumptions and estimates used in the preparation of any projections or budgets provided to the Agents and the Lenders (a) have been prepared in good faith on a basis consistent with the Borrower's financial statements, and (b) are based on estimates and assumptions believed by the Borrower's management, at the time so provided and, in the case of projections or budgets provided prior to the Closing Date, on the Closing Date, to be reasonable and achievable.

          4.19 Insurance. Schedule 4.19 lists all property and business interruption insurance maintained by the Borrower and its Subsidiaries as of the date of this Agreement.

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

          4.20 Solvency. Each of the Borrower and its Subsidiaries is Solvent immediately prior to, and after giving effect to, the Loans to be made on the Closing Date and each subsequent date on which any Loan is funded.

          4.21 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice and there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slow down or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, and (iii) to the best knowledge of the Borrower, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries.

          4.22 Indebtedness. Schedule 1.1(b) sets forth accurately and completely all Indebtedness (other than (i) the Loans and (ii) Indebtedness between or among the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries that is outstanding on the Closing Date after giving effect to funding and use of proceeds of the Loans made on the Closing Date, in each case showing the aggregate principal amount, the maturity date, the interest rate, a description of any property securing such Indebtedness and the name of the borrower and the lender and each other Person that has directly or indirectly guaranteed or secured such Indebtedness or any guaranty. Schedule 4.22 sets forth a true and complete list of all lines of credit that will be available to the Borrower or any of its Subsidiaries (other than pursuant to this Agreement) as of the Closing Date after giving effect to the Loans to be made on the Closing Date, in each case showing the aggregate principal amount outstanding, the maximum principal amount that may be borrowed under such line of credit, the maturity date, the interest rate, a description of any property securing any borrowing under such line of credit and the name of the borrower and the lender, and any other Person that has directly or indirectly guaranteed the repayment of any borrowing under such line of credit.

          4.23 Real Property. The address and description of all real property owned or leased by the Borrower and its Subsidiaries as of the Closing Date is set forth on Schedule 4.23.

          4.24 Representations and Warranties in Loan Documents. All representations and warranties set forth in any of the Loan Documents are correct and complete in all material respects at the time such representations and warranties are made (or deemed made).

          4.25 Year 2000 Solution. The Borrower has reviewed, or caused a review to be conducted of, its operations and those of its Subsidiaries, with a view to assessing whether the business or operations of the Borrower or any of its Subsidiaries (or, to the extent their failure to do so would materially and adversely affect the Borrower or any of its Subsidiaries, the business or operations of any of their material suppliers or vendors) require and have

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achieved a Year 2000 Solution. Based on such reviews, the Borrower has determined that the Borrower and its Subsidiaries (and, to such extent, their suppliers or vendors) will have achieved a Year 2000 Solution no later than October 31, 1999.

                                    SECTION 5
                              CONDITIONS PRECEDENT

          5.1 Closing Conditions. The agreement of each Lender to make any Loan requested to be made by it, and the obligation of the Issuing Bank to issue any Letter of Credit requested to be issued by it, in each case on or at any time after the Closing Date is subject to the satisfaction of the following conditions precedent on the Closing Date:

          (a) Loan Documents. The Agents shall have received:

               (i) this Agreement, executed and delivered by the Borrower, with a counterpart for each Lender, and by each Lender (by telecopy transmission of an executed counterpart of the signature page hereto or otherwise);

               (ii) for the account of each Revolving Credit Lender, a Revolving Credit Note conforming to the requirements of this Agreement and executed and delivered by the Borrower;

               (iii) for the account of each Term Loan Lender, a Term Loan Note conforming to the requirements of this Agreement and executed and delivered by the Borrower;

               (iv) the Subsidiary Guaranty, executed and delivered by USIS;

               (v) the Borrower Pledge and Security Agreement, including all schedules thereto, executed and delivered by the Borrower, and the Subsidiary Pledge and Security Agreement, executed and delivered by USIS, accompanied by (A) the Collateral identified therein, endorsed to the Administrative Agent in blank, and (B) financing statements covering the Collateral naming the Borrower as debtor and the Administrative Agent as secured party in form suitable for filing in each filing office in which the Administrative Agent or any Lender may request that a financing statement be filed; and

               (vi) copies of all Shared Subsidiary Security Documents in effect on the Closing Date and delivery, in pledge, of all promissory notes (other than promissory notes constituting Permitted Seller Debt) secured thereby.

          (b) Closing Certificates. The Agents shall have received, with a counterpart for each Lender, certificates of the Borrower, dated as of the Closing Date, substantially in the form of Exhibit H-1 and Exhibit H-2 executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower. The Agents shall have received, with a counterpart for each Lender, certificates of USIS, dated the Closing Date, substantially

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in the form of Exhibit I-1 and Exhibit I-2 executed by a Responsible Officer and the Secretary or any Assistant Secretary of USIS.

          (c) Corporate Proceedings. The Agents shall have received, with a counterpart for each Lender, a copy of resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors of the Borrower and USIS authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby, (ii) the incurrence of indebtedness pursuant to this Agreement, and
(iii) the granting of Liens created pursuant to this Agreement and the Security Documents, accompanied by a certificate dated as of the Closing Date, in form and substance satisfactory to the Agents and executed by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower and USIS (as applicable), stating that such resolutions were duly adopted and have not been amended, modified, revoked or rescinded.

          (d) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate dated as of the Closing Date, in form and substance satisfactory to the Agents and executed by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower and USIS (as applicable), as to the incumbency and signature of the officers of the Borrower and USIS executing any Loan Document.

          (e) Corporate Documents. The Agents shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation of the Borrower and USIS, certified as of a recent date by the Secretary of State of Delaware, certificates of good standing as to the Borrower and USIS, certified as of a recent date by the Secretary of State of Delaware and each state in which the Borrower or USIS is qualified to do business, and the by-laws of the Borrower and USIS, certified as of the Closing Date by the corporate Secretary or Assistant Secretary.

          (f) Financial Statements. The Lenders shall have received copies of the audited consolidated financial statements of the Borrower for the year ended December 31, 1998 and the unaudited consolidated financial statements of the Borrower for the six-month period ended June 30, 1999, all of which shall have been prepared on a consistent basis in accordance with GAAP. The Lenders shall have received copies of the Borrower's consolidated projections, dated as of the Closing Date, for the period commencing July l, 1999 and ending December 31, 2005, which shall have been prepared in good faith on a basis consistent with the Borrower's financial statements previously delivered to the Agents by the Borrower, based on information available to the Borrower's management as of the Closing Date and assumptions and estimates believed by such management to be reasonable as of the Closing Date, and such projections shall be in form and substance satisfactory to the Agents and the Lenders.

          (g) Consents, Approvals, etc. The Agents shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower attaching a true and correct copy of each governmental and third party approval necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents, or certifying that true and correct copies of all such approvals have been delivered by the Borrower to the

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Agents, with a copy for each of the Lenders, and that such approvals have not been rescinded, amended or modified in any manner. Each such approval shall have been obtained, be in full force and effect and no action shall have been taken or threatened by any Governmental Authority or other party that would restrain, prevent or otherwise impose materially adverse conditions on the transactions contemplated by the Loan Documents.

          (h) Lien Searches. The Agents shall have received the results of a recent search by a Person satisfactory to the Administrative Agent of the Uniform Commercial Code, judgment and tax lien filings that may have been filed with respect to personal property of each Loan Party, and the results of such search shall reveal no Liens on any property of the Borrower or such Guarantor other than Permitted Liens and those in favor of the agent under the Existing Credit Agreement.

          (i) Existing Credit Agreement. The Agents shall have received a letter from the agent under the Existing Credit Agreement setting forth the aggregate amount of principal, interest, fees, expense reimbursements and other obligations outstanding under the Existing Credit Agreement on the Closing Date and confirming that, upon receipt of such amount on the Closing Date, such obligations will be paid in full (except for indemnities and any other contingent unsecured surviving obligations) and all Liens at any time granted as security for any such obligations will be discharged and released; and at least such amount shall be available for payment from proceeds of Loans requested to be made on the Closing Date and permitted to be used for the payment of such obligations pursuant to Section 2.10(a).

          (j) Equity Offering. The Borrower shall have consummated the Equity Offering and shall have received at least $125,000,000 in gross proceeds from the Equity Offering.

          (k) Seller Debt Repayment. The Agents shall have received all payout letters, estoppel letters, payment authorizations, lien and covenant release agreements and releases and other documents requested by it or any Lender to confirm the amount required to pay in full all Seller Debt that is to be repaid from the proceeds of the Loans and to confirm the discharge and release of all covenants, guaranties, Liens, pledged collateral and other rights and interests relating thereto.

          (1) Insurance. The Agents shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section
6.5 have been satisfied.

          (m) Legal Opinions. The Agents shall have received, with a counterpart for each Lender, (i) the executed legal opinion of Cahill Gordon & Reindel, counsel to the Borrower, in substantially the form of Exhibit J-1, and (ii) the executed legal opinion of Morea & Schwartz, P.C., counsel to the Loan Parties, in substantially the form of Exhibit J-2, and such other opinions of counsel as either Agent or the Required Lenders may reasonably request.

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          (n) Fee Letters; Expenses. The Agents shall have received payment of all fees and expense reimbursements and other amounts required to be paid or delivered to the Agent on or prior to the Closing Date pursuant to the Fee Letters or this Agreement.

Any borrowing or issuance of a Letter of Credit on the Closing Date by the Borrower under this Agreement shall constitute a representation and warranty by the Borrower that, except as set forth in a written waiver delivered by the Required Lenders, the conditions set forth in this Section 5.1 have been satisfied.

          5.2 Additional Conditions to Each Credit Event. The agreement of each Lender to make any Loan requested to be made by it, and the obligation of the Issuing Bank to issue any Letter of Credit requested to be issued by it, on the Closing Date or at any time after the Closing Date is further subject to the satisfaction of the following conditions precedent on the date such Credit Event is requested by the Borrower and on the date such Credit Event is to be made:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower or any of its Subsidiaries in or pursuant to this Agreement or in the other Loan Documents shall be correct and complete in all material respects on and as of such date as if made on and as of such date (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be correct and complete in all material respects as of such earlier date).

          (b) No Material Adverse Change. There shall have occurred no material adverse change, and no development involving a prospective material adverse change at any time after December 31, 1998, in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, and no circumstance shall exist or event shall have occurred at any time after December 31, 1998 that has had, or could reasonably be expected to have, a Material Adverse Effect;

          (c) No Default. No Default shall have occurred and be continuing on such date or shall result after giving effect to the funding of such Loan and the use of the proceeds thereof or the issuance of such Letter of Credit;

          (d) Solvency. The Borrower and each of its Subsidiaries shall be Solvent immediately prior to, and after giving effect to, the funding of such Loan;

          (e) Notice of Borrowing. The Administrative Agent shall have received a timely notice of borrowing in the form of Exhibit D in the case of any Loan, and the Issuing Bank shall have received a Letter of Credit Request in accordance with Section 2.13 in the case of any Letter of Credit;

          (f) Notes. In case of a borrowing of Term Loans, the Administrative Agent shall have received Notes executed by the Borrower as set forth in Section 2.7(c); and

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          (g) Acquisition Funding. In case of a borrowing of Acquisition
Revolving Loans, the Agents and Lenders shall have received such certificates and documents as the either Agent or Required Lenders may have requested to confirm that such acquisition is a Permitted Acquisition and that such Acquisition Revolving Loans will be used for the purpose of paying Acquisition Consideration payable in cash at the consummation of an acquisition.

Each borrowing by the Borrower under this Agreement shall constitute a representation and warranty by the Borrower that, except as set forth in a written waiver delivered by the Required Lenders, the conditions set forth in this Section 5.2 have been satisfied.

                                    SECTION 6
                              AFFIRMATIVE COVENANTS

          The Borrower hereby covenants and agrees that on and after the date of this Agreement and until (a) the Commitments have terminated, (b) all Letter of Credit have been terminated or have expired, (c) the principal of and interest on the Loans and the Notes have been paid in full, and (d) all fees, expense reimbursements, indemnities and other Obligations due and payable under the Loan Documents at the time the Loans and Notes are paid in full have likewise been paid in full:

          6.1 Financial Statements. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender:

          (a) Audited Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young LLP, or other independent certified public accountants of nationally recognized standing acceptable to the Agents, without a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit.

          (b) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in, each case in comparative form the figures for such periods during the previous year, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries (subject to normal year-end audit adjustments and the absence of footnote disclosure).

          (c) Projections. As soon as available, but in any event not later than 60 days after the end of each fiscal quarter of the Borrower, consolidated projections for the

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Borrower and its Subsidiaries for the next 12 months that have been prepared in good faith on a basis consistent with the Borrower's financial statements and that are based on estimates and assumptions believed by the Borrower's management to be reasonable.

          (d) Acquisition Agreements. Promptly upon the request of either Agent or any Lender, a copy of each agreement entered into by the Borrower or any Subsidiary or Affiliate of the Borrower in connection with the acquisition of any Person, or the business or assets of any Person, and all amendments to any such document or agreement, the financial statements of, and any other financial information relating to, such Person, and all other agreements and documents entered into in connection with such acquisition.

          (e) Preparation of Statements and Projections. The financial statements to be delivered to the Administrative Agent pursuant to Section 6.1
(a) and Section 6.1 (b) shall be prepared in accordance with GAAP (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnote disclosure) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer and disclosed therein). The projections to be delivered to the Lenders pursuant to Section 6.1(c) shall be in form and substance satisfactory to the Agents; it being presently contemplated that such projections shall be in a format consistent with the financial models delivered by the Borrower to the Agents prior to the Closing Date. The financial statements for any Person delivered to the Agents pursuant to Section 6.1 (d) may be prepared in accordance with the historical practice of such Person and, as a result, may not be in conformity with GAAP.

          6.2 Certificates; Other Information. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender:

          (a) Auditor's Statement. Concurrently with the delivery of the financial statements that are required to be delivered pursuant to Section 6.1(a), a written statement of the independent certified public accountants reporting on such financial statements (unless such accountants are prohibited by law or the Financial Accounting Standards Board, or any successor, from providing such statement) to the effect that in the course of the audit upon which their certification of such financial statements was based (but without any special or additional audit procedures for the purpose) they obtained no knowledge of any condition or event relating to financial matters that constitutes a Default or an Event of Default or, if in the course of such audit the accountants obtained knowledge of any Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event.

          (b) Default Certificate. Concurrently with the delivery of the financial statements referred to in Section 6.1(a) and Section 6.1(b), a certificate of a Responsible Officer of the Borrower certifying that, except as specified in such certificate, during such period the Borrower and each of its Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents that is required to be observed, performed or satisfied by the Borrower or

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any of its Subsidiaries and that such Responsible Officer has no knowledge of the occurrence, at any time during such period (whether or not then continuing) of any Default or Event of Default;

          (c) Compliance Certificate. Concurrently with the delivery of the financial statements that are required to be delivered pursuant to Section 6.1
(a) and Section 6.1(b), a certificate of a Responsible Officer of the Borrower, substantially in the form of Exhibit D (a "Compliance Certificate"), showing in detail satisfactory to the Agents compliance by the Borrower with the financial covenants contained in Section 7.1 (including, to the extent not otherwise required to be delivered pursuant to Section 6.1 or Section 6.2, statements of the Borrower's and its Subsidiaries' cash flows for the periods covered by such covenants with respect to which compliance is to be demonstrated in such Compliance Certificate and a computation of the amount of the Borrower's and its Subsidiaries' capital expenditures made during such period and during the portion of the fiscal year through the end of the period covered by such Compliance Certificate) and setting forth the other information provided for therein.

          (d) Other Reports. Within ten days after being sent, copies of all financial statements and other financial information, proxy materials, press releases and other information and reports that the Borrower (a) issues to the public or files with the SEC or any securities exchange on which the Borrower's common stock is traded, (b) delivers to any holder of any of its Indebtedness (or any trustee, agent or other representative therefor) or any holder of any of its Capital Stock.

          (e) Management Letters. Promptly after the receipt by the Borrower or any of its Subsidiaries of any "management letter" from their certified public accountants, the Borrower shall promptly deliver a copy of such management letter to the Agents and, promptly after being sent, the Borrower shall promptly deliver to the Agents any response sent by it to such management letter.

          (f) Additional Information. Promptly, such additional financial and other information that any Lender or the either Agent may from time to time reasonably request.

          6.3 Payment of Taxes and Other Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy all of its taxes and other obligations of whatever nature at or before maturity or before they become delinquent, except (a) those currently being contested in good faith by appropriate proceedings, if a reserve with respect thereto has been provided on its books in conformity with GAAP, and (b) other pastdue or delinquent taxes and obligations outstanding at any time in an aggregate amount of less than $100,000.

          6.4 Conduct of Business; Maintenance of Existence. The Borrower will, and will cause each of its Subsidiaries to, (a) engage solely in the USI Businesses, (b) renew and keep in full force and effect its corporate existence,
(c) maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to
Section 7.5, and (d) comply with all Requirements of Law and any

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indenture, agreement or other instrument to which it is a party or by which it or any of its property is bound, except for any failure to comply therewith that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property and Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted,
(b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, and (c) furnish to each Lender that so requests full information as to the insurance carried by it.

          6.6 Inspection of Property, Books and Records; Discussions. The Borrower will, and will cause each of its Subsidiaries to,(a) keep proper books of records and account in conformity with GAAP and applicable regulatory standards, and (b) permit representatives of either Agent or any Lender to (i) visit and inspect any of its properties and examine and make copies of or abstracts from any of its books and records at such reasonable times as may be requested by either Agent or any Lender, and (ii) discuss its business, operations, properties and condition (financial or otherwise) with its officers at such times as may be reasonably requested by either Agent or any Lender.

          6.7 Notices. The Borrower shall promptly give written notice to the Agents and each Lender of:

          (a) Loan Document Defaults. The occurrence of any Default or Event of Default.

          (b) Other Defaults. Any default or event of default under any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their property is bound that if not cured could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Loss Contingencies. Any pending or overtly threatened claim or litigation, investigation or proceeding involving the Borrower or any of its Subsidiaries in which (i) the amount claimed may exceed $500,000 and is not covered by insurance, or (ii) injunctive or similar relief is sought that, if granted, could reasonably be expected to have a Material Adverse Effect or any event constituting a loss contingency as to which footnote disclosure or a reserve is required under GAAP.

          (d) Material Adverse Effects. Any condition or event that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (e) ERISA Contingencies. Any of the following events: (i) the institution of proceedings or the taking of any other action by the Borrower, any Subsidiary of Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination

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of, any Plan that is not an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) (other than the merger of a Plan of a Subsidiary of Borrower or a Commonly Controlled Entity into the USI Insurance Services Corp. 401(k) Plan); (ii) the occurrence or expected occurrence of any ERISA Event (but notice of the ERISA Events described on Schedule 4.13 is deemed given to the extent the details of such events and Borrower's actions with respect thereto are fully set forth therein); (iii) any amendment of any Plan that is not an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) which will result in a material increase in the benefits under such Plan (other than an increase in discretionary matching contributions or increases required in order to comply with changes in applicable law); (iv) receipt by Borrower or any of its Subsidiaries, or any Commonly Controlled Entity of an unfavorable determination letter from the Internal Revenue Service regarding the qualification or tax-exempt status of a Plan or related trust agreement under Sections 401(a) or 501(a) of the Code; (v) the occurrence of any event which could cause Borrower, any of its Subsidiaries or any Commonly Controlled Entity to incur any liability under ERISA of the Code that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or
(vi) the occurrence of an event which could cause a Plan or related trust agreement that is intended to be qualified and tax-exempt under Sections 401(a) and 501(a) of the Code to fail to be so qualified or tax-exempt or to lose its qualification or tax-exempt status.

          Each notice provided to the Agents and the Lenders pursuant to this
Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth reasonable details of the occurrence or event referred to therein and stating what action the Borrower proposes to take with respect thereto. Upon receipt of any request from either Agent for any additional information with respect to any notice provided to either Agent pursuant to this
Section 6.7, the Borrower shall promptly provide such additional information to such Agent.

          6.8 Environmental Law. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable environmental laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by all applicable environmental laws.

          6.9 Maintenance of Security.

          (a) Additional Subsidiary Guarantors. If any Subordinated Indebtedness is incurred by the Borrower at any time after the Closing Date with the approval of the Required Lenders as set forth in Section 7.2(d), and if any Subsidiary of the Borrower at any time guarantees such Subordinated Indebtedness on a subordinated basis pursuant to Section 7.4(b), then concurrently with the issuance of such guarantee the Borrower shall (i) cause such Subsidiary to become party to the Subsidiary Guaranty and the Subsidiary Pledge and Security Agreement and (ii) deliver to the Agents an opinion of independent counsel and other documentation satisfactory to the Agents confirming, as to such Subsidiary, each and all of the legal opinions and factual matters confirmed as to USIS in the opinion of counsel and other documentation delivered on the Closing Date pursuant to Section 5.1.

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          (b) Collateral. The Borrower agrees to take all actions necessary or appropriate at any time to ensure that the principal of and interest on the Loans and Notes and all obligations of the Borrower or any Guarantor for payment of fees, expense reimbursements, indemnities and other liabilities at any time arising under any of the Loan Documents (collectively, the "Obligations") are at all times secured by lawful, duly authorized, granted and perfected first and prior Liens (except only for Permitted Prior and Pari Passu Liens) enforceable by the Administrative Agent, for the benefit of the Lenders and other holders of the Obligations, upon all property now owned or at any time hereafter acquired by the Borrower and each Guarantor, including all accounts, general intangibles, equipment, fixtures inventory, documents, chattel paper, instruments and investment securities (as those terms are used in the UCC) and all bank deposits and Cash Equivalents and other property of every type and description, except
(A) owned and leased real property (but without excepting fixtures), (B) licenses granted by Governmental Authorities upon which a Lien may not lawfully be granted (but, to the extent lawful, without excepting the proceeds of the sale, sublicense, use, transfer or other exploitation or disposition of any such license), (C) Fiduciary Cash, (D) assets which are subject to Permitted Prior and Pari Passu Liens to the extent that the documents creating such Liens contain a negative pledge restriction applicable to such assets, and (E) other property not, in the aggregate at any one time, having a Fair Market Value greater than $2,500,000 (the property so excepted constitutes the "Excluded Assets").

          (c) Bank Deposits. Except as to Excluded Assets, the Borrower will, and will cause each Guarantor to, (i) maintain any and all of its bank deposits and bank deposit accounts, other than those maintained for deposits of Fiduciary Cash, at a bank selected by it that either (A) is located in a state under the laws of which a security interest in bank deposits and deposit accounts may be created under the Uniform Commercial Code and perfected by the giving of a notice to the depositary bank and the receipt of any required consent thereto from the depositary bank, without any requirement that the holder of such security interest maintain dominion or control over such bank deposits and deposit accounts, or (B) has entered into a restricted account agreements with respect to such deposits and accounts on terms generally consistent with the practice of commercial finance lenders within the United States for agreements of such type; (ii) give notice of the existence of the Administrative Agent's security interest in each such deposit account and any and all present and future deposits therein, except deposits of Fiduciary Cash and deposit accounts to which such deposits are made, by delivering a perfection notice to the depositary bank and obtaining any and all required consents and agreements from the depositary bank or as otherwise required under such laws to perfect the Administrative Agent's security interest therein, at or within 30 days after the opening of such deposit account; and (iii) grant and permit no other Lien on any such bank deposits or deposit accounts.

          (d) Cash Investments. Except as to Excluded Assets, the Borrower will, and will cause each Guarantor to, maintain any and all Cash Equivalents other than bank deposits in such manner as may be required to ensure that the Administrative Agent at all times holds a duly perfected first and sole security interest therein as security for the Obligations.

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

          (e) Unpledged Assets. If at any time the Administrative Agent does not hold a duly created, enforceable and perfected Lien as security for the Obligations upon any property of the Borrower or any Guarantor other than Excluded Assets, the Borrower will notify the Agents and the Lenders thereof and will take such action as may be necessary to cause all property of the Borrower and each Guarantor (except Excluded Assets) to be subjected to a duly created, enforceable and perfected Lien in favor of the Administrative Agent as security for the Obligations and will take, and cause each other Loan Party to take, such actions as shall be necessary or reasonably requested by either Agent or Required Lenders to grant and perfect such Liens, including actions described in
Section 6.9(f), all at the expense of the Borrower.

          (f) Further Assurances. The Borrower will, and will cause each Guarantor to, from time to time upon the request of either Agent or the Required Lenders through either Agent, at the expense of the Borrower, execute, deliver and acknowledge all instruments, assignments, security agreements, financing statements or other documents and take all other actions as either Agent or such Required Lenders may reasonably deem necessary or appropriate to create, perfect, ensure the priority of, protect or (if an Event of Default is continuing at the time) lawfully enforce a Lien in favor of the Administrative Agent for the ratable benefit of the holders of the Obligations upon any property in which the Borrower or any Guarantor has or may have any interest, except Excluded Assets.

          (g) Notice. The Borrower will, and will cause each Guarantor to, from time to time promptly notify the Agents in writing of any change (A) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral or any office or facility at which Collateral is located (including the establishment of any such new office or facility), (C) in its identity or corporate structure, (D) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's Liens, (E) resulting in any promissory note, issued and outstanding share of Capital Stock or other instrument constituting Collateral not being held by the Administrative Agent in pledge accompanied by an enforceable endorsement or assignment in blank, or (F) in its federal taxpayer identification number.

          (h) No Changes. The Borrower will not, and will not cause, permit or suffer any Guarantor to, effect or permit any change referred to in Section 6.9(g) unless all deliveries and filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all property of the Borrower and each Guarantor, except Excluded Assets.

          (i) Casualty Losses. The Borrower will promptly notify the Agents in the event of any Casualty Loss that might reasonably be expected to exceed, or affect property having a Fair Market Value exceeding, $100,000.

          6.10 Corporate Structure. The Borrower will cause:

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

          (a) Subsidiaries Wholly Owned. Each Subsidiary of the Borrower at all times to be a Wholly Owned Subsidiary of the Borrower, except as set forth on
Schedule 6.10(a).

          (b) Subsidiaries Owned through USIS. Each Subsidiary of the Borrower, other than USIS, to be a Wholly Owned Subsidiary of USIS, except as set forth on
Schedule 6.10(b).

          (c) Conduct of Permitted Businesses. The Borrower and its Subsidiaries to engage solely in Permitted Businesses conducted under the sole control of the Borrower by USIS or a Wholly Owned Subsidiary of the Borrower that is also a Wholly Owned Subsidiary of USIS.

          (d) Seller Debt Guarantors. Each Subsidiary of the Borrower that has guaranteed any Permitted Seller Debt to conduct no business and to own no assets, except the business acquired in the transaction in which such Permitted Seller Debt was incurred and any other businesses conducted by such Subsidiary as of the Closing Date, and the assets acquired in such acquisition and any other assets owned by such Subsidiary as of the Closing Date, other current assets resulting from the conduct of such business in the ordinary course, and other immaterial assets; provided that if any Subsidiary merges, consolidates with or liquidates into another Subsidiary in accordance with Section 7.5, then the surviving Subsidiary may conduct the business and own the assets conducted and owned by the Subsidiary merged into it.

          6.11 Compliance with ERISA and the Code. The Borrower will, and will cause each of its Subsidiaries and each Commonly Controlled Entity to, at all times and with respect to each Plan, comply with all applicable provisions of ERISA and the Code and the rules and regulations thereunder in all material respects.

          6.12 Interest Rate Protection. Within 180 days following the Closing Date, the Borrower will enter into, and thereafter will for a period of 3 years following the Closing Date maintain, Interest Rate Protection Agreements on terms and conditions reasonably satisfactory to the Agents (including the absence of any restriction on the creation or enforcement of a security interest in the rights of the Borrower thereunder) and in an amount equal to 50% of the initial principal amount of the Term Loans.

          6.13 Year 2000 Solution. The Borrower will diligently pursue any reprogramming, upgrading or maintenance of computer hardware, software or equipment required in order to achieve a Year 2000 Solution no later than October 31, 1999.

          6.14 Fiduciary Cash. The Borrower will, and will cause each of its Subsidiaries to, (a) duly and punctually comply with and perform and observe each and all of its obligations in respect of the receipt, deposit, retention, segregation or disbursement of Fiduciary Cash, whether such obligations are imposed by law or assumed by contract, and (b) not, in breach of any such obligation, pay or deliver any Fiduciary Cash to either Agent or

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

any Lender or cause or permit any Fiduciary Cash to be applied to the payment of any of the Obligations.

          6.15 Obligations under Fee Letter. The Borrower will duly and punctually perform and observe each of its obligations under the Fee Letter.

                                    SECTION 7
                               NEGATIVE COVENANTS

          The Borrower hereby covenants and agrees that on and after the date of this Agreement and until (a) the Commitments have terminated, (b) all Letters of Credit have been terminated or have expired, (c) the principal of and interest on the Loans and the Notes have been paid in full, and (d) all fees, expense reimbursements, indemnities and other Obligations due and payable under the Loan Documents at the time the Loans and Notes are paid in full have likewise been paid in full:

          7.1 Financial Covenants.

          (a) Consolidated Total Debt Ratio. The Borrower will not permit the Consolidated Total Debt Ratio determined as of any date set forth below to exceed the ratio set out opposite such date below:

Date                               Ratio
----                               -----
September 30, 1999                 4.75
December 31, 1999                  4.75
March 31, 2000                     4.25
June 30, 2000                      4.25
September 30, 2000                 4.25
December 31, 2000                  4.25
March 31, 2001                     3.50
June 30, 2001                      3.50
September 30, 2001                 3.50
December 31, 2001                  3.50
March 31, 2002                     3.25
June 30, 2002                      3.25
September 30, 2002                 3.25
December 31, 2002                  3.25
March 31, 2003                     3.25
June 30, 2003                      3.25
September 30, 2003                 3.25
December 31, 2003                  3.25
March 31, 2004                     3.25
June 30, 2004                      3.25
September 30, 2004                 3.25

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

          (b) Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (i) its Consolidated EBITDA for the twelve-month period (taken as a single period) ending on any date set forth below to (ii) its Consolidated Net Interest Expense for such period to be less than the ratio set out opposite such date below:

Date                               Ratio
----                               -----
September 30, 1999                 1.65
December 31, 1999                  1.75
March 31, 2000                     2.00
June 30, 2000                      2.00
September 30, 2000                 2.50
December 31, 2000                  2.50
March 31, 2001                     3.00
June 30, 2001                      3.00
September 30, 2001                 3.00
December 31, 2001                  3.00
March 31, 2002                     3.00
June 30, 2002                      3.00
September 30, 2002                 3.00
December 31, 2002                  3.00
March 31, 2003                     3.00
June 30, 2003                      3.00
September 30, 2003                 3.00
December 31, 2003                  3.00
March 31, 2004                     3.00
June 30, 2004                      3.00
September 30, 2004                 3.00

          (c) Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (i) its Consolidated EBITDA for the twelve-month period (taken as a single period) ending on any date set forth below to (ii) its Consolidated Fixed Charges for such period to be less than the ratio set out opposite such date below:

Date                                Ratio
----                                -----
September 30, 1999                 no test
December 31, 1999                  no test
March 31, 2000                     no test
June 30, 2000                      no test
September 30, 2000                    1.10
December 31, 2000                     1.10
March 31, 2001                        1.25
June 30, 2001                         1.25
September 30, 2001                    1.25

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

Date                                Ratio
----                                -----
December 31, 2001                     1.25
March 31, 2002                        1.25
June 30, 2002                         1.25
September 30, 2002                    1.25
December 31, 2002                     1.25
March 31, 2003                        1.35
June 30, 2003                         1.35
September 30, 2003                    1.35
December 31, 2003                  no test
March 31, 2004                     no test
June 30, 2004                      no test
September 30, 2004                 no test

          (d) Stockholders' Equity. The Borrower will not permit its Stockholders' Equity on the last day of any fiscal quarter set forth below to be less than the amount set out opposite such fiscal quarter below:

Fiscal Quarter                        Amount
--------------                        ------
September 30, 1999                 $200,000,000
December 31, 1999                  $200,000,000
March 31, 2000                     $205,000,000
June 30, 2000                      $205,000,000
September 30, 2000                 $210,000,000
December 31, 2000                  $210,000,000
March 31, 2001                     $215,000,000
June 30, 2001                      $215,000,000
September 30, 2001                 $215,000,000
December 31, 2001                  $215,000,000
March 31, 2002                     $225,000,000
June 30, 2002                      $225,000,000
September 30, 2002                 $225,000,000
December 31, 2002                  $225,000,000
March 31, 2003                     $250,000,000
June 30, 2003                      $250,000,000
September 30, 2003                 $250,000,000
December 31, 2003                  $250,000,000
March 31, 2004                     $250,000,000
June 30, 2004                      $250,000,000
September 30, 2004                 $250,000,000

          (e) Limitation on Capital Expenditures. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, make Capital Expenditures except in the ordinary course of business and then only in an amount not exceeding (i) during fiscal year

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

1999, $16,000,000, (ii) during fiscal year 2000, 4.0% of the Borrower's consolidated total revenues (determined in accordance with GAAP) for its 1999 fiscal year, (iii) during fiscal year 2001, 3.75% of the Borrower's consolidated total revenues (determined in accordance with GAAP) for its 2000 fiscal year and
(iv) during each subsequent fiscal year, 3.5% of the Borrower's consolidated total revenues (determined in accordance with GAAP) for its immediately preceding fiscal year.

          7.2 Limitation on Indebtedness. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Loan Parties under this Agreement and the other Loan Documents;

          (b) Permitted Subsidiary Bank Debt, if the aggregate outstanding principal amount of Permitted Subsidiary Bank Debt at any time owed (i) by any one Subsidiary of the Borrower does not exceed $500,000 and (ii) by any and all Subsidiaries of the Borrower does not exceed $3,500,000;

          (c) Permitted Seller Debt;

          (d) Subordinated Indebtedness of the Borrower issued after the date of this Agreement, if (i) the amount, structure and terms thereof have been approved in writing by the Agents and the Required Lenders, such approval not to be unreasonably withheld, and (ii) the Net Proceeds from the issuance and sale thereof are received in cash on the date of such issuance and sale and on such date are applied as provided in Section 3.1(b);

          (e) Indebtedness of any Subsidiary of the Borrower that is payable to the Borrower or USIS, if such Indebtedness (i) is evidenced by one or more promissory notes, payable on demand (unless issued in connection with the incurrence of any Seller Debt), and delivered to the Administrative Agent in pledge as security for the Obligations and (ii) is permitted under Section 7.8(c);

          (f) Capital Lease Obligations and purchase money Indebtedness incurred to pay for Capital Expenditures, if the aggregate outstanding principal amount thereof during any fiscal year of the Borrower set forth below does not exceed the amount set forth opposite such fiscal year below:

Fiscal Year                   Amount
-----------                   ------
   1999                    $14,000,000
   2000                     16,000,000
   2001                     17,000,000
   2002                     17,000,000
   2003                     19,000,000
Thereafter                  21,500,000

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

          (g) Guarantee Obligations permitted under Section 7.4;

          (h) Existing Debt;

          (i) Stock Appreciation Rights; and

          (j) Other Indebtedness in an aggregate principal amount not exceeding $4,000,000 at any time outstanding.

          7.3 Limitation on Liens. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than Permitted Liens.

          7.4 Limitation on Guarantee Obligations. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Guarantee Obligation other than:

          (a) the Subsidiary Guaranty;

          (b) any guarantee of Subordinated Indebtedness permitted under Section 7.2(d), if (i) the obligors on such guarantee consist solely of Subsidiaries of the Borrower that have executed and delivered, and have not been released and discharged from, the Subsidiary Guaranty and (ii) such guarantees are issued and subordinated to the payment of all Obligations on terms approved in writing by the Agents and the Required Lenders, each acting individually in its sole discretion;

          (c) Guarantee Obligations in existence on the date of this Agreement and identified on Schedule 1.1(b) or Schedule 4.22;

          (d) Guarantee Obligations of the Borrower relating to Indebtedness permitted under Section 7.2(f);

          (e) Guarantee Obligations of the Borrower relating solely to an operating lease or trade account payable incurred in the ordinary course of business by a Wholly Owned Subsidiary of the Borrower; and

          (f) Guarantee Obligations constituting Permitted Seller Debt.

          7.5 Limitation on Fundamental Changes. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that (a) a Wholly Owned Subsidiary of the Borrower that is not an Excluded Subsidiary may merge or consolidate with, or liquidate into, any other Wholly Owned Subsidiary of the Borrower except an Excluded Subsidiary and (b) a newly-formed Wholly Owned Subsidiary of the Borrower that has no material assets, business or operations may consummate a Permitted

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

Acquisition by merging or consolidating with a Person being acquired in such Permitted Acquisition.

          7.6 Limitation on Transfer of Assets. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business, except:

          (a) sales of obsolete or worn-out equipment in the ordinary course of its business;

          (b) dispositions of assets by a Wholly Owned Subsidiary of the Borrower that is not an Excluded Subsidiary to any other Wholly Owned Subsidiary of the Borrower that is not an Excluded-Indebted Subsidiary, and

          (c) other dispositions of assets to any Person that is not a Subsidiary of the Borrower, so long as the gross revenues attributable to such assets or (except in the case of equipment) the business for which such assets are used, do not exceed (i) 3% of the consolidated gross revenues of the Borrower and its Subsidiaries for the preceding fiscal year, in the case of all such dispositions made by the Borrower or any of its Subsidiaries in any one fiscal year, or (ii) 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for the preceding fiscal year, in the case of all such dispositions made by the Borrower or any of its Subsidiaries at any time after the date of this Agreement.

          7.7 Restricted Payments. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, (x) declare or pay any dividend (other than dividends payable solely in Capital Stock of the Borrower that does not constitute Disqualified Stock and dividends payable solely to the Borrower or any of its Wholly Owned Subsidiaries) on, or offer or make any payment on account of, or offer or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, in whole or in part or (y) offer or make any payment, purchase, defeasance or redemption in respect of, or otherwise acquire or retire, any Subordinated Indebtedness (all such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions, distributions and prepayments are collectively referred to as "Restricted Payments"), either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries or otherwise, except that:

          (a) the Borrower may pay interest when due on any Subordinated Indebtedness, if such payment is permitted to be made at the time under the subordination provisions applicable to such Subordinated Indebtedness; and

          (b) the Borrower may make any Permitted Stock Payment if no Default has occurred and is continuing or would result from, or exist immediately after giving effect to, such Permitted Stock Payment.

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

          7.8 Limitation on Investments. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, make, acquire, hold or own any advance, loan, extension of credit or capital contribution to, or purchase, hold or own any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in or acquisition from, any Person (collectively, "Investments"), except:

          (a) advances of premium payments on behalf of customers under insurance premium financing arrangements established for brokerage clients in the ordinary course of business on terms customary for insurance brokers, accounts receivable generated in the ordinary course of business and deposits for utilities, security deposits for leases of real property and expense prepayments made in the ordinary course of business;

          (b) Investments in Cash Equivalents;

          (c) any loan by the Borrower or USIS to any Wholly Owned Subsidiary of the Borrower, if (i) such loan is evidenced by a promissory note executed by such Subsidiary and payable upon demand (unless issued in connection with the incurrence of any Seller Debt) and delivered and endorsed in pledge to the Administrative Agent as security for the Obligations and (ii) the aggregate amount of all such loans at any time outstanding to all Excluded Subsidiaries, when taken together with the aggregate amount of all Investments therefore made in Excluded Subsidiaries pursuant to Section 7.8(d) and the aggregate outstanding principal amount of all Non-Recourse Seller Debt, does not exceed $15,000,000;

          (d) Investments in Capital Stock of any Wholly Owned Subsidiary of the Borrower that became a Subsidiary of the Borrower after the date of this Agreement, if the aggregate amount of all such Investments at any time outstanding as to (x) all Subsidiaries other than Excluded Subsidiaries does not exceed $5,000,000 and (y) all Excluded Subsidiaries, when taken together with the aggregate outstanding principal amount of all Investments made pursuant to
Section 7.8(c) and the aggregate outstanding principal amount of all Non-Recourse Seller Debt, does not exceed $15,000,000;

          (e) Permitted Acquisitions and, if granted to the Borrower or a Subsidiary of the Borrower without payment or delivery of a separate consideration, an option or right to make a Permitted Acquisition, subject to the terms and provisions of Section 7.14;

          (f) Permitted Stock Payments;

          (g) non-cash loans used to purchase Capital Stock of the Borrower made by the Borrower to employees of the Borrower or any of its Subsidiaries, but only if (i) the aggregate outstanding principal amount of any such loan to any employee shall not exceed $200,000 at any time, and (ii) such loan is evidenced by a promissory note, executed and payable on demand by such employee and delivered and endorsed to the Administrative Agent in pledge as security for the Obligations;

          (h) Investments received in settlement of claims against any Person or in any capital restructuring or reorganization of any Person; and

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

          (i) Investments disclosed on Schedule 7.8.

          7.9 Limitation on Optional Payments and Modifications of Indebtedness. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, (a) make any optional payment or prepayment or any purchase or redemption of any of its outstanding Indebtedness, except Permitted Prepayments, or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any of its outstanding Indebtedness, except so as to (i) extend the maturity or reduce the amount of any payment of principal thereof, or (ii) reduce the rate or extend the date for payment of interest thereon.

          7.10 Limitation on Transactions with Affiliates. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, enter into any transaction (including any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate of the Borrower unless such transaction is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower.

          7.11 Limitation on Changes in Fiscal Year. The Borrower shall not cause, permit or suffer the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31.

          7.12 Limitation on Negative Pledges. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, enter into any agreement after the date of this Agreement that prohibits or limits its ability to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) restrictions set forth in any agreement governing Capital Lease Obligations or purchase money Indebtedness permitted under Section 7.2(g), if applicable solely to the property financed thereby, (b) restrictions set forth in any Security Document and (c) restrictions set forth in the documents governing any Permitted Prior and Pari Passu Liens (to the extent applicable only to the assets subject to such Liens).

          7.13 Limitation on Payment Restrictions Affecting Subsidiaries. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement after the date of this Agreement that prohibits or limits, or that may at any time in the future prohibit or limit, the ability of any Subsidiary of the Borrower to declare or pay dividends on its Capital Stock or to purchase assets or services from or sell assets or services to, or to make loans to or obtains loans from, the Borrower or any other Subsidiary of the Borrower, except (in each case) restrictions applicable solely to an Excluded Subsidiary and enforceable solely by the holders of Non-Recourse Seller Debt issued by such Excluded Subsidiary.

          7.14 Limitation on Business and Acquisitions. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, (a) enter into or acquire or conduct any business, directly or, indirectly, other than the USI Businesses or engage in any business activities outside of the United States or
(b) acquire any property, Person or business other than (i) the outstanding Capital Stock of Persons engaged in the USI Businesses, (ii) the

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

equipment and other assets necessary to operate its USI Businesses in the ordinary course, and (iii) Permitted Acquisitions.

          7.15 ERISA Matters.

          (a) No Use of Plan Assets. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries to, use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including 29 C.F.R. Section 2510.3-101 or any successor regulations thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Code to repay or secure the Loans. or any of the Loan Documents.

          (b) No Plans. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries or any Commonly Controlled Entity to, adopt, maintain, administer (except pursuant to administration services that constitute a part of the ordinary course of the business of any Subsidiary of the Borrower or any Commonly Controlled Entity, which services are covered by liability insurance coverage customary for similar entities engaged in the plan administration services business), contribute to, or become required to contribute to any Muitiemployer Plan or any employee benefit plan subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or the minimum funding requirements of ERISA or the Code or incur any liability for post-retirement medical or other welfare benefits unless this Agreement is amended, in form and substance satisfactory to the Agents and the Lenders, to insert the customary provisions with respect thereto.

          (c) No ERISA Events. The Borrower will not, and will not cause or suffer any of its Subsidiaries or any Commonly Controlled Entity to, permit any ERISA Event to occur.

          (d) No ERISA Liens. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries or any Commonly Controlled Entity to, terminate any Plan in a manner that could result in the imposition of a lien or the property of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity or incur any liability or suffer the existence of any lien on the property of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity pursuant to Title 1 of ERISA or the penalty or excise tax or security provisions of the Code.

          (e) Section 515 of ERISA. The Borrower will not, and will not cause, permit or suffer any of its Subsidiaries or any Commonly Controlled Entity to, fail to make any payment required by Section 515 of ERISA.

                                    SECTION 8
                                EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing (each, an "Event of Default"):

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          (a) Payment Default. The Borrower fails to pay (i) any principal of any Loan when due in accordance with the terms of this Agreement, or (ii) any interest on any Loan, or any fee or other amount payable under this Agreement or any other Loan Document, within three Business Days after any such interest, fees or other amount becomes due in accordance with the terms hereof or thereof; or

          (b) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in this Agreement or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it pursuant to this Agreement or any other Loan Document proves to have been false or misleading in any material respect on or as of the date made or deemed made; or

          (c) Certain Covenants. The Borrower or any of its Subsidiaries fails to observe or perform any agreement contained in Sections 6.7(a), 6.7(d) or 6.10 or Section 7 or contained in Section 2.2, 2.3, 2.5, 3.2, 3.3, 3.4, 3.7, 3.8 or
3.9 of the Borrower Pledge and Security Agreement or Section 2.2, 2.3, 2.5, 3.2, 3.3, 3.4, 3.7, 3.8 or 3.9 of the Subsidiary Pledge and Security Agreement; or

          (d) Certain Other Covenants. The Borrower or any of its Subsidiaries fails to observe or perform any agreement contained in Sections 6.1, 6.2, 6.4, 6.5, 6.6 or 6.9 and such default shall continue unremedied for a period of 15 days after either (i) such default is acknowledged in writing by the Borrower or
(ii) notice thereof has been given to the Borrower by either Agent or any Lender; or

          (e) Other Loan Document Obligations. The Borrower or any of its Subsidiaries fails to observe or perform any other agreement contained in this Agreement or any other Loan Document (other than as provided in Sections 8(a), 8(b), 8(c) and 8(d)), and such default shall continue unremedied for a period of 30 days after either (i) such default is acknowledged in writing by the Borrower or (ii) notice thereof has been given to the Borrower by either Agent or any Lender; or

          (f) Other Debt. The Borrower or any of its Subsidiaries (i) fails to pay when due any payment of principal of or interest on any Indebtedness (other than the Loans), or in the payment of any Guarantee Obligation, when such payment is due after any applicable grace period, if the aggregate amount of the Indebtedness and Guarantee Obligations in respect of which such default or defaults have occurred is at least $2,000,000, or (ii) fails to observe or perform any other agreement or condition relating to any Indebtedness or Guarantee Obligation in such aggregate amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time (or both) if required, such Indebtedness to become due (whether by acceleration or otherwise) prior to its stated maturity or such Guarantee Obligation to become payable; or

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          (g) Bankruptcy and Insolvency Proceedings. Either (i) the Borrower or
any of its Subsidiaries commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there is commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there is commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its property that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries generally is not, or is unable to, or admits its inability to, pay its debts as they become due; or

          (h) Judgments. One or more judgments or decrees are entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $2,000,000 or more, and all such judgments or decrees are not vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) Security. Any of the Security Documents ceases, for any reason, to be in full force and effect, or the Borrower or any of its Subsidiaries so asserts; or any Lien created by any Security Document ceases to be enforceable on the terms therein set forth as to any property of the Borrower or USIS, except Excluded Assets, or the Borrower or any of its Subsidiaries so asserts; or

          (j) Subsidiary Guaranty and Subsidiary Notes. The Subsidiary Guaranty or any promissory note of any Subsidiary pledged under the Security Documents is not in full force and effect or does not constitute a lawful and enforceable obligation or the Borrower or any of its Subsidiaries so asserts; or

          (k) ERISA. Either (i) any property of the Borrower or any of its Subsidiaries constitutes "assets" (within the meaning of ERISA or Section 4975 of the Code, including 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) or ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code; or (ii) any of the Loans or any Loan Document, or the exercise of any of the Administrative Agent's or any Lender's rights in connection therewith,

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constitutes a prohibited transaction under ERISA or the Code (except for a prohibited transaction that results from the Lender's use of assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code to fund the Loans); or
(iii) the occurrence of any ERISA Event; or (iv) a Plan or related trust agreement that is intended to be qualified and tax-exempt under Sections 401(a) and 501(a) of the Code fails to be so qualified or tax-exempt or shall lose its qualification or tax-exempt status; or (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity incurs or is expected to incur any liability under ERISA with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which any of Borrower, any subsidiary of Borrower or any Commonly Controlled Entity administers or with respect to any Plan; or (vi) any other similar event or condition occurs or exists with respect to a Plan; and in each case in clauses (iii) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

then, and in any such event and at any time thereafter during the continuation of such an Event of Default, (A) if such event is an Event of Default specified in Section 8(g) that occurs with respect to the Borrower or USIS, automatically the Commitments shall immediately terminate and the Loans under this Agreement (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by written notice to the Borrower declare the Commitments to be terminated whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable whereupon the Loans and all such other amounts shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                    SECTION 9
                                   THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints Credit Lyonnais as the administrative agent of such Lender under this Agreement and the other Loan Documents, and each Lender hereby irrevocably designates and appoints Chase as the syndication agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in

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this Agreement, (i) neither Agent shall have any duties or responsibilities other than those expressly set forth in this Agreement, (ii) neither Agent shall have any fiduciary relationship with any Lender, and (iii) no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent.

          9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or any Affiliates of either Agent shall be (i) liable for any action taken or omitted to be taken by it or any other Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent shall treat the payee of any Note as the owner thereof for all purposes unless the assignment or transfer shall have been recorded in the Register. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and/or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and their successors and assigns.

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          9.5 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under this Agreement unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that either
Agent receives any such notice, such Agent shall promptly give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans under this Agreement and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents under this Agreement, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial, or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Lenders severally (and not jointly) agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the Commitments have terminated and the Loans have been paid in full, ratably in accordance with their respective Pro Rata Shares on the last day prior to such payment in full on which no Default or Event of Default had occurred and was continuing), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the either Administrative Agent in any way relating to or arising out of

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this Agreement, any of the other Loan Documents or any documents (including any intercreditor agreement entered into by either Agent, on behalf of the Lenders, in connection with this Agreement or any other Loan Document) contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by either Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from either Agent's gross negligence or willful misconduct (as determined in a final, nonappealable judgment by a court of competent jurisdiction). The agreements of the Lenders in this Section 9.7 shall survive the payment of the Loans and all other amounts payable under this Agreement and shall be binding on such Lenders and their successors and assigns.

          9.8 Agents In Their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though such Agent were not an Agent under this Agreement and the other Loan Documents. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Agents. Either Agent may resign as an Agent upon 30 days' written notice to the Lenders. If either Agent shall resign as an Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent, as the case may be, for the Lenders, whereupon such successor agent, shall succeed to the rights, powers and duties of the Administrative Agent or the Syndication Agent, as the case may be, and the term "Administrative Agent" or "Syndication Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Administrative Agent or Syndication Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. Notwithstanding the resignation of any Agent, the provisions of this Section 9.9 shall continue to its benefit as to any actions taken or omitted to be taken by it as the Administrative Agent or Syndication Agent, as the case may be, under this Agreement and/or any of the other Loan Documents.

          9.10 SubAgents; Co-Collateral Agents. Either Agent may at any time appoint one or more of the Lenders, any trust company or any other Person, to act as a subagent or co-collateral agent in respect of any of the functions, duties, powers, interests, rights, privileges and remedies of the Administrative Agent or Syndication Agent, as the case may be, under any of the Loan Documents. Neither Agent shall have any duty whatsoever to control or supervise, or otherwise undertake any responsibility in respect of any Person appointed by it as subagent or co-collateral agent and shall not be in any respect liable for any act or omission of such Person. Each such Person shall, nevertheless, be subject to the direction of the Required Lenders and shall, in acting as subagent or co-collateral agent, be entitled to the benefit of all of the rights, privileges, powers, interests, indemnities, immunities

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and remedies of the Administrative Agent or Syndication Agent, as the case may be, in respect of the matters as to which such Person has been empowered by the Administrative Agent or Syndication Agent, as the case may be, to act. Either Agent or Required Lenders may at any time, with or without cause, restrict or terminate the power of any such Person so to act. The appointment of any such Person as subagent or co-collateral agent shall not restrict, affect or impair any of rights, privileges, powers, interests, indemnities, immunities and remedies of the Administrative Agent or the Syndication Agent. The Borrower agrees to pay the reasonable fees and expenses of each such subagent or co-collateral agent.

          9.11 Concerning the Collateral.

          (a) Security Documents. Each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent to enter into and act under the Security Documents, to accept, maintain, hold and enforce on behalf of the Lenders and other holders of Obligations all interest created thereby, and to maintain and enforce its rights, privileges, powers, interests and remedies under the Security Documents for the benefit of the Lenders and to perform all obligations of the Administrative Agent thereunder, including obligations to release Collateral. Any action taken by the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the holders of Obligations secured by any Collateral.

          (b) Release of Liens. Each Lender hereby agrees that it will, upon request of the Borrower or the Administrative Agent, confirm the Administrative Agent's authority to release, or direct the Administrative Agent to release, any Lien held by the Administrative Agent:

               (i) against all of the Collateral, upon expiration or termination of the obligations of the Lenders under this Agreement, payment of the principal of and interest on all Loans and payment of all other Obligations as to which, no later than the fifth Business Day prior to payment in full of such principal and interest, the Administrative Agent has received written notice that such Obligation is then due and payable;

               (ii) against any part of the Collateral sold or disposed of by the Borrower or any Subsidiary of the Borrower, if such sale or disposition is permitted by and is made in accordance with this Agreement;

               (iii) against any Collateral which the Administrative Agent is required to release pursuant to the Security Documents or applicable law; and

               (iv) pursuant to any Shared Subsidiary Security Document executed by any Subsidiary or against property encumbered thereby or any obligation secured

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     thereby, when such Shared Subsidiary Security Document is released upon the consummation of any restructuring of the Permitted Seller Debt of such Subsidiary permitted hereunder.

          (c) Not Accountable or Liable. The Administrative Agent shall not be accountable or liable for any release of Collateral which (i) the Administrative Agent in good faith believes is required under the Security Documents or any other Loan Document, (ii) results from any failure of the Borrower to perform or observe, or cause a Subsidiary of the Borrower to perform or observe, any agreement or obligation set forth in or arising under this Agreement, the Security Documents or any other Loan Document, or (iii) results from any failure to give, or delay in giving, any notice of termination of any rights of the Borrower pursuant to the Security Documents or any other Loan Document or from any other omission of the Administrative Agent, whether or not deemed negligent. The Administrative Agent shall have no duty, responsibility or liability whatsoever as to the existence, value, protection or other assurance of any property that may constitute Collateral or as to the authorization, creation, perfection, priority, protection, retention, value, enforceability or sufficiency of any Lien that may be granted, or purported or intended to be granted, pursuant to this Agreement or any Security Document or otherwise, it being expressly agreed by each Lender that, in respect of any and all risks related in any respect to such matters, such Lender is relying and will rely solely on (x) such independent inquiry into such matters and risks as such Lender may elect to make and (y) its rights and powers as a Lender, including the rights and powers granted or available to it under the Loan Documents if, with the support of other Lenders sufficient to constitute the Required Lenders, it acts as one of the Required Lenders.

          (d) Shared Subsidiary Security Documents. The Borrower, for itself and for each of its Subsidiaries, and each Lender acknowledges and agrees that, in holding and maintaining or taking or omitting to take any action in respect of the collateral security granted in any Shared Subsidiary Security Document or any right, power, privilege, interest or remedy conferred thereby, (i) Credit Lyonnais Cayman Island Branch is acting solely as Administrative Agent under this Agreement and, as such, shall be entitled in respect thereof to each and all of the rights, privileges, powers, interests, indemnities, immunities, benefits and remedies of the Administrative Agent under this Agreement and (ii) neither Credit Lyonnais Cayman Island Branch nor any other branch or Affiliate of Credit Lyonnais is acting in any capacity for, and shall have no duty whatsoever to, the Borrower or any other holder of any liability secured thereby. The Borrower represents and warrants to each and all of the branches and Affiliates of Credit Lyonnais that it has so notified each holder of any liability secured by any Shared Subsidiary Security Document. Credit Lyonnais may at any time, at its sole option, (x) appoint a subagent or co-collateral agent pursuant to Section 9.10 to take and hold any or all collateral security granted in any Shared Subsidiary Security Document and perform any or all duties and exercise any or all rights, privileges, powers, interests, indemnities, immunities, benefits and remedies conferred upon Credit Lyonnais thereby or (y) resign as collateral agent under any Shared Subsidiary Security Document, without thereby in any way restricting, resigning or impairing its rights, privileges, powers, interests, indemnities, immunities, benefits and remedies as Administrative Agent under this Agreement and under the other Loan Documents, and require the Borrower to appoint, and pay all reasonable fees and expenses of,

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an independent collateral agent to take and hold any or all collateral security granted in any Shared Subsidiary Security Document and perform any or all duties and exercise any or all rights, privileges, powers, interests, indemnities, immunities, benefits and remedies conferred upon Credit Lyonnais thereby.

          9.12 Arranger and Syndication Agent. The parties acknowledge and agree that Credit Lyonnais and Chase Securities Inc. shall be credited as, and may publicize that they are, Joint Book Managers and Lead Arrangers of the financing contemplated hereby. Without in any respect limiting the rights, privileges, powers, immunities, indemnities and other benefits granted to Credit Lyonnais as Administrative Agent or granted to Credit Lyonnais and Chase as Lenders, the parties further acknowledge and agree that (a) Credit Lyonnais and Chase Securities Inc., shall not have, by reason of their designation as Joint Book Managers and Lead Arrangers, any power, duty, responsibility or liability whatsoever under this Agreement or any other Loan Document or in respect of the financing transaction contemplated hereby and (b) each of them shall nevertheless be entitled to each and all of the protections and immunities granted to the Agents under Sections 9.3, 9.4, 9.6, 9.8 and 9.11, as fully as if each of them were therein expressly referred to.

                                   SECTION 10
                                  MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10. The Required Lenders may, from time to time, (a) enter into with the Borrower or any applicable Loan Party written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or any applicable Loan Party hereunder or thereunder or otherwise amending the terms of the Agreement or any other Loan Document or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver, and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby, (ii) release, other than as set forth in Section 9.11(b), any substantial part of the Collateral or reduce the percentage specified in the definition of "Required Lenders", or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral in each case without the written consent of all the Lenders,
(iii) amend, modify or waive any provision of Section 2 or the order of application of commitment reductions and prepayments in Section 3.1 without the written consent of Lenders having a majority in Pro Rata Shares for each Tranche of

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Commitments and Loans adversely affected thereby, (iv) amend, modify or waive any provision of Section 9 with respect to the rights or obligations of either Agent without the written consent of such Agent (provided that the rights of any prior Agent shall not be adversely affected thereby) or (v) amend, modify or waive any provision with respect to the rights or obligations of the Issuing Bank without the written consent of the Issuing Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders, and shall be binding upon the Borrower, or any applicable Loan Party, the Lenders, and the Agents. In the case of any waiver, the Borrower, or any applicable Loan Party, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Notes any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the parties to this Agreement shall be in writing (including by telecopy) and, unless otherwise expressly provided in this Agreement, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, or to such other address as may be hereafter notified by the respective parties to this Agreement and any future holders of the Notes:

     The Borrower:

                    U.S.I. Holdings Corporation
                    50 California Street, 24th Floor
                    San Francisco, California 94111
                    Attention: Chief Financial Officer
                               with a copy to General Counsel
                    Telecopy: (415) 983-0101
                    Telephone: (415) 983-0100

     The Administrative Agent:

                    Credit Lyonnais Cayman Island Branch
                    1301 Avenue of the Americas
                    New York, New York 10019
                    Attention: Leveraged Finance (Anne LeGoulven)
                    Telecopy: (212) 261-3259
                    Telephone: (212) 261-7868

provided, however, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.2, 2.9, 3.1, 3.2 or
3.7 shall not be effective until received.

          10.3 No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made under this Agreement, each of the other Loan Documents and each document, certificate or statement delivered pursuant to this Agreement or in connection with this Agreement or any other Loan Document, shall survive (i) the execution and delivery of this Agreement, and (ii) the making of the Loans under this Agreement and the Notes.

          10.5 Payment of Expenses and Taxes; Indemnification. The Borrower agrees:

          (a) Closing and Administration Expenses. To pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and all amendment, supplement, modification or waiver to, this Agreement and the other Loan Documents and all other documents prepared in connection herewith or therewith (including the reasonable fees and disbursements of White & Case LLP, special counsel to the Administrative Agent and the Syndication Agent, as well as local and foreign counsel to the Administrative Agent),

          (b) Post-Default Expenses. To pay or reimburse each Lender and each Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and all such other documents (including the reasonable fees and disbursements of counsel to Agents and counsel to the Lenders),

          (c) Certain Costs. To pay, indemnify, and hold each Lender and each Agent harmless from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary stamp, excise and other taxes, if any, which may be payable or determined to be payable by reason of the execution and delivery of this Agreement and the other Loan Documents and any such other documents, or any amendment, supplement or modification of, or any waiver or consent under or in respect thereof, and

          (d) General Indemnity. To defend, indemnify and hold each Lender and each Agent and their respective Affiliates, officers, directors, employees, attorneys, agents and advisors (each, an "Indemnified Party") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable legal fees and other charges) with respect to the execution, delivery, performance and consummation of this Agreement, the other Loan Documents and all such other documents (including any of the foregoing relating to, or arising out of (i) the preparation for a defense of, or participation in, any investigation, litigation, proceeding or other action related to or arising out of the Loan Documents or any other such documents (whether or not such Indemnified Party is a party to such proceeding or other action and whether any such investigation, litigation or proceeding or other action is brought by the Borrower, its stockholders or creditors or by any other Person), or (ii) the violation of, noncompliance with or liability under, any Requirement of Law applicable to the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation under this Agreement to an Indemnified Party with respect to any indemnified liabilities that arise from the gross negligence or willful misconduct of such Indemnified Party (as determined in a final non-appealable judgment by a court of competent jurisdiction), and

          (e) ERISA Indemnity. To defend, indemnify and hold each Lender and each Agent harmless from and against all losses, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages that either Agent or any Lender may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in such Agent's or Lender's reasonable judgment by reason of the inaccuracy of the representations and warranties set forth in
Section 4.13(b) or a breach of the provisions set forth in Section 7.15.

The agreements of the Borrower in this Section 10.5 shall survive repayment of the Loans and all other amounts payable under this Agreement.

          10.6 Successors and Assigns; Participations and Assignments.

          (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Participations. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more other Persons (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties for the performance of such obligations, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and each Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.9,
3.10 and 3.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender.

          (c) Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or, with the consent of the Agents (which shall not be unreasonably withheld), to one or more other Persons (each, an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by the Assignee, the assigning Lender (and, in the case of an Assignee that is not then a Lender, by the Agents) and delivered to the Administrative Agent for its acceptance and recording in the Register. Unless such assignment is of all of the rights and obligations of the assigning Lender, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of the unfunded and unexpired Commitments that are assigned and that remain with the assigning Lender shall be at least $5,000,000 or any amount that the Agents in their sole discretion may determine. Upon such execution, delivery, acceptance and recording, from and after the effective date of such Assignment and Acceptance, (x) the Assignee thereunder shall be a party to this Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party to this Agreement). The Borrower shall issue Notes payable to the Assignee to reflect the Assignment, if so requested at any time by either Agent or the Assignee, but the assignment shall be enforceable upon compliance with the conditions set forth in this Section 10.6(c) whether or not any such request is ever made or honored.

          (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans payable to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation under this Agreement as the owner thereof for all purposes of this Agreement and the other Loan Documents notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation under this Agreement shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Assignment Fee; Registration of Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, by the Agents) together with payment by the Assignee or the assigning Lender to the Administrative Agent of a registration and processing fee of $5,000, the Administrative Agent shall
(i) promptly accept such Assignment and Acceptance, and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No payment of any such fee shall be required in connection with an assignment of Loans from any Lender to any of its Affiliates, or from any Lender to any other Lender.

          (f) Disclosure. Subject to the provisions of Section 10.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates that has been delivered to such Lender by or on behalf of the Borrower pursuant to any of the Loan Documents or that has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to the Closing Date.

          (g) Pledges. The provisions of this Section 10.6 do not prohibit or restrict pledges, collateral assignments or other grants of security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or any other Person. No such pledge, collateral assignment or grant shall release a Lender from any of its obligations under this Agreement.

          10.7 Set-off; Adjustments.

          (a) Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), upon any amount becoming due and payable by the Borrower under this Agreement (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender that exercises any right of setoff for credit to its Loans or Notes shall notify the Borrower and each Agent promptly after it does so, but the failure to give such notice shall not affect the validity of such set-off and application and shall not put such Lender under any liability or disability whatsoever.

          (b) Sharing. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to, or collateral received by, any other Lender in respect of such other Lender's Loans, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, any such purchase shall be rescinded and the purchase price and benefits returned to the extent of such recovery, but without interest.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), all of which shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower and the other Loan Parties, the Administrative Agent, the Syndication Agent and the Lenders with respect to the subject matter of this Agreement, and there are no promises, undertakings, representations or warranties made by any party to this Agreement relative to subject matter of this Agreement not expressly set forth or referred to in this Agreement or the other Loan Documents. Any previous agreement with respect to the subject matter of this Agreement is superseded by this Agreement and the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) Submission. Submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) Venue. Consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) Process. Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of the Borrower that the Administrative Agent shall have been notified pursuant thereto;

          (d) Not Exclusive. Agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) Release of Consequential and Punitive Damages. Absolutely, unconditionally, irrevocable and forever waives and releases, and covenants and agrees never to sue upon, any right it might otherwise have (on any theory of liability, whether founded on contract, tort, equitable principles, statutory duties or otherwise, whether known or unknown and whether now existing or hereafter arising) for recovery of any special, indirect, consequential, exemplary and punitive damages on any claim at any time arising in its favor against any Lender or any other Indemnified Person based upon, arising from or in any respect related to this Agreement or any of the Loan Documents or the transactions contemplated thereby or any breach of contract, breach of duty, wrongful conduct, act, omission, condition, event or circumstance in any respect related thereto.

          10.13 Acknowledgments. The Borrower hereby acknowledges that:

          (a) Advice of Counsel. It has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) No Fiduciary Duty. Neither Agent nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) No Joint Venture. No joint venture is created by this Agreement or by any other Loan Document or otherwise exists by virtue of the transactions contemplated by this Agreement or any other of the Loan Document among the Lenders or among the Borrower and the Lenders. No Lender has any responsibility or liability whatsoever for any act or omission of the Borrower or any other Lender.

          10.14 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15 Interest Rate Limitation. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), required to be paid by the Borrower under this Agreement or in any other Loan Document, or Charges otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Loan Documents and the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          10.16 Confidentiality. The Lenders shall hold in confidence all non-public information obtained pursuant to the requirements of this Agreement that has been identified as such in writing by the Borrower; provided, however, that any Lender may disclose any such information (a) to any Transferee or prospective Transferee pursuant to Section 10.6 (subject to the execution by such Transferee or prospective Transferee of a confidentiality letter of the same scope as this Section 10.16), (b) as required or requested by any governmental agency or representative thereof or required by law, rule or regulation, or (c) pursuant to legal process. In no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

          10.17 Generally Accepted Accounting Principles. The financial statements to be furnished to the Lenders by the Borrower pursuant to this Agreement shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Agents); provided, however, that (i) Quarterly Financial Statements may be subject to year-end adjustments and will generally not contain footnotes, and (ii) except as otherwise specifically provided in this Agreement, all computations determining compliance with the financial covenants in Section 7.1 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders for the fiscal year of the Borrower ended on December 31, 1998 (such generally accepted accounting principles, subject to the preceding proviso and exceptions, are referred to as "GAAP").

                           [intentionally left blank]

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     U.S.I. HOLDINGS CORPORATION


                                     By: /s/ Michael Leonard
                                         ---------------------------------------
                                         Title: Senior Vice President and Chief
                                                Financial Officer


                                     CREDIT LYONNAIS
                                     CAYMAN ISLAND BRANCH,
                                       as Administrative Agent and a Lender


                                     By: /s/ W. Michael George
                                         ---------------------------------------
                                         Title: Authorized Signatory


                                     THE CHASE MANHATTAN BANK,
                                       as Syndication Agent and a Lender


                                     By: /s/ Christine Herrick
                                         ---------------------------------------
                                         Title: Vice President

                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                       FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of September 17, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among U.S.I. Holdings Corporation (the "Borrower"), the several banks and other financial institutions from time to time that are party thereto (collectively, the "Lenders"), Credit Lyonnais Cayman Island Branch, as administrative agent for the Lenders (the "Administrative Agent") and The Chase Manhattan Bank, as syndication agent (the "Syndication Agent"). Unless otherwise defined herein, capitalized terms shall have the meanings given to them in the Credit Agreement.

                      (the "Assignor") and             (the "Assignee") agree as
          -----------                      -----------
follows:

          l. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), all of the Assignor's interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement as set forth on Schedule 1 (the "Assigned Facility"), in a principal amount for such Assigned Facility as set forth on Schedule 1.

          2. The Assignor: (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other document made, delivered or given in connection with any Loan Document, other than that it has not created any adverse claim upon the interest being assigned by it under this Assignment and Acceptance and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or any of the other Loan Documents; and (c) attaches the Note, if any, held by it evidencing the Assigned Facility, and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note for a new Note payable to the Assignee, and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Note for a new Note payable to the Assignor, in each case in amounts that reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective prior to such date).

          3. The Assignee: (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (d) appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the Syndication Agent, as the case may be, by the terms thereof together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and the other Loan Documents and it will perform all of the obligations that are required to be performed by it as a Lender under the Credit Agreement and the other Loan Documents; and (f) represents and warrants that none of the amounts used to fund the Assigned Facility and none of the amounts which will be provided by the Assignee to the Borrower with respect to the Loans constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code.

          4. The effective date of this Assignment and Acceptance shall be
                   ,       (the "Effective Date"). Following the execution of
---------------- --  -----
this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent and the Syndication Agent for acceptance by them and recorded by the Administrative Agent pursuant to Section 10.6(e) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of receipt hereof by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement and all of the other Loan Documents and the Assignee shall be bound by the provisions thereof, and (b) the Assignor shall to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Documents.

          7. This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York without giving effect to the conflict of laws provisions thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                     Schedule I To Assignment And Acceptance
                        Relating To The Credit Agreement,
                         Dated As Of September 17, 1999,
                                      Among
                          U.S.I. Holdings Corporation,
                           The Lenders Named Therein,
  Credit Lyonnais Cayman Island Branch, As Administrative Agent For The Lenders
               And The Chase Manhattan Bank, As Syndication Agent
--------------------------------------------------------------------------------

Name of Assignor:
                 ------------------------------------

Name of Assignee:
                 ------------------------------------

Effective Date of Assignment:
                             ------------------------

                       Principal                Commitment
                       Amount Assigned          Percentage Assigned
                       ---------------          -------------------

Revolving Loan         $                                    %
                        ------------            ------------

Term Loan              $                                    %
                        ------------            ------------

[NAME OF ASSIGNEE]                        [NAME OF ASSIGNOR]


By:                                       By:
  ------------------------                   ------------------------
   Name:                                     Name:
   Title:                                    Title:

Accepted:

CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as Administrative Agent


By:
   ------------------------
   Name:
   Title:

THE CHASE MANHATTAN BANK,
as Syndication Agent


By:
   ------------------------
   Name:
   Title:

                                                                     EXHIBIT B-1
                                                         [CONFORMED AS EXECUTED]

================================================================================

                     BORROWER PLEDGE AND SECURITY AGREEMENT

                                   dated as of
                               September 17, 1999

                          U.S.I. HOLDINGS CORPORATION,
                                   as Grantor

                                       and

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                                as Secured Party

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I.
     DEFINITIONS...............................................................1

     Section 1.1.  Certain Terms...............................................1
     Section 1.2.  Terms Defined in Credit Agreement...........................3
     Section l.3.  Terms Defined in the Uniform Commercial Code................4
     Section 1.4.  Terms Generally.............................................4

ARTICLE II.
     THE SECURITY INTERESTS....................................................5

     Section 2.1.  Grant of Security Interests.................................5
     Section 2.2.  Delivery of Instruments, Notes and Securities...............7
     Section 2.3.  Investment Property.........................................7
     Section 2.4.  Registration of Pledge......................................7
     Section 2.5.  Financing Statements........................................8
     Section 2.6.  Secured Party Filing........................................8
     Section 2.7.  Further Assurances..........................................8
     Section 2.8.  Power of Attorney...........................................8
     Section 2.9.  Survival of Security Interests.............................10
     Section 2.10. Reinstatement of Security Interests........................10
     Section 2.11. Grantor Remains Liable.....................................10

ARTICLE III.
     REPRESENTATIONS, WARRANTIES AND COVENANTS................................10

     Section 3.1.  The Collateral.............................................10
     Section 3.2.  Maintenance of Perfection..................................12
     Section 3.3.  Defense of Collateral......................................12
     Section 3.4.  Transfer or Encumbrance....................................12
     Section 3.5.  Payments, Dividends and Distributions......................12
     Section 3.6.  Voting Rights..............................................12
     Section 3.7.  Maintenance of Collateral..................................13
     Section 3.8.  Concerning Equipment and Inventory.........................14
     Section 3.9.  Concerning Accounts, Instruments and other Claims..........14
     Section 3.10. Substituted Performance....................................15

ARTICLE IV.
     DEFAULT; REMEDIES........................................................15

     Section 4.1.  Default....................................................15
     Section 4.2.  Remedies upon Default......................................15

                                       (i)

                                                                            Page
                                                                            ----

     Section 4.3.  Waivers by Grantor.........................................17
     Section 4.4.  Standard of Care...........................................17
     Section 4.5.  Application of Proceeds....................................17
     Section 4.6.  Indemnity and Expenses.....................................18
     Section 4.7.  Surplus, Deficiency........................................18
     Section 4.8.  Information Related to the Collateral......................18
     Section 4.9.  Sale Exempt from Registration..............................19
     Section 4.10. Rights and Remedies Cumulative.............................19
     Section 4.11. No Direct Enforcement by Beneficiaries.....................19

ARTICLE V.
     CONCERNING THE SECURED PARTY.............................................19

     Section 5.1.  Agent for Holders..........................................19
     Section 5.2.  Administrative Agent shall be the Secured Party............19
     Section 5.3.  No Assurances or Liability.................................20
     Section 5.4.  Holders Bound..............................................20

ARTICLE VI.
     MISCELLANEOUS PROVISIONS.................................................20

     Section 6.1.  Continuing Security Interests; Release.....................20
     Section 6.2.  Statute of Limitations.....................................21
     Section 6.3.  Amendments; Etc............................................21
     Section 6.4.  Failure or Indulgence Not Waiver; Remedies Cumulative......21
     Section 6.5.  Notices....................................................21
     Section 6.6.  Severability...............................................21
     Section 6.7.  Headings...................................................21
     Section 6.8.  Governing Law; Terms.......................................21
     Section 6.9.  Consent to Jurisdiction and Service of Process.............22
     Section 6.10. Waiver of Jury Trial.......................................22
     Section 6.11. Counterparts...............................................23

                                      (ii)

SCHEDULES

Schedule 3.1(b)-   Interest Owned in Subsidiaries
Schedule 3.1(c)-   Intellectual Property
Schedule 3.1(d)-   Investment Property
Schedule 3.1(e)-   Location of Equipment and Inventory
Schedule 3.1(g)-   Location of Borrower
Schedule 3.1(h)-   Legal Name of Borrower
Schedule 3.1(i)-   Taxpayer ID Number

                                       (i)

                     BORROWER PLEDGE AND SECURITY AGREEMENT

          This BORROWER PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is dated as of September 17, 1999 and entered into by and between U.S.I. HOLDINGS CORPORATION, a Delaware corporation ("Grantor"), and CREDIT LYONNAIS CAYMAN ISLAND BRANCH, in its capacity as Administrative Agent under the Credit Agreement referred to below ("Secured Party"), for the benefit of the Persons that now are or at any time hereafter become party as a Lender to the Credit Agreement described herein (the "Lenders"), CREDIT LYONNAIS CAYMAN ISLAND BRANCH, in its individual capacity, as Administrative Agent and Lender, THE CHASE MANHATTAN BANK, as Syndication Agent and Lender (the "Syndication Agent") and all other present and future Holders of any of the Secured Obligations described herein (all, collectively, including the Lenders, Administrative Agent and the Syndication Agent, the "Beneficiaries").

                                    Recitals

          The Grantor has requested that credit be extended to the Grantor on terms and conditions set forth in that certain Credit Agreement dated as of September 17, 1999, among Grantor, Secured Party and the other Beneficiaries party thereto.

          To induce the Beneficiaries to enter into the Credit Agreement, and in consideration thereof and of any and all credit at any time extended thereunder, the Grantor has agreed to grant to Secured Party, for the benefit of the Beneficiaries, the collateral security described herein as security for the payment of the Secured Obligations on the terms herein set forth.

          Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Secured Party for the benefit of the Beneficiaries as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

          Section 1.1. Certain Terms As used in this Agreement, the following terms have the meanings specified below:

          "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

          "Claim" has the meaning set forth in the Bankruptcy Code.

          "Collateral" has the meaning set forth in Section 2.1

          "Credit Agreement" means the Credit Agreement described above, as such agreement from time to time may be modified, amended, restated, extended, refinanced or replaced in any manner or in any respect (including so as to reduce or increase the amount or cost of credit extended thereunder or to shorten or extend the time of payment thereunder or in any other manner change the amount or terms of credit extended to the Borrower or the identity, rights or obligations of any party thereto).

          "Discharge of the Credit Agreement" means that all obligations of the Lenders to extend credit under the Credit Agreement (including any obligation to issue Letters of Credit) have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and all Obligations at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully and finally paid in cash.

          "Equity Interests" means, with respect to any Person, any capital stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, in each case whether outstanding on the date of this Agreement or issued or granted at any time thereafter.

          "Holder" means, in respect of any Secured Obligation, the Person entitled to enforce payment thereof and specifically includes each Lender and Administrative Agent.

          "Notes" means any and all intercompany notes and all other promissory notes from time to time issued to, or held by, the Grantor.

          "Obligations" means all direct or indirect debts, liabilities and obligations of the Borrower or any other Loan Party of any and every type and description at any time arising under or in connection with the Credit Agreement or any other Loan Document, to Administrative Agent, Syndication Agent, any Lender, any Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document or to any other Person, in each case whether now outstanding or hereafter created or incurred, whether or not the right of such Person to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of the Borrower for principal of, and interest on, any and all Loans at any time outstanding under the Credit Agreement, (b) all liabilities of the Borrower under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (c) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit under the Credit Agreement, (d) all liabilities of the Borrower under or in respect of Interest Rate Protection Agreements entered into with a Lender or any affiliate of a Lender (whether or not such Lender later ceases to be a Lender under the Credit Agreement), (e) all liabilities of the Guarantor under the Subsidiary Guaranty, and (f) all other liabilities of the Borrower or any other Loan Party under or in respect of any of the Loan Documents or any of the transactions contemplated thereby and specifically includes any and all present and future "Obligations" as such term is defined in the Credit Agreement.

          "Perfected" means, as to the security interests granted to Secured Party in Section 2.1, that (a) a creditor on a simple contract cannot acquire a judicial lien that is superior to such security interests and (b) if a case were pending under the Bankruptcy Code in which Grantor is the debtor, such security interests would be a Lien that is Perfected in such bankruptcy case; and "Perfect" and "Perfection" have correlative meanings.

          "Post-Petition Interest and Expense Claims" means any and all claims of any Holder (a) for interest on any Obligations determined for any period of time occurring after the commencement of any case under the Bankruptcy Code or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in the Credit Agreement or any other Loan Document or (b) for cost and expense reimbursements or indemnification on the terms set forth in the Credit Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of the Credit Agreement or other Loan Documents (or would have accrued or become payable if enforceable or allowable in such case or proceeding), whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

          "Secured Obligations" is defined in Section 2.1.

          Section 1.2. Terms Defined in Credit Agreement. Unless the context otherwise requires, the following terms used in this Agreement are used as defined in the Credit Agreement:

                                    Borrower
                                    Business Day
                                    Capital Stock
                                    Default
                                    Event of Default
                                    Excluded Assets
                                    Existing Investments
                                    Governmental Authority
                                    Guarantors
                                    Lien
                                    Loan Documents
                                    Loan Parties
                                    Loans
                                    Material Adverse Effect
                                    Net Proceeds
                                    Person
                                    Required Lenders

                                    Security Documents
                                    Subsidiary
                                    Subsidiary Guaranty
                                    Subsidiary Pledge and Security Agreement
                                    Transfer

In addition, any other capitalized terms not otherwise defined herein shall have the meaning given such terms in the Credit Agreement.

          Section 1.3. Terms Defined in the Uniform Commercial Code. When capitalized, the following terms used in this Agreement or the other Security Documents have the meanings given to them in the Uniform Commercial Code, as in effect in the State of New York on the date of this Agreement:

                                    Accounts
                                    Certificated Security
                                    Chattel Paper
                                    Commodity Account
                                    Commodity Contract
                                    Commodity Intermediary
                                    Control
                                    Documents
                                    Equipment
                                    Financial Asset
                                    Fixtures
                                    General Intangibles
                                    Goods
                                    Instruments
                                    Inventory
                                    Investment Property
                                    Securities Account
                                    Securities Intermediary
                                    Security
                                    Security Certificate
                                    Security Entitlement
                                    Uncertificated Security

          Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

                                   ARTICLE II.
                             THE SECURITY INTERESTS

          Section 2.1. Grant of Security Interests. As security for the payment of the Obligations and all Post-Petition Interest and Expense Claims (collectively, the "Secured Obligations"), Grantor hereby assigns to Secured Party for the benefit of the Beneficiaries, and grants Secured Party for the benefit of the Beneficiaries security interests in, all of Grantor's right, title and interest in and to the following types or items of property, in each case whether now or hereafter existing or owned by Grantor or in which Grantor now owns or hereafter acquires an interest and wherever the same may be located (collectively, the "Collateral"):

          (i) all Inventory, including specifically all raw materials, work-in-process, finished goods, supplies, materials, spare parts, Goods held for sale or on lease or for lease or furnished or to be furnished under contracts of service, merchandise inventory, rental inventory, and returned or repossessed Goods and all rights to enforce return or repossession by reclamation, stoppage in transit or otherwise,

          (ii) all Equipment, including specifically all manufacturing, printing, distribution, delivery, retailing, vending, data processing, communications, office and other equipment in all of its forms, all vehicles, all tools, dies, and molds, all Fixtures, all other Goods used or bought for use primarily in a business and all other Goods except Inventory,

          (iii) all Accounts,

          (iv) all Chattel Paper,

          (v) all Documents,

          (vi) all Instruments and all other Claims that are in any respect evidenced or represented by any writing, including any promissory notes and all other notes and all other writings evidencing or representing a Claim against any Subsidiary of the Grantor or any other Person,

          (vii) all Securities, whether constituting Certificated Securities or Uncertificated Securities, all Notes, all Financial Assets, all Security Entitlements, all Securities Accounts, all Commodity Contracts, all Commodity Accounts, and all other Investment Property, including specifically the Security Certificates described in Schedule 3.1(b) and all other Equity Interests and all Existing Investments; provided, however, that only 65% of the issued and outstanding capital stock of foreign subsidiaries of the Grantor shall be pledged,

          (viii) all money, cash and cash equivalents, including specifically all deposit accounts and all certificates of deposit,

          (ix) all General Intangibles, including specifically (a) the property described on Schedule 3.1(c), (b) all registered and unregistered trademarks and service marks and all trademark and service mark license agreements to which Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (c) all patents and patent applications and all patent license agreements to which Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (d) all registered and unregistered copyrights and all copyright license agreements to which Grantor is a party (whether as licensor or licensee) and Claims (including infringement claims) relating thereto, (e) all other intellectual property in which Grantor has an interest, including proprietary research and development, know-how, trade secrets, trade names, trade styles, license agreements and user rights and Claims (including infringement claims) relating thereto, (f) all customer lists and agreements, (g) all supplier lists and agreements, (h) all employee and consultant lists, rights, and agreements,
(i) all computing, data and information processing and communications programs, discs, designs, and information and the data and other entries thereon, (j) all books, records, catalogs, back issues, library rights and all manifestations and embodiments thereof, (k) all rights and Claims arising under or in respect of the Credit Agreement or any Loan Document, including rights and Claims against Secured Party or any other Beneficiary, (l) all Net Proceeds, (m) all tax refunds, (n) all policies of insurance and condemnation awards of every type and description and the proceeds thereof, (o) all loans receivable, letters of credit, bonds and undertakings, deferred purchase price or deferred purchase consideration, consulting or non-competition payments and other Indebtedness, liabilities and obligations receivable not constituting an Account and not evidenced or represented by any Instrument, Chattel Paper or Security, (p) all rights of recoupment, recourse, reimbursement, subrogation, indemnity or contribution (including those arising under any Guaranty or any payment thereon, and those arising on account of any other agreement, transaction or event), (q) all other causes of action and Claims of every type and description, whether fixed or contingent, liquidated or not liquidated, accrued or not accrued, and all judgments, orders and recoveries thereon, (r) all other agreements and contract rights of every type and description and Claims thereon or relating in any manner thereto, (s) all other rights, privileges, benefits, entitlements, franchises, licenses and expectancies of every type and description, (t) all other intangible property of every type and description, and (u) all goodwill associated with any of the foregoing,

          (x) all property that is at any time delivered to, or that is at any time in the Control of, Secured Party, together, in each case, with (a) all accessions thereto and products and replacements thereof, (b) all guaranties, Liens and other forms of collateral security therefor, and (c) all dividends, distributions, and payments received thereon or in exchange or substitution therefor or upon Transfer thereof, and (d) all other proceeds thereof;

          except and excluding, however, each item of property that is an Excluded Asset, for as long as it remains an Excluded Asset. All references in this Agreement to any type of collateral described above in this Section 2.1 shall be deemed to exclude any Excluded Assets that would otherwise be included therein.

          Section 2.2. Delivery of Instruments, Notes and Securities. On the date hereof or, if hereafter acquired, immediately upon acquisition thereof by Grantor, without any notice from or demand by Secured Party, (a) Grantor shall deliver to Secured Party Security Certificates and Notes described in Schedule 3.1(b) and all other Instruments (except checks received and collected in the ordinary course of business) evidencing Indebtedness in excess of $10,000 and Security Certificates at any time constituting Collateral, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer, assignments in blank or with appropriate endorsements, in form and substance reasonably satisfactory to Secured Party, and (b) Grantor shall cause the issuer of each Uncertificated Security constituting Collateral to take all actions required to give Secured Party "control" (as defined in the applicable UCC) thereof, either upon original issuance or by registration of transfer and shall executed and deliver all writings necessary to cause such issuer to do so.

          Section 2.3. Investment Property. Grantor will cause Secured Party's security interests in Investment Property to be and remain continuously Perfected by Control and, in addition, will cause such security interests to be Perfected by filing. Grantor will not grant or permit any other security interest or Lien upon any Investment Property constituting Collateral. If so requested at any time by Secured Party or the Required Lenders as to any Security Entitlement or Securities Account or any Commodity Contract or Commodity Account that constitutes Collateral, Grantor will promptly cause each Person who is a Securities Intermediary as to any such Security Entitlement or Securities Account and each Person who is a Commodity Intermediary as to any such Commodity Contract or Commodity Account to deliver a written agreement enforceable by Secured Party for the benefit of the Beneficiaries waiving and releasing, and agreeing not to create, grant, accept or hold, any priority, pari passu or junior security interest or Lien therein, except for Permitted Prior and Pari Passu Liens. Grantor will not cause or permit any Equity Interest in any Subsidiary to be outstanding as an Uncertificated Security or to constitute a Security Entitlement or be held in a Securities Account.

          Section 2.4. Registration of Pledge. Secured Party may at any time when any Event of Default is continuing and without any notice to any Loan Party or any other Person, transfer to and register in Secured Party's name, as pledgee, any and all Instruments and Investment Property constituting Collateral. Such transfer and registration shall not foreclose or otherwise affect any rights or interests of any Loan Party and shall not increase, restrict or reduce any of Secured Party's rights and remedies. If after any such transfer and registration Grantor remains entitled under Section 3.6 to exercise voting rights with respect to Equity Interests included in such Investment Property, Secured Party shall, at the written request of Grantor, deliver to Grantor a revocable proxy or other instrument sufficient to permit Grantor to exercise such voting rights to the extent permitted under Section 3.6.

          Section 2.5. Financing Statements. Grantor will duly execute, deliver and (subject to execution by Secured Party, where required by law) file duly completed financing statements naming Grantor as debtor, naming Secured Party as secured party, and covering the property described in Section 2.1, in the proper filing office in each jurisdiction in which a financing statement is required from time to time to be filed in order to ensure that the security interests granted to Secured Party in Section 2.1 are at all times continuously Perfected, to the extent that, under applicable law, such security interests can be Perfected by the filing of a financing statement.

          Section 2.6. Secured Party Filing. Secured Party is hereby authorized to file one or more financing statements and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of Grantor where permitted by law.

          Section 2.7. Further Assurances. Grantor will promptly (and in any event within three Business Days after request by Secured Party or the Required Lenders) execute and deliver, and use its reasonable and diligent efforts to obtain from other Persons, all instruments and documents (including security agreements, security assignments, Lien releases, Lien waivers, transfer documents and transfer notices, financing statements and other lien notices), in form and substance reasonably satisfactory to Secured Party or the Required Lenders, and take all other actions which are necessary or, in the reasonable judgment of Secured Party or the Required Lenders, desirable or appropriate in order to create, maintain, Perfect, ensure the agreed priority of, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and Grantor agrees to pay all reasonable costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

          Section 2.8. Power of Attorney. Grantor hereby irrevocably constitutes and appoints Secured Party and any officer, agent or nominee of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority, in the name of Grantor or in its own name, if and whenever Grantor is in default under this Agreement as set forth in Section 4.1 to take any and all actions and to execute and deliver any and all agreements, documents, notices, instruments and writings that Secured Party or the Required Lenders may determine to be necessary or desirable to create, Perfect or ensure the agreed priority of the security interests granted in Section 2.1 or to enforce such security interests in any lawful and commercial reasonable manner or otherwise to protect Secured Party's interest in the Collateral in any lawful and commercially reasonable manner, including the power and right on behalf of Grantor, without notice to or assent by Grantor:

          (i) to ask for, demand, sue for, collect, settle and give acquittance for any and all moneys due or to become due with respect to any or all of the Collateral and otherwise to demand and enforce payment and collection of any and all Claims constituting Collateral,

          (ii) to sign and file in any office in any jurisdiction financing statements, lien notices, collateral assignments and any other instruments or writings that may be required or, in the opinion of Secured Party or the Required Lenders, appropriate to create or Perfect a security interest in or Lien upon any of the Collateral as security for the Secured Obligations,

          (iii) to accept, hold, collect, endorse, transfer and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable Instruments, Securities, Documents and Chattel Paper constituting Collateral that may be delivered to Secured Party in accordance with the provisions of this Agreement, whether made payable to Grantor or otherwise,

          (iv) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to any or all of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral,

          (v) to obtain, contest, enforce, adjust and settle Claims for insurance proceeds or condemnation awards constituting proceeds of Collateral or required to be paid to Secured Party pursuant to this Agreement or the Credit Agreement,

          (vi) to do, at its option and at the expense and for the account of Grantor, at any time and from time to time, all lawful and commercially reasonable acts and things that Secured Party or the Required Lenders may deem reasonably necessary or desirable to protect or preserve the Collateral or to realize upon the Collateral,

          (vii) to contest, settle, pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against any of the Collateral, and for such purposes (A) the legality or validity thereof and amounts necessary to settle or discharge the same may be determined by Secured Party or the Required Lenders in its or their commercially reasonable discretion and (B) Grantor agrees immediately upon demand to reimburse Secured Party for any payments made by Secured Party on account of any such taxes or Liens, as part of the Obligations secured hereby,

          (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Accounts and other documents relating to the Collateral, and

          (ix) generally to sell, Transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and at Grantor's expense, at any time or from time to time, all acts and things that Secured Party or the Required Lenders reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interests therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

The power granted in this Section 2.8 is a power coupled with an interest, is irrevocable and shall be discharged only upon Discharge of the Credit Agreement.

          Section 2.9. Survival of Security Interests. The security interests granted hereby shall, unless released in writing by Secured Party, (a) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until Discharge of the Credit Agreement, (b) survive the Discharge of the Credit Agreement to the same extent that any contingent Obligation survives, and (c) survive any sale or other Transfer of any Collateral and remain enforceable against each transferee and subsequent owner thereof, even if such sale or other Transfer is permitted at the time under the Credit Agreement, except in the case of inventory, used or surplus equipment and Permitted Investments sold in the ordinary course of business and rights granted to a licensee under a trademark license granted in the ordinary course of business and any other Collateral that is expressly and specifically released from the security interests created hereby pursuant to a written release signed by Secured Party.

          Section 2.10. Reinstatement of Security Interests. If at any time any payment on any Secured Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the security interests granted to Secured Party herein and all other obligations of Grantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

          Section 2.11. Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under all contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contract or agreement included in the Collateral, (c) Secured Party shall not have any obligation or liability under any contract or agreement included in the Collateral by reason of this Agreement or the grant to Secured Party of any security interest in such contract or agreement, and (d) Secured Party shall not be obligated to perform any of the obligations or duties of Grantor under any contract or agreement included in the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Grantor represents and warrants to Secured Party and agrees with Secured Party that:

          Section 3.1. The Collateral.

          (a) Ownership. Except as otherwise expressly permitted under the Credit Agreement, (i) Grantor owns the Collateral free and clear of any and all Liens and (ii) no effective

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

financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except those in favor of Secured Party.

          (b) Interests in and Claims against Subsidiaries. Schedule 3.1(b) sets forth accurately and exhaustively all Equity Interests directly owned by Grantor in any Subsidiary of Grantor, all other Equity Interests owned by Grantor and all Notes issued to or held by the Grantor. All such Equity Interests are represented by Security Certificates that have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

          (c) Intellectual Property. Schedule 3.1(c) sets forth accurately and exhaustively (i) all registered trademarks and servicemarks owned by Grantor, all material trademark and service mark license agreements to which Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement claims by or against Grantor and other litigation relating to any such trademarks, servicemarks or trademark or servicemark license agreements,
(ii) all patents and patent applications owned by Grantor, all material patent license agreements to which Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement claims by or against Grantor and other litigation relating to any such patents, patent applications or patent license agreements, and (iii) all registered copyrights owned by Grantor, all material copyright license agreements to which Grantor is a party (whether as licensor or licensee) and all pending or overtly threatened infringement claims by or against Grantor or other litigation relating to any such copyrights or copyright license agreements.

          (d) Other Investment Property. Schedule 3.1 (d) sets forth accurately and exhaustively all other Investment Property of Grantor having a value of $10,000 or more.

          (e) Location of Equipment and Inventory. All Equipment and Inventory are located and intended to be kept at one of the collateral locations specified on Schedule 3.1(e).

          (f) No Consumer Goods or Farm Products. Grantor does not own any assets that are, as to it, consumer goods or farm products.

          (g) Location of Grantor. The Grantor's chief place of business, chief executive office and office or offices where the Grantor keeps its records regarding its Accounts and all originals of its Chattel Paper are located, and during the preceding four months were located, at the Grantor locations specified on Schedule 3.1(g).

          (h) Names. The correct legal name of Grantor is set forth in the preamble to this Agreement. Grantor does not conduct business or hold itself out under, and in the past five years has not conducted business or held itself out under, any other name (including any tradename or fictitious business name) except any name listed on Schedule 3.1(h).

          (i) Taxpayer ID Number. The proper taxpayer identification number for each Loan Party is accurately set forth on Schedule 3.1(i).

          (j) Perfection. The security interests granted to Secured Party in
Section 2.1 are lawful, valid and enforceable security interests that at all times have been, and remain, duly and continuously Perfected.

          (k) Amendment of Schedule 3.1. Grantor may at any time unilaterally amend Schedule 3.1 in any respect required by the occurrence of any event that does not constitute or give rise to a Default, by giving written notice thereof to Secured Party. To be effective, such notice must state conspicuously that it constitutes an amendment to certain factual matters relating to the Collateral set forth in Section 3.1 of this Agreement.

          Section 3.2. Maintenance of Perfection. Grantor will not (a) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (b) keep any tangible Collateral (other than mobile goods and in transit items) or any records relating to its Accounts at any location other than a location set forth in Schedule 3.l, unless (in each case) (i) Schedule 3.1 has first been appropriately supplemented with respect thereto, and (ii) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to Perfect and continue the Perfection (without loss of priority) of Secured Party's security interests in the Collateral.

          Section 3.3. Defense of Collateral. Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein.

          Section 3.4. Transfer or Encumbrance. Grantor will not encumber or Transfer any item of Collateral or any interest therein, or permit or suffer any item of Collateral to be encumbered or Transferred, unless (a) such action is permitted at the time under the Credit Agreement and (ii) each Loan Party makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the Credit Agreement or any other Loan Document.

          Section 3.5. Payments, Dividends and Distributions. Grantor shall be entitled to receive all payments on Accounts, Instruments and Claims and all dividends and distributions on Equity Interests and other Investment Property constituting Collateral, so long as (a) Grantor is not in default under this Agreement as set forth in Section 4.1 and no such default would result from any such payment, dividend or distribution, (b) Grantor ensures that Secured Party's security interests in any and all such payments, dividends and distributions remain continuously Perfected and (c) each Loan Party makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the Credit Agreement or any other Loan Document. Any amounts received by Grantor at a time when it is not entitled to receive them pursuant to the preceding sentence shall be turned over to the Secured Party pursuant to Section 3.9(iv) or Section 4.2, as applicable

          Section 3.6. Voting Rights. So long as Grantor is not in default under this Agreement as set forth in Section 4.1, Grantor shall have and may exercise all voting rights with respect to any and all Equity Interests constituting Collateral, except that:

          (a) No Breach. Grantor shall not act or vote in favor of any action that would constitute or cause a breach of any obligations of any Loan Party under the Credit Agreement or under any other Loan Document;

          (b) No Capital Structure Changes. Grantor shall not act or vote in favor of (i) the authorization or issuance of any Capital Stock, options, warrants, voting rights, or preference shares or additional shares not permitted by the Credit Agreement, or (ii) any reclassification, readjustment, reorganization, merger, consolidation, sale or disposition of assets, or dissolution not permitted by the Credit Agreement;

          (c) Material Adverse Changes. Grantor shall not act or vote in favor of any action that has or is reasonably likely to have a material adverse effect on the value of any of the Collateral or that has, or would reasonably be expected to result in, a Material Adverse Effect; and

          (d) Termination of Voting Rights. At any time when Grantor is in default under this Agreement as set forth in Section 4.1, Secured Party may terminate any or all of Grantor's voting rights with respect to any or all Equity Interests constituting Collateral, either by giving written notice of such termination to Grantor or by transferring such Equity Interests into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

          Section 3.7. Maintenance of Collateral. Grantor shall:

          (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering any such Collateral;

          (ii) notify Secured Party of any change in Grantor's name, identity or corporate structure at least 30 days prior to such change;

          (iii) give Secured Party at least 30 days prior written notice of any change in Grantor's chief place of business, chief executive office, places of business, collateral locations or federal taxpayer ID) number or the office where Grantor keeps its Chattel Paper and its records regarding any Accounts;

          (iv) if the Lenders give value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (v) pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon any Collateral and all Claims that are or might become secured by any Lien upon any Collateral, except to the extent the same is being contested as permitted under the Credit Agreement; provided, that, notwithstanding any other provision in the Loan Documents, Grantor shall in any event pay such taxes, assessments, charges, levies and Claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment or other legal process entered or filed against Grantor or any Collateral as a result of the failure to make such payment.

          Section 3.8. Concerning Equipment and Inventory. Grantor will:

          (i) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new (ordinary wear and tear and wornout and surplus equipment excepted) and in accordance with Grantor's past practices and make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end;

          (ii) notify Secured Party of any loss or damage to any Equipment in an amount exceeding $10,000;

          (iii) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in the ordinary course of Grantor's business;

          (iv) if any Inventory is in possession or control of any agent, carrier, warehouseman, bailee, consignee or processor, at any time when Grantor is in default under this Agreement as set forth in Section 4.1, instruct such Person to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

          (v) if so requested at any time by Secured Party or the Required Lenders, promptly endorse and deliver to Secured Party each and all negotiable Documents constituting Collateral.

          Section 3.9. Concerning Accounts, Instruments and other Claims.
Grantor

          (i) maintain accurate and complete records concerning the Accounts, Instruments and all other Claims and the identity, name and address of each account debtor or obligor thereon, hold and preserve such records in safekeeping, permit representatives of Secured Party at any time during normal business hours to inspect, copy and make abstracts from such records, and render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto,

          (ii) if so requested at any time by Secured Party or the Required Lenders, certify and deliver to Secured Party complete and correct copies of each contract or agreement constituting Collateral,

          (iii) continue to collect, at Grantor's expense, all amounts due or to become due to Grantor under Accounts, Instruments and other Claims and, in connection therewith take such action as Grantor (or, whenever Grantor is in default under this Agreement as set forth in Section 4.1, as Secured Party or the Required Lenders) may reasonably deem necessary or advisable to enforce collection of amounts due or to become due to thereunder; provided, that Secured Party shall have the right at any time when Grantor is in default under this Agreement as set forth in Section 4.1 (A) to notify the account debtors or obligors under any or all Accounts, Instruments or other Claims of the assignment of such Accounts, Instruments or Claims to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, (B) to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts, Instruments or other Claims have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and (C) at the expense of Grantor, to demand payment of any Accounts, Instruments and Claims and enforce collection thereof by legal proceedings in any lawful manner and to extend, renew adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done, and

          (iv) if Secured Party at any time exercises any of the rights described in Section 3.5 or the proviso in Section 3.9(iii), (A) segregate from all other funds and hold in trust for Secured Party and immediately deliver to Secured Party (in the identical form received) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of any and all Accounts, Instruments and other Claims, and (B) not adjust, settle or compromise the amount or payment of any Account or Claim, or release wholly or partly any account debtor or obligor thereon, or allow any credit or discount thereon.

          Section 3.10. Substituted Performance. Secured Party may at any time (but shall not be obligated to) (a) perform any of the obligations of Grantor under this Agreement if Grantor fails to perform such obligation within three Business Days (or, in the case of insurance, within one Business Day) after written demand by Secured Party and (b) make any payments and do any other acts which Secured Party or the Required Lenders may deem reasonably necessary or desirable to protect Secured Party's security interests in the Collateral, including the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral, to procure insurance, and to appear in and defend any action or proceeding relating to any Collateral, and Grantor agrees promptly to reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable to the Loans, all reasonable attorneys' fees and disbursements incurred by Secured Party in connection therewith, whether or not suit is brought, and all other reasonable costs and expenses related thereto.

                                   ARTICLE IV.
                                DEFAULT; REMEDIES

          Section 4.1. Default. Grantor shall be in default under this Agreement
(a) whenever any Event of Default has occurred and is continuing (without regard to whether or to what degree Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after the Loans have become due and payable, whether at maturity, upon acceleration pursuant to Section 8 of the Credit Agreement or otherwise.

          Section 4.2. Remedies upon Default. At any time when Grantor is in default under this Agreement as set forth in Section 4.1, Secured Party may exercise and enforce, in any order, (a) each and all of the rights and remedies available to a secured party upon default under the Uniform Commercial Code or other applicable law, (b) each and all of the rights and remedies available to it under the Credit Agreement or any other Loan Document and (c) each and all of the following rights and remedies:

          (a) Collection Rights. Without notice to Grantor or any other Loan Party, Secured Party may notify any or all account debtors and obligors on any Accounts, Instruments or other Claims constituting Collateral of Secured Party's security interests therein and may direct, demand and enforce payment thereof directly to Secured Party.

          (b) Taking Possession. Secured Party may (i) enter upon any and all premises owned or leased by Grantor where Collateral is located (or believed by Secured Party to be located), with or without judicial process and without any obligation to pay rent, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iii) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process or otherwise preparing the Collateral for sale or selling or otherwise Transferring the Collateral, (iv) take possession of all items of Collateral that are not then in its possession, either upon such premises or by removal from such premises, and (v) require Grantor or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and Grantor.

          (c) Foreclosure. Secured Party may sell, lease, license or otherwise dispose of or Transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at Secured Party's offices or on Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, one or more of the Beneficiaries may be the purchasers at any such sale and in such event, if such bid is made by all of the Lenders or by all of the Holders of Secured Obligations or otherwise whenever a credit bid is expressly permitted under the Credit Agreement or approved in writing by the Administrative Agent and all of the Lenders, the Beneficiaries bidding at such sale may bid part or all of the Obligations owing to them without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Grantor agrees that at least 10 calendar days' written notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

          (d) Use of Intellectual Property. Secured Party may, on a royalty free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by Grantor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced. In addition, each Holder of any

Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement.

          Section 4.3. Waivers by Grantor. Grantor hereby irrevocably waives, to the fullest extent permitted by law, (a) all rights of redemption from any foreclosure sale, (b) the benefit of all valuation, appraisal, exemption and moratorium laws, (c) all rights to notice or a hearing prior to the exercise by Secured Party of its right to take possession of any Collateral, whether by self help or by legal process and any right to object to the Secured Party taking possession of any Collateral by self help, (d) if Secured Party seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that Secured Party retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.

          Section 4.4. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.

          Section 4.5. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

               FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including expenses of Secured Party and the reasonable fees and disbursements of its agents, consultants and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
     Section 4.6;

               SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) then due and payable; and

               THIRD: To the payment to or upon the order of the Grantor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          Section 4.6. Indemnity and Expenses.

          (a) Indemnity. Grantor will defend, indemnify and hold harmless Secured Party and each other Beneficiary from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of any interest, right or remedy created hereby), except to the extent such claims, losses or liabilities are directly attributable to Secured Party's or such other Beneficiary's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Expenses. Grantor will pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any advisors, consultants, experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the interests, rights or remedies of Secured Party hereunder, (iv) the failure by Grantor to perform or observe any of the provisions hereof, or (v) the proof, allowance, protection, administration, treatment, discharge, collection or enforcement of any of the Secured Obligations or any of the Collateral in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or affecting any Loan Party.

          Section 4.7. Surplus, Deficiency. Any surplus proceeds of any sale or other disposition by Secured Party of any Collateral remaining after Discharge of the Credit Agreement and after all Secured Obligations are paid in full and in cash shall be paid over to Grantor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to Discharge of the Credit Agreement, such surplus proceeds may be retained by Secured Party and held as Collateral until Discharge of the Credit Agreement. The Borrower and each Guarantor shall be and remain liable for any deficiency.

          Section 4.8. Information Related to the Collateral. If Secured Party determines to sell or otherwise Transfer any Collateral, Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or Transfer. Secured Party shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of any Loan Party, to any Person that Secured Party in good faith believes to be a potential or prospective purchaser in such sale or Transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

          Section 4.9. Sale Exempt from Registration. Secured Party shall be entitled at any such sale or other Transfer, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to Secured Party that the Collateral may be offered and sold to them without registration under the Securities Act of 1933, as amended, and without registration or qualification under any other applicable state or federal law. Upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its good faith judgment or in good faith reliance upon advice of its counsel, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act of 1933 as then in effect (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral.

          Section 4.10. Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. Secured Party may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any Holder of any Secured Obligation against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

          Section 4.11. No Direct Enforcement by Beneficiaries. Secured Party may freely exercise and enforce any and all of its rights and remedies hereunder, for the benefit of the Beneficiaries. No Beneficiary, other than Secured Party, shall have any independent right to collect, take possession of, foreclose against or otherwise enforce the security interests granted hereby.

                                   ARTICLE V.
                          CONCERNING THE SECURED PARTY

          Section 5.1. Agent for Holders. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, both for its own benefit and as agent for all present and future Holders of Secured Obligations. The provisions of the Credit Agreement and all rights, powers, immunities and indemnities granted to Secured Party under the Credit Agreement or any other Loan Document, or under any separate agreement made by or otherwise binding upon any Holder of Secured Obligations, shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or in respect of this Agreement.

          Section 5.2. Administrative Agent shall be the Secured Party. Secured Party shall at all times be the same Person that is the Administrative Agent under the Credit Agreement.

Written notice of resignation by the Administrative Agent pursuant to Section
9.9 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to Section 9.9 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under Section 9.9 of the Credit Agreement by a successor Administrative Agent, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly
(a) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (b) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          Section 5.3. No Assurances or Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any Holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, Perfection, priority, or enforceability of any security interests granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

          Section 5.4. Holders Bound. Except where the consent of others may be required pursuant to the express provisions of Section 10.1 of the Credit Agreement, any modification, amendment, waiver, release, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party that is effectuated in a writing signed by Secured Party shall be binding upon all Holders of Secured Obligations if it is (i) authorized pursuant to any provision of the Credit Agreement or any other Loan Document,
(ii) required by law or (iii) authorized or ratified either (A) by the Required Lenders or (B) by the Holders of at least a majority in outstanding principal amount of the Secured Obligations (other than contingent or unliquidated Secured Obligations).

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

          Section 6.1. Continuing Security Interests; Release. This Agreement creates continuing security interests in the Collateral and shall (a) remain in full force and effect until the Discharge of the Credit Agreement, (b) be binding upon Grantor and its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns acting in the capacity of Administrative Agent under the Credit Agreement. Subject to and upon Discharge of the Credit Agreement, or other release permitted hereunder or under the Credit Agreement Secured Party shall (within a reasonable time after it receives from Grantor a written request for release of the Collateral) execute and deliver to Grantor an instrument in form and substance satisfactory to Grantor releasing (on a quitclaim basis, without recourse, without warranty (except as to Secured Party's actions), and without any liability whatsoever) any security interest Secured Party may then hold in the Collateral and thereupon Secured Party shall, at Grantor's expense, execute and deliver to Grantor such UCC termination statements and other like documents as Grantor may reasonably request to evidence such release.

          Section 6.2. Statute of Limitations. Grantor hereby waives the right to plead any statute of limitations as a defense to any Secured Obligation to the fullest extent permitted by law.

          Section 6.3. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          Section 6.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          Section 6.5. Notices. Any and all notices and communications to be given to Grantor or Secured Party may be given by courier service, personal service, mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to any other address as any party hereto may specify by written notice to the other parties, and such communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

          Section 6.6. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 6.7. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          Section 6.8. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE

WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE NEW YORK UNIFORM COMMERCIAL CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Notwithstanding the foregoing, the creation, Perfection, priority and enforcement of a security interest in any deposit account shall be governed by the laws of the state in which the depository bank, or branch bank, maintaining such deposit account is located.

          Section 6.9. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 6.5, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.

          Section 6.10. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          Section 6.11. Counterparts: This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantor and Secured Party have executed this Agreement as of the date first written above.

                                     U.S.I. HOLDINGS CORPORATION


                                     By: /s/ Michael Leonard
                                         ---------------------------------------
                                         Title: Senior Vice President & Chief
                                                Financial Officer


Accepted as of the day
of September 17, 1999

CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
as Secured Party


By: /s/ W. Michael George
    -------------------------------
    Title: Authorized Signatory

                                                              SCHEDULE 3.1(B) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

Issuer                                                               No. of Shares
Stock Being Pledged
Dallas National Corp.                                                        1,000
USI Insurance Services Corp.                                                    10

Notes:Being Pledged                                      Original Principal Amount

Jeffrey L. Jones                                                       $150,000.00
Jeffrey L. Jones                                                       $ 50,000.00
Paul Bronow                                                            $ 69,834.73
James T. Hamilton                                                      $ 49,841.22
Mark I. Goldberg                                                       $ 27,934.73
Hurley, Atkins & Stewart,Inc.                           amount on Borrower's books
Campbell, Galt & Newlands, Inc.                         amount on Borrower's books
San Jacinto Agency, Inc.                                               $ 1,583,350
San Jacinto Agency, Inc.                                               $   504,000
E.W. Shippee & Sons, Inc.                                              $ 1,787,500
E.W. Shippee & Sons, Inc.                                              $   325,000
Robert C. Koch,Incorporated                                            $   529,894
USIS-AWH, INC.                                                         $ 4,300,000
Karp Insurance Consultants, Inc.                        amount on Borrower's books
Overstreet Newell, Inc.                                                $   150,000
Morgan & Cheeves, Inc.                                                 $ 3,886,698
Strategic Benefit Planning Corporation                                 $ 5,292,702
Progressive Plan Administors, Inc.                      amount on Borrower's books
Julius Moll & Son, Inc.                                 amount on Borrower's books
USI MidAtlanic, Inc. (formerly McCrea & Gallen, Inc.)   amount on Borrower's books
Benefit Strategies, Inc.                                amount on Borrower's books
Strategic Benefits Planning Corporation                 amount on Borrower's books
Advanced Benefits Insurance Marketing Corporation                      $   773,950
Bay Benefits and Insurance Marketing, Inc.                             $   339,550
USI-C Partnership, L.P.                                                $   790,000
Carpenter and Pelton, Inc.                                             $ 7,000,000
USIS KOL Acquisition, Inc.                                             $ 2,537,500
Bertholon-Rowland, Inc. and Subsidiaries                               $ 5,696,460
J.J. Newman & Co., Inc.                                                $ 7,075,000
Coastal Insurance Services, Inc.                                       $ 1,950,000
W.J. Jones Administrative Services, Inc.                               $ 6,300,000
Select Providers, Inc.                                                 $ 4,200,000
Benefits Advisors of New England, Inc.                                 $ 1,800,000
Emerson Reid & Company, Inc.                                           $ 4,213,359

The Hyatt Agency, Inc.                                                  $1,198,750
ANCO Corporation                                                        $1,596,000
Coastal Insurance Services, Inc.                                        $1,178,000
Coastal Insurance Services, Inc.                                        $1,010,000
Triwest Insurance Services, Inc.                                        $1,090,210
USI Consulting Group of New York, Inc.                                  $5,460,688
Henderson & Phillips, Incorporated                                      $  326,000
Strategic Benefit Planning Corporation                                  $2,162,160
Morrill, Koslow & Associates Insurance Agency, Inc.                     $3,852,660
Coastal Insurance Services, Inc.                                        $1,237,000
USI Insurance Services Corp.                            amount on Borrower's books
Custom Benefit Programs, Inc.                                           $4,047,900
Association Growth Enterprises, Incorporated            amount on Borrower's books
Benefit Plan Administrators, Inc.                       amount on Borrower's books
W.J. Jones Administrative Services, Inc.                amount on Borrower's books
Benefit Strategics, Inc.                                amount on Borrower's books
USI Northeast, Inc.                                     amount on Borrower's books
Campbell Galt & Newlands, Inc.                          amount on Borrower's books
Henderson & Phillips, Incorporated                      amount on Borrower's books
International Benefit Services Corporation              amount on Borrower's books
The Insurance Exchange, Inc.                            amount on Borrower's books
Karp Insurance Consultants, Inc.                        amount on Borrower's books
Kolisch Insurance USI, Inc.                             amount on Borrower's books
Inline Financial Group-USI, Inc.                        amount on Borrower's books
USI of Illinois, Inc.                                   amount on Borrower's books
San Jancinto Agency, Inc.                               amount on Borrower's books
USI California Insurance Services, Inc.                 amount on Borrower's books
USI of Southern California Insurance Services, Inc.     amount on Borrower's books
WRIMS, Corp.                                            amount on Borrower's books
J. J. Newman & Co., Inc.                                amount on Borrower's books
USI Prescription Benefits Management Company            amount on Borrower's books
Thomas E. Wood, Inc.                                    amount on Borrower's books
E.W. Shippee & Sons, Inc.                               amount on Borrower's books

                                                              SCHEDULE 3.1(C) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

                              INTELLECTUAL PROPERTY

None.

                                                              SCHEDULE 3.1(D) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

                            OTHER INVESTMENT PROPERTY

None

                                                              SCHEDULE 3.1(E) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

                             LOCATION OF COLLATERAL

50 California Street
San Francisco, CA 94111

                                                              SCHEDULE 3.1(G) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

                              LOCATION OF BORROWER

50 California Street, San Francisco, CA 94111

                                                              SCHEDULE 3.1(H) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

                                   Other Names

None.

                                                              SCHEDULE 3.1(I) TO
                                                       BORROWER PLEDGE AGREEMENT
                                                       -------------------------

                               TAXPAYER ID NUMBER

U.S.I. Holdings Corporation         13-3771733
USI Insurance Services Corp.        13-3771734

                                                                     EXHIBIT B-2
                                                         [CONFORMED AS EXECUTED]

================================================================================

                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

                                   dated as of
                               September 17, 1999

                          USI INSURANCE SERVICES CORP.,
                                   as Grantor

                                      and

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                                as Secured Party

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I.
     DEFINITIONS...............................................................1

     Section 1.1   Certain Terms...............................................1
     Section 1.2   Terms Defined in Credit Agreement...........................3
     Section l.3   Terms Defined in the Uniform Commercial Code................4
     Section 1.4   Terms Generally.............................................4

ARTICLE 11.
     THE SECURITY INTERESTS....................................................5

     Section 2.1   Grant of Security Interests.................................5
     Section 2.2   Delivery of Instruments, Notes and Securities...............7
     Section 2.3   Investment Property.........................................7
     Section 2.4   Registration of Pledge......................................7
     Section 2.5   Financing Statements........................................8
     Section 2.6   Secured Party Filing........................................8
     Section 2.7   Further Assurances..........................................8
     Section 2.8   Power of Attorney...........................................8
     Section 2.9   Survival of Security Interests.............................10
     Section 2.10  Reinstatement of Security Interests........................10
     Section 2.11  Grantor Remains Liable.....................................10

ARTICLE III.
     REPRESENTATIONS, WARRANTIES AND COVENANTS................................11

     Section 3.1   The Collateral.............................................11
     Section 3.2   Maintenance of Perfection..................................12
     Section 3.3   Defense of Collateral......................................12
     Section 3.4   Transfer or Encumbrance....................................12
     Section 3.5   Payments, Dividends and Distributions......................12
     Section 3.6   Voting Rights..............................................13
     Section 3.7   Maintenance of Collateral..................................13
     Section 3.8   Concerning Equipment and Inventory.........................14
     Section 3.9   Concerning Accounts, Instruments and other Claims..........14
     Section 3.10  Substituted Performance....................................15

ARTICLE IV.
     DEFAULT; REMEDIES........................................................16

     Section 4.1   Default....................................................16
     Section 4.2   Remedies upon Default......................................16
     Section 4.3   Waivers by Grantor.........................................17

                                       (i)

                                                                            Page
                                                                            ----

     Section 4.4   Standard of Care...........................................17
     Section 4.5   Application of Proceeds....................................17
     Section 4.6   Indemnity and Expenses.....................................18
     Section 4.7   Surplus, Deficiency........................................18
     Section 4.8   Information Related to the Collateral......................18
     Section 4.9   Sale Exempt from Registration..............................19
     Section 4.10  Rights and Remedies Cumulative.............................19
     Section 4.11  No Direct Enforcement by Beneficiaries.....................19

ARTICLE V.
     CONCERNING THE SECURED PARTY.............................................19

     Section 5.1   Agent for Holders..........................................19
     Section 5.2   Administrative Agent shall be the Secured Party............20
     Section 5.3   No Assurances or Liability.................................20
     Section 5.4   Holders Bound..............................................20

ARTICLE VI.
     MISCELLANEOUS PROVISIONS.................................................21

     Section 6.1   Continuing Security Interests; Release.....................21
     Section 6.2   Statute of Limitations.....................................21
     Section 6.3   Amendments; Etc............................................21
     Section 6.4   Failure or Indulgence Not Waiver; Remedies Cumulative......21
     Section 6.5   Notices....................................................21
     Section 6.6   Severability...............................................21
     Section 6.7   Headings...................................................22
     Section 6.8   Governing Law; Terms.......................................22
     Section 6.9   Consent to Jurisdiction and Service of Process.............22
     Section 6.10  Waiver of Jury Trial.......................................22
     Section 6.11  Counterparts...............................................23

SCHEDULES

Schedule 3.1(b)-   Interest Owned in Subsidiaries
Schedule 3.1(c)-   Intellectual Property
Schedule 3.1(d)-   Investment Property
Schedule 3.1(e)-   Location of Equipment and Inventory
Schedule 3.1(g)-   Location of Subsidiary
Schedule 3.1(h)-   Legal Name of Subsidiary
Schedule 3.1(i)-   Taxpayer ID Number

                                      (ii)

                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

          This SUBSIDIARY PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is dated as of September 17, 1999 and entered into by and between USI INSURANCE SERVICES CORP., a Delaware corporation.("Grantor"), and CREDIT LYONNAIS CAYMAN ISLAND BRANCH, in its capacity as Administrative Agent under the Credit Agreement referred to below ("Secured Party"), for the benefit of the Persons that now are or at any time hereafter become party as a Lender to the Credit Agreement described herein (the "Lenders"), CREDIT LYONNAIS CAYMAN ISLAND BRANCH, in its individual capacity, as Administrative Agent and Lender, THE CHASE MANHATTAN BANK, as Syndication Agent and Lender (the "Syndication Agent") and all other present and future Holders of any of the Secured Obligations described herein (all, collectively, including the Lenders, the Administrative Agent and Syndication Agent, the "Beneficiaries").

                                    Recitals

          The Grantor has requested that credit be extended to U.S.I. Holdings Corporation, a Delaware corporation, on terms and conditions set forth in that certain Credit Agreement dated as of September 17, 1999, among Grantor, Secured Party and the other Beneficiaries party thereto.

          To induce the Beneficiaries to enter into the Credit Agreement, and in consideration thereof and of any and all credit at any time extended thereunder, the Grantor has agreed to grant to Secured Party, for the benefit of the Beneficiaries, the collateral security described herein as security for the payment of the Secured Obligations on the terms herein set forth.

          Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Secured Party for the benefit of the Beneficiaries as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          Section 1.1 Certain Terms. As used in this Agreement, the following terms have the meanings specified below:

          "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

          "Claim" has the meaning set forth in the Bankruptcy Code.

          "Collateral" has the meaning set forth in Section 2.1

          "Credit Agreement" means the Credit Agreement described above as such agreement from time to time may be modified, amended, restated, extended, refinanced or replaced in any manner or in any respect (including so as to reduce or increase the amount or cost of credit extended thereunder or to shorten or extend the time of payment thereunder or in any other manner change the amount or terms of credit extended to the Subsidiary or the identity, rights or obligations of any party thereto).

          "Discharge of the Credit Agreement" means that all obligations of the Lenders to extend credit under the Credit Agreement (including any obligation to issue Letters of Credit) have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and all Obligations at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully and finally paid in cash.

          "Equity Interests" means, with respect to any Person, any capital stock of such Person or membership interests, partnership interests (whether general or limited) or other equity interests in such Person, regardless of type, class, preference or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto, in each case whether outstanding on the date of this Agreement or issued or granted at any time thereafter.

          "Holder" means, in respect of any Secured Obligation, the Person entitled to and enforce payment thereof and specifically includes each Lender and Administrative Agent.

          "Notes" means any and all intercompany notes and all other promissory notes from time to time issued to, or held by, the Grantor.

          "Obligations" means all direct or indirect debts, liabilities and obligations of the Subsidiary or any other Loan Party of any and every type and description at any time arising under or in connection with the Credit Agreement or any other Loan Document, to Administrative Agent, Syndication Agent, any Lender, any Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document or to any other Person, in each case whether now outstanding or hereafter created or incurred, whether or not the right of such Person to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of the Subsidiary for principal of, and interest on, any and all Loans at any time outstanding under the Credit Agreement, (b) all liabilities of the Subsidiary under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (c) all reimbursement obligations of the Borrower and Unpaid Drawings with respect to Letters of Credit under the Credit Agreement, (d) all liabilities of the Borrower under or in respect of Interest Rate Protection Agreements entered into with a Lender or any affiliate of a Lender (whether or not such Lender later ceases to be a Lender under the Credit Agreement), (e) all liabilities of the Guarantor under the Subsidiary Guaranty, and (f) all other liabilities of the Subsidiary or any other Loan Party under or in respect of any of the Loan Documents or any of the transactions contemplated thereby and specifically includes any and all present and future "Obligations" as such term is defined in the Credit Agreement.

          "Perfected" means, as to the security interests granted to Secured Party in Section 2.1, that (a) a creditor on a simple contract cannot acquire a judicial lien that is superior to such security interests and (b) if a case were pending under the Bankruptcy Code in which Grantor is the debtor, such security interests would be a Lien that is Perfected in such bankruptcy case; and "Perfect" and "Perfection" have correlative meanings.

          "Post-Petition Interest and Expense Claims" means any and all claims of any Holder (a) for interest on any Obligations determined for any period of time occurring after the commencement of any case under the Bankruptcy Code or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in the Credit Agreement or any other Loan Document or (b) for cost and expense reimbursements or indemnification on the terms set forth in the Credit Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of the Credit Agreement or other Loan Documents (or would have accrued or become payable if enforceable or allowable in such case or proceeding), whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

          "Secured obligations" is defined in Section 2.1.

          Section 1.2 Terms Defined in Credit Agreement. Unless the context otherwise requires, the following terms used in this Agreement are used as defined in the Credit Agreement:

                                    Borrower
                                  Business Day
                                  Capital Stock
                                     Default
                                Event of Default
                                 Excluded Assets
                              Existing Investments
                             Governmental Authority
                                   Guarantors
                                      Lien
                                 Loan Documents
                                  Loan Parties
                                      Loans
                             Material Adverse Effect
                                  Net Proceeds
                                     Person
                                Required Lenders

                               Security Documents
                                   Subsidiary
                               Subsidiary Guaranty
                    Subsidiary Pledge and Security Agreement
                                    Transfer

In addition, any other capitalized terms not otherwise defined herein shall have the meaning given such terms in the Credit Agreement.

          Section 1.3 Terms Defined in the Uniform Commercial Code. When capitalized, the following terms used in this Agreement or the other Security Documents have the meanings given to them in the Uniform Commercial Code, as in effect in the State of New York on the date of this Agreement:

                                    Accounts
                              Certificated Security
                                  Chattel Paper
                                Commodity Account
                               Commodity Contract
                             Commodity Intermediary
                                     Control
                                    Documents
                                    Equipment
                                 Financial Asset
                                    Fixtures
                               General Intangibles
                                      Goods
                                   Instruments
                                    Inventory
                               Investment Property
                               Securities Account
                             Securities Intermediary
                                    Security
                              Security Certificate
                              Security Entitlement
                             Uncertificated Security

          Section 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

                                   ARTICLE II.
                             THE SECURITY INTERESTS

          Section 2.1 Grant of Security Interests. As security for the payment of the Obligations and all Post-Petition Interest and Expense Claims (collectively, the "Secured Obligations"), Grantor hereby assigns to Secured Party for the benefit of the Beneficiaries, and grants Secured Party for the benefit of the Beneficiaries security interests in, all of Grantor's right, title and interest in and to the following types or items of property, in each case whether now or hereafter existing or owned by Grantor or in which Grantor now owns or hereafter acquires an interest and wherever the same may be located (collectively, the "Collateral"):

          (i) all Inventory, including specifically all raw materials, work-in-process, finished goods, supplies, materials, spare parts, Goods held for sale or on lease or for lease or furnished or to be furnished under contracts of service, merchandise inventory, rental inventory, and returned or repossessed Goods and all rights to enforce return or repossession by reclamation, stoppage in transit or otherwise,

          (ii) all Equipment, including specifically all manufacturing, printing, distribution, delivery, retailing, vending, data processing, communications, office and other equipment in all of its forms, all vehicles, all tools, dies, and molds, all Fixtures, all other Goods used or bought for use primarily in a business and all other Goods except Inventory,

          (iii) all Accounts,

          (iv) all Chattel Paper,

          (v) all Documents,

          (vi) all Instruments and all other Claims that are in any respect evidenced or represented by any writing, including any promissory notes and all other notes and all other writings evidencing or representing a Claim against any Subsidiary of the Grantor or any other Person,

          (vii) all Securities, whether constituting Certificated Securities or Uncertificated Securities, all Notes, all Financial Assets, all Security Entitlements, all Securities Accounts, all Commodity Contracts, all Commodity Accounts, and all other Investment

     Property, including specifically the Security Certificates described in
     Schedule 3.1(b) and all other Equity Interests and all Existing Investments, provided, however, that only 65% of the issued and outstanding capital stock of foreign subsidiaries of the Grantor shall be pledged;

          (viii) all money, cash and cash equivalents, including specifically all deposit accounts and all certificates of deposit,

          (ix) all General Intangibles, including specifically (a) the property described on Schedule 3.1(c), (b) all registered and unregistered trademarks and service marks and all trademark and service mark license agreements to which Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (c) all patents and patent applications and all patent license agreements to which Grantor is a party (whether as licensor or licensee) and all Claims (including infringement claims) relating thereto, (d) all registered and unregistered copyrights and all copyright license agreements to which Grantor is a party (whether as licensor or licensee) and Claims (including infringement claims) relating thereto, (e) all other intellectual property in which Grantor has an interest, including proprietary research and development, know-how, trade secrets, trade names, trade styles, license agreements and user rights and Claims (including infringement claims) relating thereto, (f) all customer lists and agreements, (g) all supplier lists and agreements, (h) all employee and consultant lists, rights, and agreements, (i) all computing, data and information processing and communications programs, discs, designs, and information and the data and other entries thereon, (j) all books, records, catalogs, back issues, library rights and all manifestations and embodiments thereof, (k) all rights and Claims arising under or in respect of the Credit Agreement or any Loan Document, including rights and Claims against Secured Party or any other Beneficiary, (l) all Net Proceeds, (m) all tax refunds, (n) all policies of insurance and condemnation awards of every type and description and the proceeds thereof, (o) all loans receivable, letters of credit, bonds and undertakings, deferred purchase price or deferred purchase consideration, consulting or non-competition payments and other Indebtedness, liabilities and obligations receivable not constituting an Account and not evidenced or represented by any Instrument, Chattel Paper or Security, (p) all rights of recoupment, recourse, reimbursement, subrogation, indemnity or contribution (including those arising under any Guaranty or any payment thereon, and those arising on account of any other agreement, transaction or event), (q) all other causes of action and Claims of every type and description, whether fixed or contingent, liquidated or not liquidated, accrued or not accrued, and all judgments, orders and recoveries thereon, (r) all other agreements and contract rights of every type and description and Claims thereon or relating in any manner thereto,
     (s) all other rights, privileges, benefits, entitlements, franchises, licenses and expectancies of every type and description, (t) all other intangible property of every type and description, and (u) all goodwill associated with any of the foregoing,

          (x) all property that is at any time delivered to, or that is at any time in the Control of, Secured Party, together, in each case, with (a) all accessions thereto and products and replacements thereof, (b) all guaranties, Liens and other forms of collateral security therefor, and (c) all dividends, distributions, and payments received thereon or in exchange or substitution therefor or upon Transfer thereof, and (d) all other proceeds thereof, except and excluding, however, each item of property that is an Excluded Asset, for as long as it remains an Excluded Asset. All references in this Agreement to any type of collateral described above in this Section 2.1 shall be deemed to exclude any Excluded Assets that would otherwise be included therein.

          Section 2.2 Delivery of Instruments, Notes and Securities. On the date hereof or, if hereafter acquired, immediately upon acquisition thereof by Grantor, without any notice from or demand by Secured Party, (a) Grantor shall deliver to Secured Party Security Certificates and Notes described in Schedule 3.1(b) and all other Instruments (except checks received and collected in the ordinary course of business) evidencing Indebtedness in excess of $10,000 and Security Certificates at any time constituting Collateral, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer, assignments in blank or with appropriate endorsements, in form and substance reasonably satisfactory to Secured Party, and (b) Grantor shall cause the issuer of each Uncertificated Security constituting Collateral to take all actions required to give Secured Party "control" (as defined in the applicable UCC) thereof, either upon original issuance or by registration of transfer and shall executed and deliver all writings necessary to cause such issuer to do so.

          Section 2.3 Investment Property. Grantor will cause Secured Party's security interests in Investment Property to be and remain continuously Perfected by Control and, in addition, will cause such security interests to be Perfected by filing. Grantor will not grant or permit any other security interest or Lien upon any Investment Property constituting Collateral. If so requested at any time by Secured Party or the Required Lenders as to any Security Entitlement or Securities Account or any Commodity Contract or Commodity Account that constitutes Collateral, Grantor will promptly cause each Person who is a Securities Intermediary as to any such Security Entitlement or Securities, Account and each Person who is a Commodity Intermediary as to any such Commodity Contract or Commodity Account to deliver a written agreement enforceable by Secured Party for the benefit of the Beneficiaries waiving and releasing, and agreeing not to create, grant, accept or hold, any priority, pari passu or junior security interest or Lien therein, except for Permitted Prior and Pari-Passu Liens. Grantor will not cause or permit any Equity Interest in any Subsidiary to be outstanding as an Uncertificated Security or to constitute a Security Entitlement or be held in a Securities Account.

          Section 2.4 Registration of Pledge. Secured Party may at any time when any Event of Default is continuing and without any notice to any Loan Party or any other Person, transfer to and register in Secured Party's name, as pledgee, any and all Instruments and Investment Property constituting Collateral. Such transfer and registration shall not foreclose or otherwise affect any rights or interests of any Loan Party and shall not increase, restrict or reduce any of Secured Party's rights and remedies. If after any such transfer and registration Grantor remains entitled under Section 3.6 to exercise voting rights with respect to Equity Interests included in such Investment Property, Secured Party shall, at the written request of Grantor, deliver to Grantor a revocable proxy or other instrument sufficient to permit Grantor to exercise such voting rights to the extent permitted under Section 3.6.

          Section 2.5 Financing Statements. Grantor will duly execute, deliver and (subject to execution by Secured Party, where required by law) file duly completed financing statements naming Grantor as debtor, naming Secured Party as secured party, and covering the property described in Section 2.1, in the proper filing office in each jurisdiction in which a financing statement is required from time to time to be filed in order to ensure that the security interests granted to Secured Party in Section 2.1 are at all times continuously Perfected, to the extent that, under applicable law, such security interests can be Perfected by the filing of a financing statement.

          Section 2.6 Secured Party Filing. Secured Party is hereby authorized to file one or more financing statements and continuations thereof and amendments thereto, relative to all or any part of the Collateral, without the signature of Grantor where permitted by law.

          Section 2.7 Further Assurances. Grantor will promptly (and in any event within three Business Days after request by Secured Party or the Required Lenders) execute and deliver, and use its reasonable and diligent efforts to obtain from other Persons, all instruments and documents (including security agreements, security assignments, Lien releases, Lien waivers, transfer documents and transfer notices, financing statements and other lien notices), in form and substance reasonably satisfactory to Secured Party or the Required Lenders, and take all other actions which are necessary or, in the reasonable judgment of Secured Party or the Required Lenders, desirable or appropriate in order to create, maintain, Perfect, ensure the agreed priority of, protect or enforce Secured Party's security interests in the Collateral, to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to effect or to assure further the purposes and provisions of this Agreement, and Grantor agrees to pay all reasonable costs related thereto and all reasonable expenses incurred by Secured Party in connection therewith.

          Section 2.8 Power of Attorney. Grantor hereby irrevocably constitutes and appoints Secured Party and any officer, agent or nominee of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority, in the name of Grantor or in its own name, if and whenever Grantor is in default under this Agreement as set forth in Section 4.1 to take any and all actions and to execute and deliver any and all agreements, documents, notices, instruments and writings that Secured Party or the Required Lenders may determine to be necessary or desirable to create, Perfect or ensure the agreed priority of the security interests granted in Section 2.1 or to enforce such security interests in any lawful and commercial reasonable manner or otherwise to protect Secured Party's interest in the Collateral in any lawful and commercially reasonable manner, including the power and right on behalf of Grantor, without notice to or assent by Grantor:

          (i) to ask for, demand, sue for, collect, settle and give acquittance for any and all moneys due or to become due with respect to any or all of the Collateral and otherwise to demand and enforce payment and collection of any and all Claims constituting Collateral,

          (ii) to sign and file in any office in any jurisdiction financing statements, lien notices, collateral assignments and any other instruments or writings that may be required or, in the opinion of Secured Party or the Required Lenders, appropriate to create or Perfect a security interest in or Lien upon any of the Collateral as security for the Secured Obligations,

          (iii) to accept, hold, collect, endorse, transfer and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable Instruments, Securities, Documents and Chattel Paper constituting Collateral that may be delivered to Secured Party in accordance with the provisions of this Agreement, whether made payable to Grantor or otherwise,

          (iv) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to any or all of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral,

          (v) to obtain, contest, enforce, adjust and settle Claims for insurance proceeds or condemnation awards constituting proceeds of Collateral or required to be paid to Secured Party pursuant to this Agreement or the Credit Agreement,

          (vi) to do, at its option and at the expense and for the account of Grantor, at any time and from time to time, all lawful and commercially reasonable acts and things that Secured Party or the Required Lenders may deem reasonably necessary or desirable to protect or preserve the Collateral or to realize upon the Collateral,

          (vii) to contest, settle, pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against any of the Collateral, and for such purposes (A) the legality or validity thereof and amounts necessary to settle or discharge the same may be determined by Secured Party or the Required Lenders in its or their commercially reasonable discretion and (B) Grantor agrees immediately upon demand to reimburse Secured Party for any payments made by Secured Party on account of any such taxes or Liens, as part of the Obligations secured hereby,

          (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with the Accounts and other documents relating to the Collateral, and

          (ix) generally to sell, Transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and at Grantor's expense, at any time or from time to time, all acts and things that Secured

     Party or the Required Lenders reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interests therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          The power granted in this Section 2.8 is a power coupled with an interest, is irrevocable and shall be discharged only upon Discharge of the Credit Agreement.

          Section 2.9 Survival of Security Interests. The security interests granted hereby shall, unless released in writing by Secured Party, (a) remain enforceable as security for all Secured Obligations now outstanding or created or incurred at any future time (whether or not created or incurred pursuant to any agreement presently in effect or hereafter made and notwithstanding any subsequent repayment of any of the Secured Obligations or any other act, occurrence or event), until Discharge of the Credit Agreement, (b) survive the Discharge of the Credit Agreement to the same extent that any contingent Obligation survives, and (c) survive any sale or other Transfer of any Collateral and remain enforceable against each transferee and subsequent owner thereof, even if such sale or other Transfer is permitted at the time under the Credit Agreement, except in the case of inventory, used or surplus equipment and Permitted Investments sold in the ordinary course of business and rights granted to a licensee under a trademark license granted in the ordinary course of business and any other Collateral that is expressly and specifically released from the security interests created hereby pursuant to a written release signed by Secured Party.

          Section 2.10 Reinstatement of Security Interests. If at any time any payment on any Secured Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the security interests granted to Secured Party herein and all other obligations of Grantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of Grantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

          Section 2.11 Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under all contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any contract or agreement included in the Collateral, (c) Secured Party shall not have any obligation or liability under any contract or agreement included in the Collateral by reason of this Agreement or the grant to Secured Party of any security interest in such contract or agreement, and (d) Secured Party shall not be obligated to perform any of the obligations or duties of Grantor under any contract or agreement included in the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III.
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Grantor represents and warrants to Secured Party and agrees with Secured Party that:

          Section 3.1 The Collateral.

          (a) Ownership. Except as otherwise expressly permitted under the Credit Agreement, (i) Grantor owns the Collateral free and clear of any and all Liens and (ii) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except those in favor of Secured Party.

          (b) Interests in and Claims against Subsidiaries. Schedule 3.1(b) sets forth accurately and exhaustively all Equity Interests directly owned by Grantor in any Subsidiary of Grantor, all other Equity Interests owned by Grantor and all Notes issued to or held by the Grantor. All such Equity Interests are represented by Security Certificates that have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in breach or derogation of preemptive rights of any Person.

          (c) Intellectual Property. Schedule 3.1(c) sets forth accurately and exhaustively (i) all registered trademarks and servicemarks owned by Grantor, all material trademark and service mark license agreements to which Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement claims by or against Grantor and other litigation relating to any such trademarks, servicemarks or trademark or servicemark license agreements,
(ii) all patents and patent applications owned by Grantor, all material patent license agreements to which Grantor is a party (whether as licensor or licensee), and all pending or overtly threatened infringement claims by or against Grantor and other litigation relating to any such patents, patent applications or patent license agreements, and (iii) all registered copyrights owned by Grantor, all material copyright license agreements to which Grantor is a party (whether as licensor or licensee) and all pending or overtly threatened infringement claims by or against Grantor or other litigation relating to any such copyrights or copyright license agreements.

          (d) Other Investment Property. Schedule 3.1(d) sets forth accurately and exhaustively all other Investment Property of Grantor having a value of $10,000 or more.

          (e) Location of Equipment and Inventory. All Equipment and Inventory are located and intended to be kept at one of the collateral locations specified on Schedule 3.1(e).

          (f) No Consumer Goods or Farm Products. Grantor does not own any assets that are, as to it, consumer goods or farm products.

          (g) Location of Grantor. The Grantor's chief place of business, chief executive office and office or offices where the Grantor keeps its records regarding its Accounts and all originals of its Chattel Paper are located, and during the preceding four months were located, at the Grantor locations specified on Schedule 3.1(g).

          (h) Names. The correct legal name of Grantor is set forth in the preamble to this Agreement. Grantor does not conduct business or hold itself out under, and in the past five years has not conducted business or held itself out under, any other name (including any tradename or fictitious business name) except any name listed on Schedule 3.1(h).

          (i) Taxpayer ID Number. The proper taxpayer identification number for each Loan Party is accurately set forth on Schedule 3.1(i).

          (j) Perfection. The security interests granted to Secured Party in
Section 2.1 are lawful, valid and enforceable security interests that at all times have been, and remain, duly and continuously Perfected.

          (k) Amendment of Schedule 3.1. Grantor may at any time unilaterally amend Schedule 3.1 in any respect required by the occurrence of any event that does not constitute or give rise to a Default, by giving written notice thereof to Secured Party. To be effective, such notice must state conspicuously that it constitutes an amendment to certain factual matters relating to the Collateral set forth in Section 3.1 of this Agreement.

          Section 3.2 Maintenance of Perfection. Grantor will not (a) cause, permit or suffer any voluntary or involuntary change in its name, identity or corporate structure, or in the location of its chief executive office, or (b) keep any tangible Collateral (other than mobile goods and in transit items) or any records relating to its Accounts at any location other than a location set forth in Schedule 3.l, unless (in each case) (i) Schedule 3.1 has first been appropriately supplemented with respect thereto, and (ii) an appropriate financing statement has been filed in the proper office and in the proper form, and all other requisite actions have been taken, to Perfect and continue the Perfection (without loss of priority) of Secured Party's security interests in the Collateral.

          Section 3.3 Defense of Collateral. Grantor will defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein.

          Section 3.4 Transfer or Encumbrance. Grantor will not encumber or Transfer any item of Collateral or any interest therein, or permit or suffer any item of Collateral to be encumbered or Transferred, unless (a) such action is permitted at the time under the Credit Agreement and (ii) each Loan Party makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the Credit Agreement or any other Loan Document.

          Section 3.5 Payments, Dividends and Distributions. Grantor shall be entitled to receive all payments on Accounts, Instruments and Claims and all dividends and distributions on Equity Interests and other Investment Property constituting Collateral, so long as (a) Grantor is not in default under this Agreement as set forth in Section 4.1 and no such default would result from any such payment, dividend or distribution, (b) Grantor ensures that Secured Party's security interests in any and all such payments, dividends and distributions remain continuously Perfected and (c) each Loan Party makes all payments on account of the Secured Obligations required to be made therefrom and takes all other actions required to be taken in connection therewith under the

Credit Agreement or any other Loan Document. Any amounts received by Grantor at a time when it is not entitled to receive them pursuant to the preceding sentence shall be turned over to the Secured Party pursuant to Section 3.9(iv) or Section 4.2, as applicable

          Section 3.6 Voting Rights. So long as Grantor is not in default under this Agreement as set forth in Section 4.1, Grantor shall have and may exercise all voting rights with respect to any and all Equity Interests constituting Collateral, except that:

          (a) No Breach. Grantor shall not act or vote in favor of any action that would constitute or cause a breach of any obligations of any Loan Party under the Credit Agreement or under any other Loan Document;

          (b) No Capital Structure Changes. Grantor shall not act or vote in favor of (i) the authorization or issuance of any Capital Stock, options, warrants, voting rights, or preference shares or additional shares not permitted by the Credit Agreement, or (ii) any reclassification, readjustment, reorganization, merger, consolidation, sale or disposition of assets, or dissolution not permitted by the Credit Agreement;

          (c) Material Adverse Changes. Grantor shall not act or vote in favor of any action that has or is reasonably likely to have a material adverse effect on the value of any of the Collateral or that has, or would reasonably be expected to result in, a Material Adverse Effect; and

          (d) Termination of Voting Rights. At any time when Grantor is in default under this Agreement as set forth in Section 4.1, Secured Party may terminate any or all of Grantor's voting rights with respect to any or all Equity Interests constituting Collateral, either by giving written notice of such termination to Grantor or by transferring such Equity Interests into Secured Party's name, and Secured Party shall thereupon have the sole right and power to exercise such voting rights.

          Section 3.7 Maintenance of Collateral. Grantor shall:

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any other Loan Document or any applicable statute, regulation or ordinance or any policy of insurance covering any such Collateral;

          (b) notify Secured Party of any change in Grantor's name, identity or corporate structure at least 30 days prior to such change;

          (c) give Secured Party at least 30 days prior written notice of any change in Grantor's chief place of business, chief executive office, places of business, collateral locations or federal taxpayer ID number or the office where Grantor keeps its Chattel Paper and its records regarding any Accounts;

          (d) if the Lenders give value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

          (e) pay promptly when due all material property and other taxes, assessments and governmental charges or levies imposed upon any Collateral and all Claims that are or might become secured by any Lien upon any Collateral, except to the extent the same is being contested as permitted under the Credit Agreement; provided, that, notwithstanding any other provision in the Loan Documents, Grantor shall in any event pay such taxes, assessments, charges, levies and Claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment or other legal process entered or filed against Grantor or any Collateral as a result of the failure to make such payment.

          Section 3.8 Concerning Equipment and Inventory. Grantor will:

          (i) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new (ordinary wear and tear and wornout and surplus equipment excepted) and in accordance with Grantor's past practices and make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end;

          (ii) notify Secured Party of any loss or damage to any Equipment in an amount exceeding $10,000;

          (iii) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory, in the ordinary course of Grantor's business;

          (iv) if any Inventory is in possession or control of any agent, carrier, warehouseman, bailee, consignee or processor, at any time when Grantor is in default under this Agreement as set forth in Section 4.1, instruct such Person to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

          (v) if so requested at any time by Secured Party or the Required Lenders, promptly endorse and deliver to Secured Party each and all negotiable Documents constituting Collateral.

          Section 3.9 Concerning Accounts, Instruments and other Claims. Grantor will:

          (i) maintain accurate and complete records concerning the Accounts, Instruments and all other Claims and the identity, name and address of each account debtor or obligor thereon, hold and preserve such records in safekeeping, permit representatives of Secured Party at any time during normal business hours to inspect, copy and make abstracts from such records, and render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto,

          (ii) if so requested at any time by Secured Party or the Required Lenders, certify and deliver to Secured Party complete and correct copies of each contract or agreement constituting Collateral,

          (iii) continue to collect, at Grantor's expense, all amounts due or to become due to Grantor under Accounts, Instruments and other Claims and, in connection therewith take such action as Grantor (or, whenever Grantor is in default under this Agreement as set forth in Section 4.1, as Secured Party or the Required Lenders) may reasonably deem necessary or advisable to enforce collection of amounts due or to become due to thereunder; provided, that Secured Party shall have the right at any time when Grantor is in default under this Agreement as set forth in Section 4.1 (A) to notify the account debtors or obligors under any or all Accounts, Instruments or other Claims of the assignment of such Accounts, Instruments or Claims to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, (B) to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts, Instruments or other Claims have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and and (C) at the expense of Grantor, to demand payment of any Accounts, Instruments and Claims and enforce collection thereof by legal proceedings in any lawful manner and to extend, renew adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done, and

          (iv) if Secured Party at any time exercises any of the rights described in Section 3.5 or the proviso in Section 3.9(iii), (A) segregate from all other funds and hold in trust for Secured Party and immediately deliver to Secured Party (in the identical form received) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of any and all Accounts, Instruments and other Claims, and (B) not adjust, settle or compromise the amount or payment of any Account or Claim, or release wholly or partly any account debtor or obligor thereon, or allow any credit or discount thereon.

          Section 3.10 Substituted Performance. Secured Party may at any time (but shall not be obligated to) (a) perform any of the obligations of Grantor under this Agreement if Grantor fails to perform such obligation within three Business Days (or, in the case of insurance, within one Business Day) after written demand by Secured Party and (b) make any payments and do any other acts which Secured Party or the Required Lenders may deem reasonably necessary or desirable to protect Secured Party's security interests in the Collateral, including the right to pay, purchase, contest or compromise any Lien that attaches or is asserted against any Collateral, to procure insurance, and to appear in and defend any action or proceeding relating to any Collateral, and Grantor agrees promptly to reimburse Secured Party for all payments made by Secured Party in doing so, together with interest thereon at the rate then applicable to the Loans, all reasonable attorneys' fees and disbursements incurred by Secured Party in connection therewith, whether or not suit is brought, and all other reasonable costs and expenses related thereto.

                                   ARTICLE IV.
                               DEFAULT; REMEDIES

          Section 4.1 Default. Grantor shall be in default under this Agreement
(a) whenever any Event of Default has occurred and is continuing (without regard to whether or to what degree Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after the Loans have become due and payable, whether at maturity, upon acceleration pursuant to Section 8 of the Credit Agreement or otherwise.

          Section 4.2 Remedies upon Default. At any time when Grantor is in default under this Agreement as set forth in Section 4.1, Secured Party may exercise and enforce, in any order, (a) each and all of the rights and remedies available to a secured party upon default under the Uniform Commercial Code or other applicable law, (b) each and all of the rights and remedies available to it under the Credit Agreement or any other Loan Document and (c) each and all of the following rights and remedies:

          (a) Collection Rights. Without notice to Grantor or any other Loan Party, Secured Party may notify any or all account debtors and obligors on any Accounts, Instruments or other Claims constituting Collateral of Secured Party's security interests therein and may direct, demand and enforce payment thereof directly to Secured Party.

          (b) Taking Possession. Secured Party may (i) enter upon any and all premises owned or leased by Grantor where Collateral is located (or believed by Secured Party to be located), with or without judicial process and without any obligation to pay rent, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iii) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process or otherwise preparing the Collateral for sale or selling or otherwise Transferring the Collateral, (iv) take possession of all items of Collateral that are not then in its possession, either upon such premises or by removal from such premises, and (v) require Grantor or the Person in possession thereof to deliver such Collateral to Secured Party at one or more locations designated by Secured Party and reasonably convenient to it and Grantor.

          (c) Foreclosure. Secured Party may sell, lease, license or otherwise dispose of or Transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at Secured Party's offices or on Grantor's premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, one or more of the Beneficiaries may be the purchasers at any such sale and in such event, if such bid is made by all of the Lenders or by all of the Holders of Secured Obligations or otherwise whenever a credit bid is expressly permitted under the Credit Agreement or approved in writing by the Administrative Agent and all of the Lenders, the Beneficiaries bidding at such sale may bid part or all of the Obligations owing to them without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Grantor agrees that at least 10 calendar days' written notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall be commercially reasonable. The giving of notice of any such sale or other disposition shall not obligate Secured Party to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

          (d) Use of Intellectual Property. Secured Party may, on a royalty free basis, use and license use of any trademark, trade name, trade style, copyright, patent or technical knowledge or process owned, held or used by Grantor in respect of any Collateral as to which any right or remedy of Secured Party is exercised or enforced. In addition, each Holder of any Secured Obligation may exercise and enforce such rights and remedies for the collection of such Secured Obligation as may be available to it by law or agreement.

          Section 4.3 Waivers by Grantor. Grantor hereby irrevocably waives, to the fullest extent permitted by law, (a) all rights of redemption from any foreclosure sale, (b) the benefit of all valuation, appraisal, exemption and moratorium laws, (c) all rights to notice or a hearing prior to the exercise by Secured Party of its right to take possession of any Collateral, whether by self help or by legal process and any right to object to the Secured Party taking possession of any Collateral by self help, (d) if Secured Party seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that Secured Party retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.

          Section 4.4 Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.

          Section 4.5 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including expenses of Secured Party and the reasonable fees and disbursements of its agents, consultants and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 4.6;

          SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) then due and payable; and

          THIRD: To the payment to or upon the order of the Grantor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          Section 4.6 Indemnity and Expenses.

          (a) Indemnity. Grantor will defend, indemnify and hold harmless Secured Party and each other Beneficiary from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of any interest, right or remedy created hereby), except to the extent such claims, losses or liabilities are directly attributable to Secured Party's or such other Beneficiary's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Expenses. Grantor will pay to Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any advisors, consultants, experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the interests, rights or remedies of Secured Party hereunder, (iv) the failure by Grantor to perform or observe any of the provisions hereof, or (v) the proof, allowance, protection, administration, treatment, discharge, collection or enforcement of any of the Secured Obligations or any of the Collateral in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or affecting any Loan Party.

          Section 4.7 Surplus, Deficiency. Any surplus proceeds of any sale or other disposition by Secured Party of any Collateral remaining after Discharge of the Credit Agreement and after all Secured Obligations are paid in full and in cash shall be paid over to Grantor or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to Discharge of the Credit Agreement, such surplus proceeds may be retained by Secured Party and held as Collateral until Discharge of the Credit Agreement. The Subsidiary and each Guarantor shall be and remain liable for any deficiency.

          Section 4.8 Information Related to the Collateral. If Secured Party determines to sell or otherwise Transfer any Collateral, Grantor shall, and shall cause any Person controlled by it to, furnish to Secured Party all information Secured Party may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or Transfer. Secured Party shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of any Loan Party, to any Person that Secured Party in good faith believes to be a potential or prospective purchaser in such sale or Transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

          Section 4.9 Sale Exempt from Registration. Secured Party shall be entitled at any such sale or other Transfer, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to Secured Party that the Collateral may be offered and sold to them without registration under the Securities Act of 1933, as amended, and without registration or qualification under any other applicable state or federal law. Upon the consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its good faith judgment or in good faith reliance upon advice of its counsel, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act of 1933 as then in effect (or any other regulation of similar import). If Secured Party solicits such offers from such investors, then the acceptance by Secured Party of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral.

          Section 4.10 Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. Secured Party may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of Secured Party or any Holder of any Secured Obligation against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

          Section 4.11 No Direct Enforcement by Beneficiaries. Secured Party may freely exercise and enforce any and all of its rights and remedies hereunder, for the benefit of the Beneficiaries. No Beneficiary, other than Secured Party, shall have any independent right to collect, take possession of, foreclose against or otherwise enforce the security interests granted hereby.

                                   ARTICLE V.
                          CONCERNING THE SECURED PARTY

          Section 5.1 Agent for Holders. Secured Party is executing and delivering this Agreement, and accepting the security interests, rights, remedies, powers and benefits conferred upon Secured Party hereby, both for its own benefit and as agent for all present and future

Holders of Secured Obligations. The provisions of the Credit Agreement and all rights, powers, immunities and indemnities granted to Secured Party under the Credit Agreement or any other Loan Document, or under any separate agreement made by or otherwise binding upon any Holder of Secured Obligations, shall apply in respect of such execution, delivery and acceptance and in respect of any and all actions taken or omitted by Secured Party under, in connection with or in respect of this Agreement.

          Section 5.2 Administrative Agent shall be the Secured Party. Secured Party shall at all times be the same Person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to Section 9.9 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to Section 9.9 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under
Section 9.9 of the Credit Agreement by a successor Administrative Agent, the successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (a) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (b) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          Section 5.3 No Assurances or Liability. Secured Party makes no statement, promise, representation or warranty whatsoever, and shall have no liability whatsoever, to any Holder of any Secured Obligations as to the authorization, execution, delivery, legality, enforceability or sufficiency of this Agreement or as to the creation, Perfection, priority, or enforceability of any security interests granted hereunder or as to existence, ownership, quality, condition, value or sufficiency of any Collateral or as to any other matter whatsoever.

          Section 5.4 Holders Bound. Except where the consent of others may be required pursuant to the express provisions of Section 10.1 of the Credit Agreement, any modification, amendment, waiver, release, termination or discharge of any security interest, right, remedy, power or benefit conferred upon Secured Party that is effectuated in a writing signed by Secured Party shall be binding upon all Holders of Secured Obligations if it is (i) authorized pursuant to any provision of the Credit Agreement or any other Loan Document, (ii) required by law or (iii) authorized or ratified either (A) by the Required Lenders or (B) by the Holders of at least a majority in outstanding principal amount of the Secured Obligations (other than contingent or unliquidated Secured Obligations).

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

          Section 6.1 Continuing Security Interests; Release. This Agreement creates continuing security interests in the Collateral and shall (a) remain in full force and effect until the Discharge of the Credit Agreement, (b) be binding upon Grantor and its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of and be enforceable by Secured Party and its successors, transferees and assigns acting in the capacity of Administrative Agent under the Credit Agreement. Subject to and upon Discharge of the Credit Agreement or other release permitted hereunder or under the Credit Agreement, Secured Party shall (within a reasonable time after it receives from Grantor a written request for release of the Collateral) execute and deliver to Grantor an instrument in form and substance satisfactory to Grantor releasing (on a quitclaim basis, without recourse, without warranty (except as to Secured Party's actions), and without any liability whatsoever) any security interest Secured Party may then hold in the Collateral and thereupon Secured Party shall, at Grantor's expense, execute and deliver to Grantor such UCC termination statements and other like documents as Grantor may reasonably request to evidence such release.

          Section 6.2 Statute of Limitations. Grantor hereby waives the right to plead any statute of limitations as a defense to any Secured Obligation to the fullest extent permitted by law.

          Section 6.3 Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          Section 6.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          Section 6.5 Notices. Any and all notices and communications to be given to Grantor or Secured Party may be given by courier service, personal service, mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to any other address as any party hereto may specify by written notice to the other parties, and such communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

          Section 6.6 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 6.7 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          Section 6.8 Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED
BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE NEW YORK UNIFORM COMMERCIAL CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Notwithstanding the foregoing, the creation, Perfection, priority and enforcement of a security interest in any deposit account shall be governed by the laws of the state in which the depository bank, or branch bank, maintaining such deposit account is located.

          Section 6.9 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its address provided in Section 6.5, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.

          Section 6.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          Section 6.11 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantor and Secured Party have executed this Agreement as of the date first written above.

                                           USI INSURANCE SERVICES CORP.


                                           By: /s/ Michael Leonard
                                              ----------------------------------
                                              Title: Vice President and
                                                     Chief Executive Officer

Accepted as of the day
of September 17, 1999

CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
as Secured Party


By: /s/ W. Michael George
   ----------------------------
    Title: Authorized Signatory

                                                              SCHEDULE 3.1(B) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                                                                                 %
Issuer                                                 # of Shares   Cert.#   Ownership
-----                                                  -----------   ------   ---------
Stock Being Pledged
USI MidAtlantic, Inc.                                     1,000        1-5      100%
USI of Southern California Insurance Services, Inc.
(formerly TriWest Insurance Services, Inc.                5,613         27      100%
Managed Strategies, Inc.                                    100          1      100%
USI California Insurance Services, Inc.                  24,664          6      100%
USI Insurance Services of Connecticut, Inc.                 100          1      100%
El Camino Insurance Agency                                4,114.75      10      100%
Association Growth Enterprises, Inc.                        100          8      100%
USI Securities, Inc.                                        100          1      100%
USI of Illinois, Inc.                                       100          1      100%
Morrill Koslow & Associates Insurance Agency, Inc.        1,875        R-7      100%
Benefit Plan Administrators, Inc.(formerly USI of
   New York, Inc.)                                          200          1      100%
J.J. Newman & Co., Inc.                                     200          2      100%
Beckwith-Hightower & Renberg Insurancc Services,
   Inc.                                                     240          3      100%
Campbell, Galt & Newlands, Inc.                           1,242         32      100%
Coastal Insurance Services, Inc.                            205         14      100%
Daugherty & Company Insurance Brokers, Inc.                 100          1      100%
Hurley, Atkins & Stewart, Inc.                            1,933         58      100%
The Insurance Exchange (formerly USIS of
   New Hampshire)                                           100          1      100%
Karp Insurance Consultants, Inc. (d/b/a USI Florida)
   (formerly USIS of Plantation, Inc.)                    1,000          1      100%
Progressive Plan Administrators, Inc. (formerly USIS
   of New York, Inc.)                                     1,000          1      100%
Riverside Insurance Associates, Inc.                        318          6      100%
Sponsored Marketing Insurance Administrators, Inc.        3,084         21      100%
USI Northeast, Inc. (formerly Carpenter & Pelton,
   Inc.)                                                    211.5        4      100%
USI of New York, Inc. (incorporated in May 6, 1996)         200          2      100%
USI Care Management of New York, Inc.                       200          1      100%
Wrims Corp.                                               1,000        184      100%
Premier-USI Insurance Group,Inc.                            100          1      100%
Kisco Partners, Inc.                                        100          5      100%
Acquisition Risk Management Services, Inc.                   50          4      100%
Jones, Hill & Mercer Employee Benefits, Inc.               1000          1      100%
Julius Moll & Son, Inc.                                     100          1      100%
Benefit Concept of Connecticut, Inc.                        908       A-15      100%
USI Insurance Brokers, Inc.                                 100                 100%
USI Prescription Benefits Management Company                                    100%

                                                              SCHEDULE 3.1(B) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------
                                                                          Page 2

                                                                                 %
Issuer                                                 # of Shares   Cert.#   Ownership
------                                                 -----------   ------   ---------
Moselle Insurance, Inc.                                      17                 100%
Thomas E. Wood, Inc.                                      1,000                 100%

Excluded Assets
Henderson & Phillips, Incorporated                        1,000        72       100%

Texas Professional Administrators, Inc.                  31,076                 100%

                                                              SCHEDULE 3.1(C) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                              INTELLECTUAL PROPERTY
None.

                                                              SCHEDULE 3.1(D) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                          OTHER INVESTMENT PROPERTY
None.

                                                              SCHEDULE 3.1(E) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                             LOCATION OF COLLATERAL

470 Park Avenue South
New York, NY 10016

50 California Street
San Francisco, CA 94111

312 Elm Street
Cincinnati, OH 45202

                                                              SCHEDULE 3.1(G) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                              LOCATION OF GUARANTOR

50 California Street, San Francisco, CA 94111

                                                              SCHEDULE 3.1(H) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                                   Other Names
None.

                                                              SCHEDULE 3.1(I) TO
                                                      GUARANTOR PLEDGE AGREEMENT
                                                      --------------------------

                               TAXPAYER ID NUMBER

U.S.I. Holdings Corporation          13-3771733
USI Insurance Services Corp.         13-3771734

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                 FORM OF CERTIFICATE FOR PERMITTED ACQUISITIONS

     Pursuant to the definition of "Permitted Acquisition" under Section 1.1 of the Credit Agreement, dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among U.S.I. Holdings Corporation (the "Borrower"), the banks and other financial institutions from time to time party thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch, as Administrative Agent (the "Administrative Agent") and The Chase Manhattan Bank, as Syndication Agent (the "Syndication Agent") for the Lenders, I, the undersigned, a Responsible Officer of the Borrower, do hereby certify on behalf of the Borrower the statements and information contained below. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement. This Certificate is intended only to implement and not expand or detract from the provisions of the Credit Agreement. In the event of any inconsistency between this document and the Credit Agreement, the Credit Agreement shall control.

     1. This Certificate relates to the acquisition of
                               (the "Permitted Acquisition"), which was
------------------------------
consummated on [date].

     2. The aggregate Acquisition Consideration for the Permitted Acquisition not counting potential Look-Back Liabilities and counting, in the case of any Retention Liability, an amount equal to the Accrued Retention Liability, determined as of the effective date of the Permitted Acquisition in which such
Retention Liability is incurred, was $               .
                                      ---------------

     3. On a pro forma basis, as if the Permitted Acquisition to which this Certificate applies had been completed, and all Indebtedness (which, in the case of any Retention Liability, shall be an amount equal to the Accrued Retention Liability, determined as of the effective date of the Permitted Acquisition in which such Retention Liability is incurred) acquired by the Borrower and its Subsidiaries in connection with the Permitted Acquisition to which this Certificate applies had been incurred or acquired, on the first day of the 12-month period ending on the last day of the fiscal quarter of the Borrower most recently ended prior to the date of consummation of the Permitted Acquisition, the Borrower would have been in compliance with the covenants contained in Section 7.1 as of the last day of such fiscal quarter, as evidenced by the following:

A. Section 7.1 (a) - Consolidated Total Debt Ratio
   -----------------------------------------------

(a)  Consolidated Debt/1/ of the Borrower and its
     Subsidiaries as of the relevant date
                                                                  ---------

----------
/1/ Consolidated Debt to be calculated in accordance with the definition of "Consolidated Debt" in the Credit Agreement.

(b)  Adjusted Pro Forma EBITDA/2/ for the
     relevant twelve-month period
                                                                  ---------

          Actual Consolidated Total Debt
          Ratio (Consolidated Debt divided by
          Adjusted Pro Forma EBITDA)
                                                                  =========

          Maximum Consolidated Debt Ratio                                  /3/
                                                                  ---------

B. Section 7.1 (b) - Interest Expense Coverage Ratio
   -------------------------------------------------

(a) Consolidated EBITDA of the Borrower and its Subsidiaries for the relevant twelve-month period calculated as follows:
     -------------------------------------------------------------

          Consolidated Net Income/4/
                                                                  ---------

          +Consolidated Income Tax Expense/5/
                                                                  ---------

          +Consolidated Net Interest Expense/6/
                                                                  ---------

          +non-cash charges for amortization
          and depreciation determined on a
          consolidated basis in accordance
          with GAAP/7/
                                                                  ---------

----------
/2/ Adjusted Pro Forma EBITDA to be calculated in accordance with the definition of "Adjusted Pro Forma EBITDA" in the Credit Agreement.

/3/  Insert applicable maximum ratio from Section 7.1(a).

/4/ Consolidated Net Income to be calculated in accordance with the definition of "Consolidated Net Income" in the Credit Agreement.

/5/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income. Consolidated Income Tax Expense to be calculated in accordance with the definition of "Consolidated Income Tax Expense" in the Credit Agreement.

/6/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income. Consolidated Net Interest Expense to be calculated in accordance with the definition of "Consolidated Net Interest Expense" in the Credit Agreement.

/7/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income.

          +compensation expense accrued in respect of
          Stock Appreciation Rights/8/
                                                                  ---------

          -cash payments made in such period to
          honor, redeem or discharge Stock
          Appreciation Rights
                                                                  ---------

          ---------------------------------------

          Consolidated EBITDA

(b) Consolidated Net Interest Expense of the Borrower and its Subsidiaries for the relevant twelve-month period calculated as follows:
     --------------------------------------------------------------------------

          Consolidated Income Tax Expene/9/

                                                                  ---------

          -Consolidated Interest Income/10/

                                                                  ---------
          ---------------------------------
          Consolidated Net Interest Expense                                /11/
                                                                  =========

Actual Interest Expense Coverage Ratio
(Consolidated EBITDA divided by
Consolidated Net Interest Expense)
                                                                  ---------

Minimum Interest Expense Coverage Ratio                                    /12/
                                                                  ---------

----------
/8/ To the extent, and only to the extent, deducted in the computation of Consolidated Net Income.

/9/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income. Consolidated Income Tax Expense to be calculated in accordance with the definition of "Consolidated Income Tax Expense" in the Credit Agreement.

/10/ Consolidated Interest Expense to be calculated in accordance with the definition of "Consolidated Interest Expense" in the Credit Agreement.

/11/ If this number is equal to or less than l, Consolidated Interest Expense shall be deemed equal to 1.

/12/ Insert applicable minimum ratio from Section 7.1(b).

C.   Section 7.l(c) - Fixed Charge Coverage Ratio
     --------------------------------------------

(a)  Consolidated EBITDA of the Borrower and
     its Subsidiaries (see 3 above) for the
     relevant twelve-month period
                                                                  ---------

(b)  Consolidated Fixed Charges for the relevant twelve-month period calculated
     --------------------------------------------------------------------------
     as follows:
     -----------

          Debt Service of the Borrower and its
          Subsidiaries for such period
                                                                  ---------

          ---------------------------------------
          Consolidated Fixed Charges
                                                                  =========

Actual Fixed Charge Coverage Ratio
(Consolidated EBITDA divided by
Consolidated Fixed Charges)
                                                                  ---------
Minimum Fixed Charge Coverage Ratio                                        /13/
                                                                  ---------

D.   Section 7.1(d) - Stockholder's Equity
     -------------------------------------

(a)  Stockholders' Equity/14/
                                                                  ---------
(b)  Minimum Stockholders' Equity                                          /15/
                                                                  ---------

E.   Section 7.1(e) - Capital Expenditures
     -------------------------------------                        ---------

(a)  Capital Expenditures during relevant period
                                                                  ---------
(b)  Maximum Permitted Capital Expenditures                                /16/
                                                                  ---------

     4. Either (a) the aggregate Acquisition Consideration for the Permitted Acquisition to which this Certificate applies does not exceed a multiple of 6.50 (or, in the case of a Permitted

----------
/13/ Insert applicable minimum ratio from Section 7.1(c).

/14/ Stockholders' Equity to be calculated in accordance with the definition of "Stockholders' Equity" in the Credit Agreement.

/15/ Insert applicable minimum Stockholders' Equity from Section 7.1(d).

/16/ Insert applicable maximum Capital Expenditures from Section 7.1(e).

Acquisition in which any Retention Liability is incurred, a multiple of 6.00) times the Pre-Acquisition Adjusted EBITDA of the business acquired in the acquisition (so adjusted) or (b) the Acquisition Consideration for the Permitted Acquisition to which this Certificate applies is greater than such multiple but does not, when added to all Acquisition Consideration for all other acquisitions consummated by the Borrower or any of its Subsidiaries in the same calendar year for an Acquisition Consideration greater than such multiple, exceed $6,000,000.

          Aggregate Acquisition Consideration:            $
                                                           --------------

          Pre-Acquisition Adjusted EBITDA of
          the acquired business/17/:                      $
                                                           --------------

          Retention Liabilities [were][were not] incurred in connection with the Permitted Acquisition.

          Pre-Acquisition Adjusted EBITDA
          multiplied by [6.50][6.00]                      $
                                                           --------------

     5. The agreements governing or relating to the Permitted Acquisition to which this Certificate applies do not prohibit or restrict the grant of a security interest in the rights and interests of the Borrower or any of its Subsidiaries arising thereunder or the enforcement of any such security interest by foreclosure, notice to pay and collection or otherwise, except with respect to assets subject to Permitted Prior and Pari Passu Liens and Excluded Assets.

     6. Upon consummation of the Permitted Acquisition to which this Certificate applies, the business acquired will be operated as part of the USI Businesses.

     7. On the date of consummation of the Permitted Acquisition, no Default or Event of Default had occurred and was continuing or resulted from, or existed after giving effect to, the Permitted Acquisition to which this Certificate applies.

----------
/17/ Pre Acquisition Consolidated EBITDA to be calculated in accordance with the definition of "Pre Acquisition Consolidated EBITDA" in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                                                     U.S.I. HOLDINGS CORPORATION


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Date:

                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                         FORM OF COMPLIANCE CERTIFICATE

          Pursuant to Section 6.2(c) of the Credit Agreement, dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")/1/, by and among U.S.I. Holdings Corporation (the "Borrower"), the banks and other financial institutions (the "Lenders") from time to time that are party thereto, Credit Lyonnais, Cayman Island Branch, as administrative agent for the Lenders (the "Administrative Agent") and The Chase Manhattan Bank, as syndication agent, the undersigned,
                                                       ------------------------,
the                          /2/ of the Borrower, does hereby certify in the
    -------------------------
name and on behalf of the Borrower that, as of the date of the Financial
Statements as of and for the period ended                           /3/ (the
                                           -------------------------
"Financial Statements") being delivered herewith in accordance with Section 6.1
(a) and Section 6.1(b) of the Credit Agreement, the Borrower was in compliance with all of the covenants set forth in Section 7.1 of the Credit Agreement/4/, and that the following calculations of such covenant compliance are based upon such Financial Statements and are correct and complete in all material respects:

1.   Section 7.1(a) - Consolidated Total Debt Ratio
     ----------------------------------------------

(a) Consolidated Debt/5/ of the Borrower and its Subsidiaries for the relevant twelve-month period

(b) Adjusted Pro Forma EBITDA/6/ for the relevant twelve-month period

----------
/1/ Unless otherwise defined herein, capitalized terms shall have the meaning given them in the Credit Agreement.

/2/  Insert title of officer.

/3/  Insert date.

/4/ In the event of any inconsistency between this Compliance Certificate and the main body of the Credit Agreement, the main body of the Credit Agreement shall control.

/5/ Consolidated Debt to be calculated in accordance with the definition of "Consolidated Debt" in the Credit Agreement.

/6/ Adjusted Pro Forma EBITDA to be calculated in accordance with the definition of "Adjusted Pro Forma EBITDA" in the Credit Agreement.

          Consolidated Total Debt Ratio (Consolidated Debt
          divided by Adjusted Pro Forma EBITDA)                           /7/
                                                                  ========

2.   Section 7.1(b) - Interest Expense Coverage Ratio
     ------------------------------------------------

Consolidated EBITDA of the Borrower and its Subsidiaries for the relevant twelve-month period calculated as follows:
             -----------------------------

          Consolidated Net Income/8/

          +Consolidated Income Tax Expense/9/

          +Consolidated Net Interest Expense/10/

          +non-cash charges for amortization and
          depreciation determined on a
          consolidated basis in accordance with
          GAAP/11/

          +compensation expense accrued in
          respect of Stock Appreciation Rights/12/

----------
/7/ Section 7.1(a) provides that the Consolidated Total Debt Ratio shall range from [_________] to [________].

/8/ Consolidated Net Income to be calculated in accordance with the definition of "Consolidated Net Income" in the Credit Agreement.

/9/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income. Consolidated Income Tax Expense to be calculated in accordance with the definition of "Consolidated Income Tax Expense" in the Credit Agreement.

/10/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income. Consolidated Net Interest Expense to be calculated in accordance with the definition of "Consolidated Net Interest Expense" in the Credit Agreement.

/11/ To the extent, and only to the extent, deducted in the computation of such Consolidated Net Income.

/12/ To the extent, and only to the extent, deducted in the computation of Consolidated Net Income.

          -cash payments made in such period to
          honor, redeem or discharge Stock
          Appreciation Rights

          -------------------------------------

          Consolidated EBITDA

(b) Consolidated Net Interest Expense of the Borrower and its Subsidiaries for the relevant twelve-month period calculated as follows:
             -----------------------------------------

          Consolidated Interest Expense/13/

          -Consolidated Interest Income/14/

          ---------------------------------
          Consolidated Net Interest Expense                               /15/
                                                                  ========

Interest Expense Coverage Ratio (Consolidated
EBITDA divided by Consolidated Net Interest
Expense)

Minimum Interest Expense Coverage Ratio                                   /16/
                                                                  --------

3.   Section 7.1(c) - Fixed Charge Coverage Ratio
     --------------------------------------------

(a) Consolidated EBITDA of the Borrower and its Subsidiaries(see
3 above) for the relevant twelve-month period

(b) Consolidated Fixed Charges for the relevant twelve-month
    --------------------------------------------------------
period
------
                                                                  --------

----------
/13/ Consolidated Interest Expense to be calculated in accordance with the definition of "Consolidated Interest Expense" in the Credit Agreement.

/14/ Consolidated Interest Income to be calculated in accordance with the definition of "Consolidated Interest Income" in the Credit Agreement.

/15/ If this number is equal to or less than 1, Consolidated Interest Expense shall be deemed equal to 1.

/16/ Subsection 7.1(b) of the Credit Agreement provides that the Minimum
     Interest Expense Coverage Ratio will range from [________] to [_______].

(Debt Service of the Borrower and its Subsidiaries for such
period)
                                                                  --------

Fixed Charge Coverage Ratio (Consolidated EBITDA divided by
Consolidated Fixed Charges)                                               /17/
                                                                  --------

4.   Section 7.1(d) - Stockholder's Equity
     ------------------------------------

(a)  Stockholders' Equity/18/

(b)  Minimum Stockholders' Equity                                         /19/
                                                                  --------

5.   Section 7.1(e) - Capital Expenditures
     ------------------------------------

(a)  Capital Expenditures during relevant period

(b)  Capital Expenditures in preceding
relevant period
                                                                  --------

(c)  Maximum Permitted Capital Expenditues                                /20/
                                                                  ========

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

----------
/17/ Subsection 7.1(c) of the Credit Agreement provides that the Fixed Charge
     Ratio shall range from [_______] to [_______].

/18/ Stockholders' Equity to be calculated in accordance with the definition of "Stockholders' Equity" in the Credit Agreement.

/19/ Subsection 7.1(d) of the Credit Agreement provides that the minimum required Stockholders' Equity shall range from $[_______] to [$________].

/20/ Subsection 7.1(e) of the Credit Agreement provides that Capital
     Expenditures (i) during fiscal year 1999, shall not exceed $            ,
                                                                 ------------
     (ii) during fiscal year 2000, shall not exceed   % of the Borrower's
                                                    --
     consolidated total revenues for its 1999 fiscal year, (iii) during fiscal
     year 2001, shall not exceed   % of the Borrower's consolidated total
                                 --
     revenues for its 2000 fiscal year, and (iv) during each subsequent fiscal
     year, shall not exceed     % of the Borrower's consolidated total revenues
                            ---
     for its immediately preceding fiscal year.

                                                     U.S.I. HOLDINGS CORPORATION


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
Date:

                                                                       EXHIBIT E
                                                         [CONFORMED AS EXECUTED]

================================================================================

                 GUARANTY, INDEMNITY AND SUBORDINATION AGREEMENT

                                   dated as of
                               September 17, 1999

                          U.S.I. HOLDINGS CORPORATION,
                                  as Borrower

                          USI INSURANCE SERVICES CORP.,
                                  as Guarantor

                                       and

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                            as Administrative Agent

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                           Page
                                                                                           ----
ARTICLE I.
         DEFINITIONS ........................................................................1

         Section 1.1.   Certain Terms .......................................................1
         Section 1.2.   Terms defined in Credit Agreement ...................................3
         Section 1.3.   Terms Generally......................................................3

ARTICLE 11.
         GUARANTY AND INDEMNITY .............................................................4

         Section 2.1.   Guaranty.............................................................4
         Section 2.2.   Indemnity............................................................4
         Section 2.3.   Acceleration of Payment .............................................5
         Section 2.4.   Guaranty of Payment, Independently Enforceable.......................5
         Section 2.5.   Fraudulent Transfer Limitation.......................................5

ARTICLE III.
         SUBORDINATION ......................................................................6

         Section 3.1.   Subordinated Liabilities.............................................6
         Section 3.2.   Prohibited Payments .................................................6
         Section 3.3.   Prohibited Liens.....................................................6
         Section 3.4.   Prohibited Actions ..................................................6
         Section 3.5.   Bankruptcy and Insolvency Proceedings ...............................6
         Section 3.6.   Held in Trust........................................................7

ARTICLE IV.
         REIMBURSEMENT AND CONTRIBUTION RIGHTS...............................................8

         Section 4.1.   Reimbursement and Contribution Rights ...............................8
         Section 4.2.   Release of all other Reimbursement, Subrogation, and Contribution
                           Rights ...........................................................8
         Section 4.3.   No Claims............................................................9
         Section 4.4.   Subordination of Section 4.1 Rights .................................9

                                      (i)

                                                                                           Page
                                                                                           ----
ARTICLE V.
         GENERAL PROVISIONS ................................................................ 9

         Section 5.1.   The Liability of the Guarantor ..................................... 9
         Section 5.2.   Certain Waivers by Guarantor .......................................11
         Section 5.3.   Waiver of Benefit of Anti-Deficiency Laws ..........................12
         Section 5.4.   Reinstatement.......................................................12
         Section 5.5.   Authority of Guarantor or Borrower .................................13
         Section 5.6.   Condition of the Borrower...........................................13
         Section 5.7.   Acceptance and Notice...............................................13
         Section 5.8.   Rights Cumulative...................................................13
         Section 5.9.   Expenses ...........................................................13
         Section 5.10.  Notice of Events ...................................................14
         Section 5.11.  Set Off ............................................................14
         Section 5.12.  Representations and Warranties .....................................14
         Section 5.13.  Survival of Warranties .............................................15
         Section 5.14.  Notices ............................................................15
         Section 5.15.  Severability........................................................15
         Section 5.16.  Amendments and Waivers..............................................15
         Section 5.17.  Headings............................................................16
         Section 5.18.  Applicable Law .....................................................16
         Section 5.19.  Successors and Assigns .............................................16
         Section 5.20.  Consent to Jurisdiction and Service of Process .....................16
         Section 5.21.  Waiver of Trial by Jury ............................................16
         Section 5.22.  No Other Writing ...................................................17
         Section 5.23.  Further Assurances .................................................17
         Section 5.24.  Counterparts; Effectiveness.........................................17
         Section 5.25.  Statute of Limitations .............................................17

                                      (ii)

                                    GUARANTY,
                                    INDEMNITY
                                       AND
                             SUBORDINATION AGREEMENT

          This Guaranty, Indemnity and Subordination Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of September 17, 1999, is made by USI INSURANCE SERVICES CORP., a Delaware corporation (the "Guarantor"), and, solely for the purposes of Section 4.1 hereof, U.S.I. HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), in each case for the benefit of the Persons that now are or at any time hereafter become party as a Lender to the Credit Agreement described herein (the "Lenders"), Credit Lyonnais Cayman Island Branch as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and in its individual capacity, The Chase Manhattan Bank, as Syndication Agent (in such capacity, the "Syndication Agent") and all other present and future Holders of any of the Guaranteed Obligations described herein (all, collectively, including the Lenders, the Administrative Agent and the Syndication Agent, the "Beneficiaries").

                                    Recitals

          The Guarantor is a Subsidiary of the Borrower.

          The Borrower has requested that credit be extended to the Borrower on terms and conditions set forth in the Credit Agreement, and the Beneficiaries are willing to extend such credit on such terms and conditions only if Guarantor executes and delivers this Agreement.

          To induce the Beneficiaries to enter into the Credit Agreement, and in consideration thereof and of any and all credit at any time extended thereunder, the Guarantor has offered to issue the guaranties and indemnities and enter into the agreements set forth herein.

          Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees for the direct and enforceable benefit of each and all of the Beneficiaries as follows:

                                   ARTICLE I.
                                   DEFINITIONS

          Section 1.1. Certain Terms. As used in this Agreement, the following terms have the meanings specified below:

          "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

          "Credit Agreement" means the Credit Agreement dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders parties thereto, the Administrative Agent and the Syndication Agent, as such agreement from time to time may be modified, amended, restated, extended, refinanced or replaced in any manner or in any respect (including so as to reduce or increase the amount or cost of credit extended thereunder or to shorten or extend the time of payment thereunder or in any other manner change the amount or terms of credit extended to the Borrower or the identity, rights or obligations of any party thereto).

          "Discharge of the Credit Agreement" means that all obligations of the Lenders to extend credit under the Credit Agreement (including. any obligation to issue Letters of Credit) have expired or been terminated and have been absolutely, unconditionally and irrevocably discharged and all Obligations at any time created, incurred or outstanding (except Obligations for indemnification which are then contingent and in respect of which no claim or demand has then been made) have been fully and finally paid in cash.

          "Guaranteed Obligations" has the meaning set forth in Section 2.1.

          "Holder" means, in respect of any Guaranteed Obligation, the Person entitled to enforce payment thereof and specifically includes each Lender and the Administrative Agent.

          "Obligations" means all direct or indirect debts, liabilities and obligations of the Borrower or any other Loan Party of any and every type and description at any time arising under or in connection with the Credit Agreement or any other Loan Document, to the Administrative Agent, the Syndication Agent, any Lender, any Person entitled to indemnification pursuant to the Credit Agreement or any other Loan Document or any other Person, in each case whether now outstanding or hereafter created or incurred, whether or not the right of such Person to payment in respect of any such debts, liabilities or obligations is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding, and shall include (a) all liabilities of the Borrower for principal of, and interest on, any and all Loans at any time outstanding under the Credit Agreement, (b) all liabilities of the Borrower under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder, (c) all reimbursement obligations of the Borrower and Unpaid Drawings with respect to Letters of Credit under the Credit Agreement, (d) all liabilities of the Borrower under or in respect of Interest Rate Protection Agreements entered into with a Lender or any affiliate of a Lender (whether or not such Lender later ceases to be a Lender under the Credit Agreement), (e) all liabilities of the Guarantor under the Subsidiary Guaranty and (f) all other liabilities of the Borrower or any other Loan Party under or in respect of any of the Loan Documents or any of the transactions contemplated thereby, and specifically includes any and all present and future "Obligations" as such term is defined in the Credit Agreement.

          "Permitted Payment" means any payment by the Borrower or its Subsidiaries on account of Subordinated Liabilities permitted under the Credit Agreement.

          "Post-Petition Interest and Expense Claims" means any and all claims of any Holder (a) for interest on any Obligations determined for any period of time occurring after the commencement of any case under the Bankruptcy Code or any other insolvency, reorganization, receivership, dissolution or liquidation proceeding at the contract rate (including any applicable post-default increase therein) set forth in the Credit Agreement or any other Loan Document or (b) for cost and expense reimbursements or indemnification on the terms set forth in the Credit Agreement or any other Loan Document relating to costs and expenses incurred and indemnification rights accrued at any time after the commencement of any such case or proceeding, in each case to the extent such claim accrues or becomes payable in accordance with the provisions of the Credit Agreement or other Loan Documents (or would have accrued or become payable if enforceable or allowable in such case or proceeding), whether or not such claim is enforceable, allowable or allowed in such case or proceeding and even if such claim is disallowed therein.

          "Subordinated Liabilities" has the meaning set forth in Section 3.1.

          Section 1.2. Terms defined in Credit Agreement. Unless the context otherwise requires, the following terms used in this Agreement are used as defined in the Credit Agreement:

                                    Affiliate
                                  Business Days
                                Change of Control
                               Consolidated EBITDA
                                     Default
                                Event of Default
                                     Lenders
                                      Lien
                                 Loan Documents
                                  Loan Parties
                             Material Adverse Effect
                                   Subsidiary
                                     Person
                                Required Lenders
                               Security Documents
                                   Subsidiary
                                    Transfer

          In addition, any other capitalized terms not otherwise defined herein shall have the meaning given in the Credit Agreement.

          Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors, transferees and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, whether real, personal or mixed and of every type and description.

                                   ARTICLE II.
                             GUARANTY AND INDEMNITY

          Section 2.1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (a) all Obligations now outstanding or hereafter arising under or in connection with the Credit Agreement or any other Loan Document, whether for principal of or the interest thereon or for the principal of or interest on any other credit extended by any Lender or any of their respective successors, assigns or participants to the Borrower or to any other Person for the account of the Borrower or for fees, taxes, additional compensation, expense reimbursements, indemnification or otherwise, (b) each other debt, liability or obligation of the Borrower or the Guarantor now outstanding or hereafter arising under any of the Loan Documents, and (c) any and all Post-Petition Interest and Expense Claims arising in respect of any of the foregoing (such Obligations, other debts, liabilities and obligations, and Post-Petition Interest and Expense Claims, collectively, are the "Guaranteed Obligations").

          Section 2.2. Indemnity. The Guarantor hereby agrees to pay and assume all risk of, and to defend, indemnify and hold harmless each Beneficiary and all of its Affiliates from and against, any and all claims, damages, liabilities, losses, costs and expenses (including all fees and disbursements of legal counsel, whether or not suit is brought) arising from, based on or relating in any manner to (a) any inaccuracy in or breach of any of the representations and warranties set forth in the Credit Agreement or any other Loan Document or any failure by any Loan Party to perform or observe, or any breach of, any of the covenants and agreements set forth in the Credit Agreement or any other Loan Document, in each case whether or not such inaccuracy, failure or breach was caused by the Borrower or the Guarantor or any other Person or resulted from an Act of God or otherwise and whether or not such inaccuracy, failure or breach is otherwise within the control of the Borrower or the Guarantor or any other Person, or (b) any and all Post-Petition Interest and Expense Claims, whether or not allowed or enforceable in any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding and even if disallowed or not enforceable therein.

          Section 2.3. Acceleration of Payment. If (a) the Guarantor fails to make any payment due and demanded of the Guarantor hereunder, (b) the Guarantor becomes a debtor in any bankruptcy case or the subject of any insolvency, reorganization, receivership, dissolution or liquidation proceeding commenced voluntarily by the Guarantor or (if it remains pending for more than 60 days or the Guarantor consents to entry of an order for relief therein) commenced involuntarily against the Guarantor, or (c) payment of any of the Obligations becomes due or is demanded from the Borrower after the occurrence of any Change of Control or Event of Default, then (in each such event) all liability of the Guarantor under this Agreement that is not then due and payable shall thereupon become and be immediately due and payable, without notice or demand.

          Section 2.4. Guaranty of Payment, Independently Enforceable. The Guarantor (a) guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights and claims of any Holder of Guaranteed Obligations against the Borrower or any other Guarantor with respect thereto and even if any such rights or claims are modified, reduced or discharged in any bankruptcy case or insolvency or liquidation proceeding or otherwise and (b) agrees that such guaranty is a guaranty of payment when due and not of collectibility. The obligations of the Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Agreement, whether or not any action is brought against the Borrower or any other guarantor liable for any of the Guaranteed Obligations and whether or not the Borrower or any other guarantor liable for any of the Guaranteed Obligations is joined in any such action or actions.

          Section 2.5. Fraudulent Transfer Limitation. The Guarantor represents and warrants that, on the date it becomes bound as the Guarantor hereunder and after giving effect to the liability incurred by it under this Agreement and the rights granted to it in Article IV, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party, on a going concern basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date. If, notwithstanding the foregoing, enforcement of the liability of the Guarantor under this Agreement for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of the Guarantor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                                  ARTICLE III.
                                  SUBORDINATION

          Section 3.1. Subordinated Liabilities. Except to the extent permitted by the Credit Agreement, the Guarantor hereby agrees that any and all present and future debts, liabilities and obligations of every type and description (whether for money borrowed, on intercompany accounts, for provision of goods or services, under cash management arrangements or tax sharing, management or contribution agreements, for reimbursement, contribution or otherwise on account of this Agreement or any other agreement of the Guarantor by which any indebtedness or other liability is guaranteed or on account of any payment made under this Agreement or any such other agreement, or on account of any other transaction, agreement, occurrence or event and whether absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated, created directly or acquired from another, or sole, joint, several or joint and several) now outstanding or hereafter incurred, arising or owed to the Guarantor by the Borrower, or by any Subsidiary of the Borrower (collectively, the "Subordinated Liabilities") shall be, and hereby are, postponed and subordinated to the prior payment of all Guaranteed Obligations in full and in cash.

          Section 3.2. Prohibited Payments. Until Discharge of the Credit Agreement, the Guarantor will not demand, sue for, accept or receive, or cause or permit any other Person to make, any payment on or transfer of property on account of any Subordinated Liabilities, except a Permitted Payment.

          Section 3.3. Prohibited Liens. Except to the extent permitted under the Credit Agreement, the Guarantor will not demand, accept or hold any Lien upon any property of the Borrower or any Subsidiary of the Borrower as security for any of the Subordinated Liabilities, and any such Lien shall be void.

          Section 3.4. Prohibited Actions. Until Discharge of the Credit Agreement, the Guarantor will not, without the prior written consent of the Required Lenders, commence or join with any other Person in commencing any bankruptcy case or insolvency, reorganization, receivership, dissolution or liquidation proceeding of or against the Borrower or any Subsidiary of the Borrower.

          Section 3.5. Bankruptcy and Insolvency Proceedings. In any case under the Bankruptcy Code in which any Loan Party or any other Subsidiary of the Borrower is the debtor, and in each other insolvency, reorganization, receivership, dissolution or liquidation proceeding by, against or affecting any Loan Party or any other Subsidiary of the Borrower:

          (a) Priority of Payment. The Holders of Guaranteed Obligations shall be entitled to receive payment of all amounts due or to become due on or in respect of the Guaranteed Obligations (including all Post-Petition Interest and Expense Claims), in full and in cash, before the Guarantor is entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities or otherwise, on account of any of the Subordinated Liabilities; and

          (b) Turnover of Payments and Distributions. The Holders of Guaranteed Obligations (including Post-Petition Interest and Expense Claims) and other Beneficiaries shall be entitled to receive, for application to the payment thereof, all payments and distributions of any kind or character, whether in cash, property or securities or otherwise (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt or liability of any Loan Party or any other Subsidiary of the Borrower or the Guarantor being subordinated to the payment of the Subordinated Liabilities), which may be payable or deliverable in respect of the Subordinated Liabilities in any such case or proceeding.

          (c) Disallowed Post-Petition Interest and Expense Claims. The Guarantor expressly acknowledges and agrees that, pursuant to the provisions of
Section 3.5(b), any such payment or distribution payable or deliverable in respect of Subordinated Liabilities will be turned over to, and will become the property of, the Beneficiaries until the Beneficiaries have received payment in full and in cash of all Guaranteed Obligations, including any and all Post-Petition Interest and Expense Claims that are not enforceable, allowable or allowed in such case or proceeding and as to which, as a consequence, the Guarantor will not have any subrogation claim in such case or proceeding. The Guarantor acknowledges and agrees that all such Post-Petition Interest and Expense Claims shall be included in the Guaranteed Obligations and shall be paid from any such payment or distribution because it is the intention of the Guarantor and Beneficiaries that the Guaranteed Obligations shall be determined and shall be guaranteed and paid by the Guarantor without regard to any rule of law or order which may relieve Borrower or any other obligor, or the estate in any such case or proceeding, of liability therefor.

          (d) Claims in Bankruptcy. The Guarantor will file all claims against any Loan Party or any other Subsidiary of the Borrower in any case under the Bankruptcy Code and in each other insolvency, reorganization, receivership, dissolution or liquidation proceeding in which the filing of claims is required or permitted by law upon any of the Subordinated Liabilities and will assign to the Agent, for the benefit of the Beneficiaries, all rights of the Guarantor thereunder. If the Guarantor does not file any such claim at least 30 days prior to any applicable claims bar date, each Beneficiary is hereby authorized (but shall not be obligated), as attorney-infact for the Guarantor with full power of substitution, either to file such claim or proof thereof in the name of the Guarantor or, at the option of such Beneficiary upon consent by the Administrative Agent, to assign such claim to the Administrative Agent, in trust for the benefit of the Beneficiaries, or its nominee, and cause such claim or proof thereof to be filed by such Beneficary's agent in the name of the Administrative Agent or its nominee, as such trustee.

          Section 3.6. Held in Trust. If any payment, transfer or distribution is made to the Guarantor upon any Subordinated Liabilities that is not permitted to be made under this Article III or that the Beneficiaries are entitled to receive under this Article III, the Guarantor shall receive and hold the same in trust, as trustee for the benefit of the Beneficiaries, and shall forthwith transfer and deliver the same to the Administrative Agent, for account of the

Beneficiaries, in precisely the form received (except for any required endorsement), for application to the payment of Guaranteed Obligations.

                                   ARTICLE IV.
                      REIMBURSEMENT AND CONTRIBUTION RIGHTS

          Section 4.1. Reimbursement and Contribution Rights. The Guarantor and the Borrower desire to agree upon and allocate among themselves, in a fair and equitable manner, their rights of reimbursement and contribution when any payment is made by the Guarantor under this Agreement. Accordingly:

          (a) Reimbursement by the Borrower. Subject to and upon Discharge of the Credit Agreement and the payment of all Guaranteed Obligations in full and in cash, the Borrower will reimburse the Guarantor the amount of any payment made by the Guarantor on account of Guaranteed Obligations pursuant to this Agreement.

          (b) Payments by the Borrower are Capital Contributions. The Borrower agrees that each payment made by the Borrower on account of Guaranteed Obligations pursuant to this Agreement made by it to reimburse the Guarantor for any such payment made by the Guarantor, shall constitute a contribution by the Borrower to the common equity capital of the Guarantor. Accordingly, the Borrower hereby waives, releases and discharges, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that the Borrower might otherwise have or acquire against the Guarantor or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that the Borrower might otherwise have or acquire against any Beneficiary by reason of any such payment or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise.

          (c) Reimbursement and Contribution Rights Unsecured. The reimbursement and contribution rights set forth in this Section 4.1 are unsecured obligations of the Borrower.

          Section 4.2. Release of all other Reimbursement, Subrogation, and Contribution Rights. The Guarantor hereby waives, releases and discharges, absolutely, unconditionally, irrevocably and forever, all rights of recourse, reimbursement, contribution or indemnity and all other claims that the Guarantor might otherwise have or acquire against the Borrower or any other Person liable for the payment of any of the Guaranteed Obligations (including, without limitation, the owner of any interest in collateral subject to a Lien securing any of the Guaranteed Obligations) and all rights of subrogation that the Guarantor might otherwise have or acquire against any Beneficiary by reason of any payment made by the Guarantor under this Agreement or otherwise as a result of or in connection with this Agreement, whether such rights or claims are conferred by agreement, implied or created by law or otherwise.

          Section 4.3. No Claims. Neither the execution and delivery of this Agreement by the Guarantor nor any payment by the Guarantor under this Agreement shall give rise to any claim (as that term is defined in the Bankruptcy Code) in favor of the Guarantor against the Borrower or any Subsidiary of the Borrower, except as set forth in Section 4.1

          Section 4.4. Subordination of Section 4.1 Rights. All rights and claims reserved in or arising under Section 4.1 shall be included among the Subordinated Liabilities.

                                   ARTICLE V.
                               GENERAL PROVISIONS

          Section 5.1. The Liability of the Guarantor. (a) Liability Absolute and Unconditional. The liability of the Guarantor under this Agreement shall be absolute and unconditional.

          (b) Liability not Limited. Subject only to Section 2.5, the liability of the Guarantor under this Agreement shall be unlimited in amount.

          (c) Liability Irrevocable and Continuing. The liability of the Guarantor under this Agreement shall constitute an irrevocable and continuing offer and agreement guaranteeing payment of any and all Guaranteed Obligations and granting indemnification and subordination as herein set forth and shall extend to all Guaranteed Obligations and indemnified matters and Subordinated Liabilities whether now outstanding or created or incurred at any future time, whether or not created or incurred pursuant to any agreement presently in effect or hereafter made, until Discharge of the Credit Agreement. To the extent any contingent Obligation survives the expiration or termination of the Loan Documents and the repayment of the Obligations that are then due, the Guarantor's liability under this Agreement shall likewise survive.

          (d) Liability not Affected or Impaired. The liability of the Guarantor under this Agreement shall not be affected or impaired in any manner by, (i) the failure of any Beneficiary to preserve, protect or enforce any right to require any Person to become or remain a Guarantor hereunder, (ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document or any other agreement, instrument or document relating thereto, (iii) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the terms of any Loan Document, including any extension or renewal of the Guaranteed Obligations (whether or not for longer than the original period) and any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise, (iv) any taking, failure to take, failure to create, perfect or ensure the priority of, or exchange, release or termination or lapse of any Lien securing any Guaranteed Obligations, or any taking, failure to take, release or amendment or waiver of or consent to departure from any other guaranty of, any of the Guaranteed Obligations, (v) any manner or order of sale or other enforcement of any Lien securing any of the Guaranteed Obligations or any manner or order of application of the proceeds of any such Lien to the payment of the Guaranteed Obligations or any failure to enforce any Lien or to apply any proceeds thereof, (vi) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries or Affiliates, the Guarantor, or any other Person, or (vii) any other circumstance which might otherwise constitute a defense (except the defense of payment) available to, or a discharge of, a surety or guarantor.

          (e) Liability Remains Valid and Enforceable. The liability of the Guarantor under this Agreement shall remain valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Credit Agreement, such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of any liability other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; and (vii) any defenses, set-offs or counterclaims which the Borrower or any other Loan Party may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including, for example, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury.

          (f) Liability Released only by a Signed Writing. The liability of the Guarantor under this Agreement and each right, remedy, interest or power granted herein or arising hereunder may be released only by a writing signed by each Beneficiary against which enforcement of such release is sought.

          Section 5.2. Certain Waivers by Guarantor. The Guarantor hereby waives and agrees not to assert or take advantage of:

          (a) Prior Resort to any Other Person, Property or Right. Any right to require any Beneficiary to proceed against or exhaust its recourse against the Borrower, or any other Person liable for any of the Guaranteed Obligations or against any Lien securing any of the Guaranteed Obligations or against any other Person or property, before demanding and enforcing payment of the Guaranteed Obligations from the Guarantor under this Agreement;

          (b) Certain Defenses. Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of the Borrower, or any other Person, (ii) the revocation or repudiation of any of the Loan Documents, including Section 4.1 of this Agreement, by the Borrower, or any other Person,
(iii) the unenforceability in whole or in part of the Loan Documents, including
Section 4.1 of this Agreement, or any other instrument, document or agreement,
(iv) the failure of any Beneficiary to file or enforce a claim against any Person liable for any of the Obligations or in any bankruptcy case or insolvency, receivership, dissolution or liquidation proceeding, (v) any election made by any Holder of Guaranteed Obligations as to any right or remedy granted or available to it under the Bankruptcy Code, or (vi) any other borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

          (c) Notices and Demands. Presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Agreement, notice of the incurrence of, or any default in respect of, any Guaranteed Obligation, and all other indulgences and notices of every type or nature, including, to the maximum extent permitted by law, notice of the disposition of any collateral security;

          (d) Election of Remedies. Any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) or any other act or omission of any Beneficiary or any other Person which destroys or otherwise impairs any right that the Guarantor might otherwise have for subrogation, recourse, reimbursement, indemnity, exoneration, contribution or otherwise against the Borrower, or any other Person

          (e) Collateral Security. Any defense based upon any grant of, any failure to demand, take, perfect, protect or enforce, or any modification or release of any Lien securing, or guaranty of, any or all of the Guaranteed Obligations, or any failure to create or perfect or ensure the priority or enforceability of any security interest in any collateral for any of the Guaranteed Obligations or any act or omission related thereto;

          (f) Recoupment and Setoff. Any right to recoup from or offset against any of the Guaranteed Obligations any claim that may be held or asserted by or available to (i) the Borrower or any other Person liable for any of the Guaranteed Obligations against any Beneficiary or (ii) the Guarantor against the Borrower, any other Beneficiary or any other Person; and

          (g) Other Matters. Any other claim, right or defense (including, by way of illustration and without limitation, such matters as failure or insufficiency of consideration, statute of limitations, breach of contract, tortious conduct, accord and satisfaction, and discharge by agreement or conduct or in any bankruptcy case or other insolvency or liquidation proceeding), except the defense of payment, that may be held or asserted by or available to (1) the Borrower or any other Person liable for any of the Guaranteed Obligations against any Beneficiary or (ii) the Guarantor against the Borrower, any other Beneficiary or any other Person.

          Section 5.3. Waiver of Benefit of Anti-Deficiency Laws. If, in the exercise of any rights and remedies, any Beneficiary shall forfeit any of its rights or remedies, including its right to obtain a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to recourse to collateral security or election of remedies or barring claims for a deficiency following foreclosure of any Lien or the like, the Guarantor hereby consents to such action by such Holder and, to the maximum extent permitted by applicable law, waives any claim or defense based upon such recourse to collateral security, election of remedies, loss of claims for a deficiency or the like, even if such action by such Holder shall result in a full or partial loss of any rights of subrogation, recourse, reimbursement, contribution or indemnification which the Guarantor might otherwise have had but for such action by such Holder or but for the provisions of this Section 5.3. Furthermore, the Guarantor waives all rights and defenses arising out of any recourse to collateral security or election of remedies by any Beneficiary, even though such recourse to collateral security or election of remedies, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation, has destroyed the Guarantor's rights of subrogation, recourse, reimbursement, contribution or indemnification against the Borrower or any other Person by the operation of applicable law or otherwise. Any election of remedies which results in the denial or impairment of the right of any Beneficiary to seek a deficiency judgment against the Borrower shall not, to the maximum extent permitted by applicable law, impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event any Beneficiary shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Holder may bid all or less than the amount of the Guaranteed Obligations and (if expressly permitted under the Loan Documents or approved in writing by the Agent and Required Lenders) the amount of such bid need not be paid by such Holder but shall be credited against the Guaranteed Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether any Beneficiary or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the property being sold and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Agreement, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Beneficiary might otherwise be entitled if no Holder had bid at any such sale.

          Section 5.4. Reinstatement. If at any time any payment on any Guaranteed Obligation is set aside, avoided or rescinded or must otherwise be restored or returned, this Agreement and the liability of the Guarantor under this Agreement and the indemnification and subordination granted hereby and all other liabilities of the Guarantor hereunder shall remain in full force and effect and, if previously released or terminated, shall be automatically and fully reinstated, without any necessity for any act, consent or agreement of the Guarantor, as fully as if such payment had never been made and as fully as if any such release or termination had never become effective.

          Section 5.5. Authority of Guarantor or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of the Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          Section 5.6. Condition of the Borrower. The Guarantor is fully aware of the financial condition of the Borrower and is executing and delivering this Agreement based solely upon the Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement by any Beneficiary. The Guarantor represents and warrants that it is in a position to obtain, and the Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower or any of its subsidiaries or their respective properties, financial condition and prospects and any other matter pertinent hereto as the Guarantor may desire, and the Guarantor is not relying upon or expecting any Beneficiary to furnish to the Guarantor any information now or hereafter in the possession of any Beneficiary concerning the same or any other matter. By executing this Agreement, the Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks the Guarantor acknowledges. The Guarantor shall not have the right to require any Beneficiary to obtain or disclose any information with respect to the Guaranteed Obligations, the financial condition or prospects of the Borrower or any Subsidiary of the Borrower, the ability of the Borrower to pay or perform the Guaranteed Obligations, the existence, perfection, priority or enforceability of any collateral security for any or all of the Guaranteed Obligations, the existence or enforceability of any other guaranties of all or any part of the Guaranteed Obligations, any action or non-action on the part of any Beneficiary, the Borrower, any Subsidiary of the Borrower, or any other Person, or any other event, occurrence, condition or circumstance whatsoever.

          Section 5.7. Acceptance and Notice. The Guarantor acknowledges acceptance hereof and reliance hereon by the Administrative Agent and each other Beneficiary and waives, irrevocably and forever, all notice thereof.

          Section 5.8. Rights Cumulative. The rights, powers and remedies given to the Beneficiaries by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Beneficiary by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Guarantor and one or more of the Beneficiaries or between the Borrower and one or more of the Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          Section 5.9. Expenses. The Guarantor agrees to pay, or cause to be paid, on demand, and to save each Beneficiary harmless against costs of and liability for, any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Agreement.

          Section 5.10. Notice of Events. As soon as the Guarantor obtains knowledge thereof, unless the Borrower has given Beneficiaries written notice thereof, the Guarantor shall give Beneficiaries written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of the Guarantor or the Borrower, or (b) any Default or Event of Default.

          Section 5.11. Set Off. In addition to all other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and payable by the Guarantor to any Beneficiary under this Agreement, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any such Beneficiary owing to the Guarantor and any other property of the Guarantor held by any Beneficiary to or for the credit or the account of the Guarantor against and on account of the Guaranteed Obligations and liabilities of the Guarantor to any Beneficiary under this Agreement.

          Section 5.12. Representations and Warranties. In order to induce Beneficiaries to accept this Agreement and to enter into the Credit Agreement and to make and maintain the loans and other extensions of credit thereunder, as the case may be, the Guarantor hereby represents and warrants to the Beneficiaries that the following statements are true and correct:

          (a) Corporate Existence. The Guarantor is duly organized, validly existing and in good standing under the laws of the state of Delaware, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect.

          (b) Corporate Power; Authorization; Enforceable Obligations. The Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all Security Documents and other Loan Documents to which it is a party and to undertake and pay and perform all of its liabilities and obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery, payment and performance hereof and thereof on the terms and conditions set forth herein and therein. No consent of any other Person (including, without limitation, stockholders, licensors or creditors of the Guarantor), that has not been obtained and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Guarantor in connection herewith or therewith. This Agreement and each such Security Document and other Loan Document has been duly executed and delivered by a duly authorized officer of the Guarantor and constitutes the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

          (c) No Legal Bar. The execution, delivery and performance of this Agreement and all Security Documents and other Loan Documents to which the Guarantor is a party, and the use of the proceeds of the borrowings and other extensions of credit under the Credit Agreement, will not violate any provision of any existing law or regulation binding on the Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Guarantor, or the certificate of incorporation or bylaws of the Guarantor or any securities issued by the Guarantor, or any mortgage, indenture, debt agreement or other material agreement, instrument or undertaking to which the Guarantor is a party or by which the Guarantor or any of its assets may be bound and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues.

          (d) Consolidated EBITDA. The Consolidated EBITDA for the most recent 12 months of the Guarantor and its Subsidiaries is greater than or equal to 90% of the Consolidated EBITDA of the Borrower and its Subsidiaries for such 12 month period.

          Section 5.13. Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Loan Documents and any increase in the amount of credit that is or may be extended under the Credit Agreement.

          Section 5.14. Notices. Any and all notices and communications to be given to the Guarantor or any Beneficiary may be given by courier service, personal service, mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate, and such communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, that notice to any Beneficiary shall not be effective until received by such Beneficiary and by the Administrative Agent.

          Section 5.15. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Without limiting the generality of the foregoing, the Guarantor shall be and remain liable hereunder even if Section 4.1 is or becomes unenforceable as against the Borrower.

          Section 5.16. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          Section 5.17. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          Section 5.18. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 5.19. Successors and Assigns. This Agreement is binding upon the Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Beneficiaries and their respective successors and assigns. The Guarantor shall not assign this Agreement or any of the rights or obligations of the Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Agreement in whole or in part in connection with an assignment permitted under
Section 10.6 of the Credit Agreement. The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee in any such assignment and the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in any assignee therein and all other successors, transferees and assigns of each Beneficiary, subject to the terms and conditions hereof.

          Section 5.20. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. The Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Guarantor at its address set forth in the Credit Agreement, such service being hereby acknowledged by the Guarantor to be sufficient for personal jurisdiction in any action against the Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Beneficiary to bring proceedings against the Guarantor in the courts of any other jurisdiction.

          Section 5.21. Waiver of Trial by Jury. THE GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Guarantor and, by its acceptance of the benefits hereof, each Beneficiary (i) acknowledges that this waiver is a material inducement for the Guarantor and the Beneficiaries to enter into a business relationship, that the

Guarantor and Beneficiaries have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in its related future dealings and
(ii) further warrant and represent that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          Section 5.22. No Other Writing. This writing is intended by the Guarantor and Beneficiaries as the final expression of this Agreement and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement. There are no conditions to the full effectiveness of this Agreement.

          Section 5.23. Further Assurances. At any time or from time to time, upon the request of the Administrative Agent or the Required Lenders, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Administrative Agent of the Required Lenders may reasonably request in order to effect fully the purposes of this Agreement.

          Section 5.24. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective as to the Guarantor upon the execution of a counterpart hereof by the Guarantor and delivery of such counterpart to the Administrative Agent.

          Section 5.25. Statute of Limitations. The Guarantor hereby waives the right to plead any statute of limitations as a defense to any Guaranteed Obligation to the fullest extent permitted by law.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

Acknowledged and Agreed,
as of the last date first written above:

U.S.I. HOLDINGS CORPORATION               U.S.I. INSURANCE SERVICES CORP.


By: /s/ Michael Leonard                   By: /s/ Michael Leonard
    ----------------------------------        ----------------------------------
        Title: Vice President &                   Title: Vice President &
               Chief Financial Officer                   Chief Financial Officer


CREDIT LYONNAIS CAYMAN
ISLAND BRANCH, as Administrative
Agent


By: /s/ G. Michael George
    -------------------------------
        Title: Authorized Signatory

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                                     FORM OF
                                BORROWING NOTICE

                                          ,199
                           ---------------     ------

Credit Lyonnais Cayman Island Branch, as Administrative Agent
1301 Avenue of the Americas
New York, NY 10019

Attention: Anne Le Goulven

Ladies and Gentlemen:

          The undersigned, U.S.I. HOLDINGS CORPORATION (the "Borrower"), refers to the Credit Agreement, dated as of September 17, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the banks and other financial institutions from time to time that are party thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch, as administrative agent for the Lenders (the "Administrative Agent") and The Chase Manhattan Bank, as syndication agent. Capitalized terms used herein shall have the meanings given in the Credit Agreement.

          The Borrower hereby gives you irrevocable notice of its request for a borrowing under the Credit Agreement (the "Proposed Borrowing") as follows:

          (a)The requested date of the Proposed Borrowing is                 .
                                                            -----------,-----

          (b) The Type of Loans comprising the Proposed Borrowing are:

               [ ] Base Rate Loans in the aggregate amount of $               .
                                                               ---------------

               [ ] Eurodollar Rate Loans in the aggregate amount of $          .
                                                                     ----------

               [ ] A combination of Base Rate Loan and Eurodollar Loans in the
               aggregate amount of $                   .
                                    -------------------

          (c) The amount and Interest Period of each Eurodollar Loan:

              Amount                                 Interest Period
              ------                                 ---------------

          (d) The aggregate amount of the Proposed Borrowing is $              .
                                                                 --------------

          (e) The Proposed Borrowing consists of

               [ ] Term Loans

               [ ] Revolving Credit Loans

          (f) (i) If the Proposed Borrowing consists of Revolving Credit Loans, such Revolving Credit Loans shall consist of:

               [ ] Acquisition Revolving Loans (briefly describe Acquisition Funding)

               [ ] Revolving Loans, other than Acquisition Revolving Loans

          (g) The account at which proceeds of the Proposed Borrowing are to be made available is as follows:

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to the Credit Agreement or in the other Loan Documents are correct and complete in all material respects on and as of the date hereof as if made on and as of the date hereof (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall have been correct and complete in all material respects as of such earlier date);

     (B) no Default or Event of Default has occurred and is continuing on the date hereof and no Default or Event of Default will exist after giving effect to the Proposed Borrowing and the use of proceeds of such Proposed Borrowing;

     (C) the Borrower and each of its Subsidiaries is Solvent immediately prior to the Proposed Borrowing, and will be Solvent after giving effect to the Proposed Borrowing;

     (D) [this notice is being delivered during the Revolving Credit Availability Period and the date of the Proposed Borrowing is during the Revolving Credit Availability Period.]/1/

          If notice of this Proposed Borrowing has been given previously by telephone, this notice should be considered a written confirmation.

                                        U.S.I. HOLDINGS CORPORATION


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

----------

/1/    Include in the case of a Proposed Borrowing of Revolving Credit Loans.

                                                                  EXHIBIT G-1 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                          FORM OF REVOLVING CREDIT NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                              REVOLVING CREDIT NOTE
                              ---------------------

$                                                                       ,
 ---------------------                                     ------------- ------

          FOR VALUE RECEIVED, the undersigned, U.S.I. HOLDINGS CORPORATION (the "Borrower"), hereby unconditionally promises to pay to the order of
                                                                   -------------
(the "Revolving Credit Lender") at the office of Credit Lyonnais Cayman Island Branch (the "Administrative Agent"), located at [address], or to the Administrative Agent by wire transfer pursuant to the Administrative Agent's instructions, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Loan Maturity Date the principal amount
of             ($             ) or, if less, the aggregate unpaid principal
  -------------  -------------
amount of all Revolving Credit Loans made or maintained by the Revolving Credit Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as hereinafter defined). The Borrower further agrees to pay interest in like money at the Administrative Agent's office, or pursuant to the Administrative Agent's wire transfer instructions, on the unpaid principal amount of this Note at the rates and on the dates specified in Section 3.4 of the Credit Agreement.

          Unless otherwise defined in this Note, capitalized terms shall have the meanings given them in the Credit Agreement, dated as of September 17, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Revolving Credit Lender, the other banks and financial institutions that are from time to time party thereto, the Administrative Agent and The Chase Manhattan Bank, as syndication agent.

          The holder of this Note is authorized to record on the schedules to this Note (or any continuation of such schedules) the date, Type and amount of each Revolving Credit Loan made by it pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Rate Loans, the length of each Interest

Period and the Eurodollar Rate with respect thereto; provided that the failure to make any such recordation (or any error therein) shall not affect the obligations of the Borrower to repay the Revolving Credit Loans, and all interest and other amounts payable with respect to the Revolving Credit Loans and this Note, in accordance with the terms of the Credit Agreement and this Note. The schedules to this Note (and any continuations thereof) shall be part of this Note.

          This Note is (a) one of the Revolving Credit Notes referred to in the Credit Agreement, (b) subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement, and (c) secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the property in which a security interest has been granted, the nature and extent of the security interests and the guarantee, the terms and conditions upon which the security interests and the guarantee were granted and the rights of the holder of this Note with respect to such security interests and guarantee.

          Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest and all other notices of any kind (except as otherwise provided in the Credit Agreement).

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                                               U.S.I. HOLDINGS CORPORATION


                                               By:
                                                  --------------------------
                                                  Name:
                                                  Title:

                                                                      Schedule A
                                                        to revolving Credit Note
                                                        ------------------------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

========================================================================================================
                                           Amount of         Amount of Base
Date   Amount of         Amount            Principal of      Rate Loans       Unpaid Principal  Notation
       Base Rate Loans   Converted to      Base Rate Loans   Converted to     Balance of        Made By
                         Base Rate Loans   Repaid            Eurodollar       Base Rate Loans
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
========================================================================================================

                                                                      Schedule B
                                                        to Revolving Credit Note
                                                        ------------------------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

========================================================================================================
                                                                    Amount of
Date   Amount of    Amount         Interest Period   Amount of      Eurodollar     Unpaid
       Eurodollar   Converted to   and Eurodollar    Principal of   Loans          Principal    Notation
       Loans        Eurodollar     Rate with         Eurodollar     Converted to   Balance of   Made By
                    Loans          Respect Thereto   Loans Repaid   Base Rate      Eurodollar
                                                                    Loans          Loans
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
========================================================================================================

                                                                  EXHIBIT G-2 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                             FORM OF TERM LOAN NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                                 TERM LOAN NOTE
                                 --------------

$
 ---------------------------                                    ----------, ----

          FOR VALUE RECEIVED, the undersigned, U.S.I. HOLDINGS CORPORATION (the "Borrower"), hereby unconditionally promises to pay to the order of
                     (the "Term Loan Lender") at the office of Credit Lyonnais
---------------------
Cayman Island Branch (the "Administrative Agent"), located at [address], or to the Administrative Agent by wire transfer pursuant to the Administrative Agent's instructions, in lawful money of the United States of America and in immediately available funds, on the Term Loan Maturity Date the principal amount of
                 ($              ). The Borrower further agrees to pay interest
----------------   --------------
in like money at the Administrative Agent's office, or pursuant to the Administrative Agent's wire transfer instructions, on the unpaid principal amount of this Note at the rates and on the dates specified in Section 3.4 of the Credit Agreement (as hereinafter defined).

          Unless otherwise defined in this Note, capitalized terms shall have the meanings given them in the Credit Agreement, dated as of September 17, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the Term Loan Lender, the other banks and financial institutions that are from time to time party thereto, the Administrative Agent and The Chase Manhattan Bank, as syndication agent.

          The holder of this Note is authorized to record on the schedules to this Note (or any continuation of such schedules) the date, Type and amount of each Term Loan made by it pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Rate Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto; provided that the failure to make any such recordation (or any error therein) shall not affect the obligations of the Borrower to repay the Term Loans, and all interest and other amounts payable with respect to the Term Loans and this Note, in accordance with the terms of the Credit Agreement and this Note. The schedules to this Note (and any continuations thereof) shall be part of this Note.

          This Note is (a) one of the Term Loan Notes referred to in the Credit Agreement, (b) subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement, and (c) secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the property in which a security interest has been granted, the nature and extent of the security interests and the guarantee, the terms and conditions upon which the security interests and the guarantee were granted and the rights of the holder of this Note with respect to such security interests and guarantee.

          Upon the occurrence of any Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest and all other notices of any kind (except as otherwise provided in the Credit Agreement).

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                                                     U.S.I. HOLDINGS CORPORATION


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                                      Schedule A
                                                                    to Term Note
                                                                    ------------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

=========================================================================================================
                                           Amount of         Amount of Base
Date   Amount of         Amount            Principal of      Rate Loans       Unpaid Principal   Notation
       Base Rate Loans   Converted to      Base Rate Loans   Converted to     Balance of         Made By
                         Base Rate Loans   Repaid            Eurodollar       Base Rate Loans
                                                             Loans
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
=========================================================================================================

                                                                      Schedule B
                                                                    to Term Note
                                                                    ------------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

========================================================================================================
                                                                    Amount of
Date   Amount of    Amount         Interest Period   Amount of      Eurodollar     Unpaid
       Eurodollar   Converted to   and Eurodollar    Principal of   Loans          Principal    Notation
       Loans        Eurodollar     Rate with         Eurodollar     Converted to   Balance of   Made By
                    Loans          Respect Thereto   Loans Repaid   Base Rate      Eurodollar
                                                                    Loans          Loans
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
========================================================================================================

                                                                  EXHIBIT H-1 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                        OFFICER'S CERTIFICATE OF BORROWER

          Pursuant to Section 5.1(b) of the Credit Agreement, dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"/1/; unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Credit Agreement), among U.S.I. Holdings Corporation (the "Company"), the banks and other financial institutions from time to time that are party thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch as administrative agent for the Lenders (the "Administrative Agent"), and The Chase Manhattan Bank, as syndication agent, the undersigned, [name], [title] of the Company, hereby certifies as of the Closing Date in the name and on behalf of the Company:

          l. the representations and warranties of the Company contained in each Loan Document to which it is a party being delivered on or prior to the Closing Date are correct and complete in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date;

          2. no Default or Event of Default has occurred and is continuing as of the Closing Date or after giving effect to the Loans requested to be made, and Letters of Credit (if any) requested to be issued, on the Closing Date;

          3. each schedule and exhibit to the Loan Documents to which the Company and its Subsidiaries are a party is correct and complete in all material respects;

          4. all of the outstanding shares of Capital Stock or other securities evidencing equity ownership of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. Except as specifically disclosed in the Credit Agreement, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any Person to purchase or otherwise acquire any shares of the Capital Stock or other interest in the Subsidiaries of the Company; and

          5. neither the Company nor any of its Subsidiaries will have any outstanding Indebtedness as of the Closing Date other than the Loans and other Indebtedness permited under Section 7.2 of the Credit Agreement.

----------
/1/ Unless otherwise defined herein, all capitalized terms shall have the meaning given them in the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth above.

                                        U.S.I. HOLDINGS CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                  EXHIBIT H-2 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                   FORM OF SECRETARY'S CERTIFICATE OF BORROWER

          Pursuant to Section 5.1 of the Credit Agreement, dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")/1/, among U.S.I. Holdings Corporation (the "Company"), the banks and other financial institutions from time to time that are party thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch as administrative agent for the Lenders (the "Administrative Agent") and The Chase Manhattan Bank, as
syndication agent, the undersigned,                    , the [Assistant]
                                    -------------------
Secretary of the Company hereby certifies as of the Closing Date as follows in the name and on behalf of the Company:

          1. the Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

          2. attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on
                                                                     -----------
-------------- -------, 1999; such resolutions have not in any way been amended, supplemented, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the Closing Date and are now in full force and effect; and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to in the Credit Agreement and the other Loan Documents;

          3. attached hereto as Exhibit B is a true and complete copy of the by-laws of the Company as in effect on the Closing Date;

          4. attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of the Company as in effect on the Closing Date;

          5. attached hereto as Exhibit D are true and correct copies of all approvals required by Section 5.1(c) of the Credit Agreement; and

          6. the following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles, to and including the Closing Date, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such

----------
/1/ Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Credit Agreement.

officers is duly authorized to execute and deliver on behalf of the Company the Loan Documents to which the Company is a party and any certificate or other document to be delivered by the Company pursuant to such Loan Documents.

        Name                 Office/Date Elected                Signature
        ----                 -------------------                ---------


--------------------    ------------------------------    ----------------------


--------------------    ------------------------------    ----------------------


--------------------    ------------------------------    ----------------------

                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                                        U.S.I. Holdings Corporation


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: [Assistant] Secretary

          I,                  , [Title of Officer] of U.S.I. Holdings
             -----------------
Corporation, a Delaware corporation (the "Company") hereby certify that is a duly elected, qualified and acting [Assistant] Secretary of
-------------
the Company and that the signature appearing above is her genuine signature.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                                        U.S.I. Holdings Corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Date: September 17, 1999

                                    EXHIBIT A

                                   RESOLUTIONS

                                    EXHIBIT B

                                     BY-LAWS

                                    EXHIBIT C

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT D

                                    APPROVALS

                                                                  EXHIBIT I-1 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                      FORM OF OFFICER'S CERTIFICATE OF USIS

          Pursuant to Section 5.1(b) of the Credit Agreement, dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"/1/; unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Credit Agreement), among U.S.I. Holdings Corporation ("USI"), the banks and other financial institutions from time to time that are party thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch, as administrative agent for the Lenders, (the "Administrative Agent") and The Chase Manhattan Bank, as syndication agent, the undersigned, [name], [title] of USI Insurance Services Corp. (the "Company"), hereby certifies as of the Closing Date in the name and on behalf of the
Company:

          1. the representations and warranties of the Company contained in each Loan Document to which it is a party being delivered on or prior to the Closing Date are correct and complete in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date;

          2. no Default or Event of Default has occurred and is continuing as of the Closing Date or after giving effect to the Loans requested to be made, and the Letters of Credit (if any) requested to be issued, on the Closing Date;

          3. all of the outstanding shares of Capital Stock or other securities evidencing equity ownership of the Subsidiaries of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens (except for Permitted Prior and Pari Passu Liens) related to or entitling any Person to purchase or otherwise acquire any shares of the Capital Stock or other interest in any Subsidiary of the Company; and

          4. neither the Company nor any of its Subsidiaries will have any outstanding Indebtedness as of the Closing Date other than the Loans and other Indebtedness permitted under Section 7.2 of the Credit Agreement.

----------
/1/ Unless otherwise defined herein, all capitalized terms shall have the meaning given them in the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth above,

                                            USI Insurance Services Corp.


                                            By:
                                               --------------------------------
                                               Name
                                               Title:

                                                                  EXHIBIT I-2 TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                     FORM OF SECRETARY'S CERTIFICATE OF USIS

          Pursuant to Section 5.1 of the Credit Agreement, dated as of September 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")/1/, among U.S.I. Holdings Corporation ("USI"), the banks and other financial institutions from time to time that are party thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch, as administrative agent for the Lenders (the "Administrative Agent") and The Chase Manhattan Bank, as
syndication agent, the undersigned,                  , the [Assistant] Secretary
                                    -----------------
of USI Insurance Services Corp. (the "Company"), hereby certifies as of the Closing Date as follows in the name and on behalf of the Company:

          l. the Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

          2. attached hereto as Exhibit A is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on
                    , 1999; such resolutions have not in any way been amended,
------------- ------
supplemented, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the Closing Date and are now in full force and effect; and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to in the Credit Agreement and the other Loan Documents;

          3. attached hereto as Exhibit B is a true and complete copy of the by-laws of the Company as in effect on the Closing Date;

          4. attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of the Company as in effect on the Closing Date; and

          5, the following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles, to and including the Closing Date, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Loan Documents to which the Company is a party and any certificate or other document to be delivered by the Company pursuant to such Loan Documents.

----------
/1/ Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Credit Agreement.

       Name             Office/Date Elected          Signature
       ----             -------------------          ---------


--------------------   ----------------------   --------------------


--------------------   ----------------------   --------------------


--------------------   ----------------------   --------------------

                            [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                                            USI Insurance Services Corp.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: [Assistant] Secretary

          I,                   , [Title of Officer] of USI Insurance Services
             ------------------
Corp., a Delaware corporation (the "Company), hereby certify
that                  is a duly elected, qualified and acting [Assistant]
    -----------------
Secretary of the Company and that the signature appearing above is her genuine signature.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                                            USI Insurance Services Corp.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Date: September 17, 1999

                                    EXHIBIT A

                                   RESOLUTIONS

                                    EXHIBIT B

                                     BY-LAWS

                                    EXHIBIT C

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT D

                                    APPROVALS

                                                                     Exhibit J-1

                     [Letterhead of Cahill Gordon & Reindel]



The Chase Manhattan Bank
  Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Credit Lyonnais Cayman Island Branch
1301 Avenue of the Americas
New York, New York 10019

The Lenders party to the Credit
  Agreement referred to below

          Re: U.S.I Holdings Corporation
              --------------------------

Ladies and Gentlemen:

          We have acted as special New York counsel for U.S.I. Holdings Corporation ("USI") and USI Insurance Services Corp. ("USIS"; together with USI, the "Loan Parties"), in connection with the execution and delivery of (i) the Credit Agreement, dated as of the date hereof (the "Credit Agreement"), among USI, the financial institutions listed on the signature pages thereto (the "Lenders"), Credit Lyonnais Cayman Island Branch, as administrative agent (in such capacity, the "Administrative Agent"), The Chase Manhattan Bank, as syndication agent (the "Syndication Agent"), and Credit Lyonnais Cayman Island Branch and Chase Securities Inc., as joint book managers and lead arrangers,
(ii) the Borrower Pledge and Security Agreement, dated as of the date hereof, between USI and the Administrative Agent (the "USI Security Agreement"), (iii) the Subsidiary Pledge and Security Agree-ment, dated as of the date hereof, between USIS and the Administrative Agent (the "USIS Security Agreement"; together with the USI Security Agreement, the "Security Agreements"), (iv) the Guaranty, Indemnity and Subordination Agreement, dated as of the date hereof, among the Loan Parties and the Administrative Agent (the "Guaranty") and (v) financing statements filed or to be filed with the New York Department of State and New York County made by USIS, as debtor, in favor of the Administrative Agent, as secured party (the "Financing Statements"; together with the Credit Agreement, the Security Agreements and the Guaranty, the "Documents"). Capitalized terms not defined herein and defined in the Credit Agreement are used herein as therein defined.

          This opinion is rendered to you at the request of USI and USIS pursuant to Section 5.1(m) (i) of the Credit Agreement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to questions of fact relating to the Loan Parties material to this opinion, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Loan Parties.

          In rendering this opinion to you, we have assumed without inquiry:

          (a) (i) the genuineness of all signatures on original copies of the Documents; (ii) the conformity to the original documents of all documents submitted to us as copies and the authenticity of the documents submitted to us as originals; (iii) the due authorization, execution and delivery of the Documents by each of the parties thereto; and (iv) the validity and enforceability of the Documents against each of the parties thereto other than the Loan Parties;

          (b) that any consideration contemplated to be given by any party in any of the Documents was given at the time of execution and delivery of the Documents;

          (c) that the Collateral (as defined in the Security Agreements) exists and that the Loan Parties have rights in such Collateral;

          (d) that the certificates representing the shares of stock identified on Schedule 3.1(b) to each Security Agreement (the "Pledged Shares") and stock
   ---------------
powers in respect of the Pledged Shares endorsed to the Agent or in blank have been delivered to the Agent in New York and that the Agent is holding and will continue to hold the Pledged Shares in the State of New York, accompanied by the stock powers; and

          (e) that the Agent and each Beneficiary (as defined in the Security Agreements) acquired its interest in the Pledged Shares in good faith and without notice of any adverse claim (as such term is defined in Section 8-102
(a) (1) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "New York UCC")).

          Based upon and subject to the foregoing, and the limitations, qualifications and exceptions set forth below, we are of the opinion that:

          1. Each Document to which each Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except (i) as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and similar laws affecting creditors' rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by general equitable principles.

          2. Each Security Agreement is in proper form under the applicable laws of the State of New York to create and constitute a valid security interest in the Pledged Shares listed therein and the proceeds thereof. The security interests created by the Security Agreements in all of the right, title and interest of the Loan Parties in the Pledged Shares constitutes a perfected security interest in the Pledged Shares, free of any adverse claim.

          3. Each Security Agreement is in proper form under the applicable laws of the State of New York to create and constitute (or, with respect to after-acquired Collateral, to create and constitute as of the time each Loan Party acquires rights therein) a valid security interest in favor of the Administrative Agent in that portion of the Collateral (as defined in each Security Agreement) purported to be covered thereby which is covered by Article 9 of the New York UCC.

          4. To the extent that the filing of a financing statement is effective to perfect a security interest in the Collateral (as defined in the Security Agreements) under the New York UCC, the security interest granted by USIS in favor of the Administrative Agent in such Collateral (the "Article 9 Filing Collateral") will he perfected upon the filing of the Financing Statements with the filing offices set forth therein.

          Our opinions set forth above are subject to the following qualifications

          A. Certain remedial provisions of the Security Agreements may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions in such Security Agreements does not affect the validity thereof, taken as a whole, and the Security Agreements contain adequate provisions for the practical realization of the rights and benefits intended to be provided thereby. Without limiting the foregoing, New York courts or Federal courts applying New York law may deny or limit the enforceability of clauses or provisions that purport to:
(i) give the right of the appointment of a receiver, (ii) limit or expand the rights of set-off, (iii) authorize a secured party to take discretionary independent action for the account of or as an agent or attorney-in-fact for a debtor or (iv) limit jurisdiction of any courts or establish any exclusive venue or permissible methods of service of process.

          B. We express no opinion as to the existence of, the right, title or interest of the Loan Parties in, to or under or the validity or enforceability of any of, the Collateral (as defined in the Security Agreements).

          C. Except as expressly provided in paragraphs 2, 3 and 4 above, we express no opinion as to the attachment or perfection of any security interest purported to be created in the Collateral (as defined in the Security Agreements).

          D. Except as expressly provided in paragraph 2 above, we express no opinion as to the priority of any security interest purported to be created in the Collateral (as defined in the Security Agreements). In addition, we express no opinion with respect to the creation, perfection or priority of any security interest in the Collateral (as defined in the Security Agreements) to the extent that, pursuant to 9-104 of the New York UCC, Article 9 of the New York UCC does not apply thereto.

          E. With respect to the opinion provided in paragraph 2, we express no opinion as to the priority of the security interest in the Pledged Shares as against any claims or liens arising under any laws other than the New York UCC, including, without limitation, liens for the payment of federal, state or local taxes which may be given priority by operation of law.

          F. We express no opinion as to the enforceability of any provision of the Security Agreements which purports to grant the Administrative Agent the sole right of disposition with respect to any Collateral (as defined in the Security Agreements).

          G. With respect to the opinion provided in paragraphs 2 and 4, continuation of perfection of a security interest in proceeds (as defined in the New York UCC) of the Collateral (as defined in the Security Agreements) is governed and restricted by Section 9-306 of the New York UCC.

          H. In the case of additional shares or other distribution in respect of Pledged Shares, the security interest of the Administra-tive Agent therein will be perfected only if possession thereof is obtained in accordance with the New York UCC.

          I. We express no opinion as to the applicability of Section 548 of the Federal Bankruptcy Code, Title 11 of the United States Code, or of any provisions of any state fraudulent conveyance statute or law to the transactions contemplated by the Documents.

          J. We call to your attention the fact that the perfection of the security interests in the Collateral (as defined in the Security Agreement) may be limited by Section 552 of the Federal Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

          K. With respect to the opinion in paragraph 4,

          (i) in the case of any chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the rights of USIS in and to the underlying collateral;

          (ii) we have assumed that the representations in the Documents, including the information on the schedules to the Documents, regarding the locations of the Collateral (as defined in the Security Agreements) and the chief executive offices of USIS, are accurate and complete as of the date of the filing of the Financing Statements; and

          (iii) we call to your attention that (A) the perfection of the security interest in the Article 9 Filing Collateral may be terminated as to any Article 9 Filing Collateral acquired subsequent to a change in the name, corporate structure or identity of USIS (to the extent that the original financing statement is rendered materially misleading) unless a new appropriate financing statement indicating the new name, corporate structure or identity of USIS is properly filed before the expiration of four months after such change and (B) the New York UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filing of the Financing Statements.

          We are qualified to practice in the State of New York and do not purport to be experts on any laws other than the laws of the United States and the State of New York. We have made no independent investigation of the laws of any other jurisdiction and, accordingly, this opinion is rendered only with respect to the laws of such jurisdictions.

          This opinion is rendered only to, and is solely for the benefit of, the Administrative Agent, the Syndication Agent and the Lenders. This opinion may not be relied upon by the Administrative Agent, the Syndication Agent or any of the Lenders for any other purpose, or by any other person, firm or corporation for any purpose, in each case without our prior written consent.

                                                     Very truly yours,

                                                                     Exhibit J-2

                        [Letterhead of Morea & Schwartz]



The Chase Manhattan Bank
Chase Securities, Inc.
270 Park Avenue
New York, NY 10017

Credit Lyonnais Cayman Island Branch
1301 Avenue of the Americas
New York, NY 10019

The Lenders under the Credit Agreement

        Re: U.S.I. Holdings Corporation and USI Insurance Services Corp.
            ------------------------------------------------------------

Gentlemen:

     We have acted as special counsel to U.S.I. Holdings Corporation, a Delaware Corporation (the "Borrower") and USI Insurance Services Corp., a Delaware corporation ("USIS"), in connection with the Credit Agreement, dated as of September 17, 1999 (the "Credit Agreement"), among the Borrower, Credit Lyonnais Cayman Island Branch, as Administrative Agent ("CLCIB"), The Chase Manhattan Bank, as Syndication Agent ("Chase") and CLCIB and Chase Securities Inc. ("CSI") as Joint Book Managers and Lead Arrangers (CLCIB, Chase and CSI being referred to collectively herein as the "Banks") providing for, among other things, extensions of credit to be made by the Banks in the form of (i) a $75,000,000 facility for Revolving Credit Loans and (ii) a $125,000,000 Term Loan. This opinion is being furnished to you at the request of the Borrower pursuant to
Section 5.1(m)(iii) of the Credit Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

     In rendering the opinions expressed below, we have participated in the preparation of and reviewed the Loan Documents (including all respective Schedules and Exhibits thereto). We have also reviewed originals or copies of the Certificate of Incorporation and By-laws of USIS, resolutions of the board of directors of USIS, and certificates of public officials concerning the legal existence and good standing of USIS in its jurisdiction of incorporation, and other instruments, documents and records of the Borrower and USIS as we have deemed necessary or appropriate to express the opinions set forth herein. As to all factual matters material to the opinions set forth herein, we have relied upon, and assumed the accuracy of, such certificates, such corporate records and other documents (including certificates of officers of the Borrower and USIS and representations and warranties made in or pursuant to the Loan Documents to which the Borrower and USIS is a party and other instruments and agreements by the Borrower and USIS and others as to matters of fact) with respect to the facts stated therein.

     Throughout this opinion, the term "to our knowledge" means that after considering the actual knowledge of those attorneys in our firm who have given substantive attention to the affairs of the Borrower and USIS, we find no reason to believe that the opinions expressed herein are factually incorrect. In rendering this opinion, we have assumed the following to be true and have conducted no investigation to confirm such assumption or to determine to the contrary: (a) the authenticity of all documents, instruments and certificates submitted to us as originals, (b) the conformity with the original documents of all documents, instruments and certificates submitted to us as certified, conformed or photostatic copies, and (c) the authenticity of the originals from which all copies were made.

     In our examination, we have assumed the genuineness of all signatures (other than those of the officers of USIS), the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transactions only of the Federal laws of the United States, the Delaware General Corporation Law, and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. USIS is a corporation duly organized, validly existing and in good standing, as of the date of the certificate of good standing, under the laws of the State of Delaware.

     2. USIS has (i) the corporate power and authority to execute, deliver and perform the terms and conditions of each of the Loan Documents to which it is a party, (ii) taken all necessary corporate action to authorize the execution and delivery of the Loan Documents to which it is a party and (iii) duly executed and delivered each Loan Document to which it is a party.

     3. Assuming the due authorization, execution and delivery of each of the Loan Documents by each of the other parties thereto, each of the Loan Documents to which USIS is a party is a legal, valid and binding agreement of the USIS, enforceable against USIS in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) considerations of public policy by a court of competent jurisdiction and (iv) applicable fraudulent conveyance laws.

     4. Neither the execution, delivery or performance by USIS of the Loan Documents to which it is a party will (i) contravene any applicable provision of the Delaware General Corporation Law nor any applicable provisions of any law, statute, rule or regulation of any Federal or New York State Governmental Authority or any order, writ, injunction or decree of any Federal or New York State Governmental Authority of which we have knowledge, or (ii) violate any provision of the Certificate of Incorporation or By-laws of USIS.

     5. No notice to, consent or authorization of, approval by, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of any of the Loan Documents.

     6. The execution and delivery of the Loan Documents, the performance by each of the Borrower and USIS of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by each of the Borrower and USIS with the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, will not (i) violate, or constitute a default under, the terms of any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument of which we have knowledge, to which any of the Borrower or USIS is a party or by which the Borrower or USIS is bound, or to which any of their property or assets are subject, except for certain contractual put rights held by certain employees of the Borrower, to the extent that the aggregate amount required to be paid by the Borrower in any one calendar year as a result of the exercise of such put rights exceeds the Permitted Stock Payments for such year, and (ii) will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues, other than the Liens created pursuant to the Loan Documents.

     7. Except as set forth on Schedule 4.6 to the Credit Agreement, to our knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (i) with respect to the Credit Agreement or any other Loan Document or any of the transactions contemplated thereby, or (ii) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     This opinion is rendered only to, and is solely for, the benefit of the addressees hereof. This opinion may not be relied upon by the addresses hereof or by any other purpose, or by any other person, firm or corporation for any other purpose, in each case without our prior written consent.

     This opinion is given to you as of the date hereof, and we assume no obligation to advise either of you of changes that may hereafter be brought to our attention.

                                                  Very truly yours,